Exhibit 99.1

COMBINATION AGREEMENT

BY AND BETWEEN

FUELCELL ENERGY, INC.

AND

GLOBAL THERMOELECTRIC INC.

Dated as of August 4, 2003

COMBINATION AGREEMENT

            THIS COMBINATION AGREEMENT (this "Agreement") is entered into as of August 4, 2003, by and between FUELCELL ENERGY, INC., a Delaware corporation ("FCE") and GLOBAL THERMOELECTRIC INC., an Alberta corporation (the "Company") (capitalized terms not otherwise defined herein shall have the meaning set forth in the Appendix hereto).

RECITALS

            WHEREAS, the Company was previously party to a certain Combination Agreement (the "Quantum Combination Agreement") between Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation ("Quantum"), and the Company, dated as of April 8, 2003, as amended on June 27, 2003, pursuant to which the parties thereto proposed to combine their businesses by Quantum acquiring all of the outstanding Company Common Shares pursuant to a plan of arrangement (such proposed arrangement, the "Quantum Combination");

            WHEREAS, the board of directors of FCE believes that the combination of the business of the Company with FCE's business is in the best interests of the Company's shareholders;

            WHEREAS, the Company's board of directors has determined that the proposed Arrangement is a "Superior Proposal" under the Quantum Combination Agreement and the Company has terminated the Quantum Combination Agreement;

            WHEREAS, the board of directors of FCE deems it advisable and in the best interests of its stockholders to combine its business with the Company's business by FCE acquiring all of the outstanding Company Common Shares pursuant to the Plan of Arrangement;

            WHEREAS, the board of directors of the Company deems it advisable and in the best interests of its common and preferred shareholders to combine its business with FCE by FCE acquiring all of the outstanding Company Common Shares pursuant to the Plan of Arrangement;

            WHEREAS, in furtherance of such combination, the respective boards of directors of FCE and the Company have approved the transactions contemplated by this Agreement, the board of directors of the Company has agreed to submit the Plan of Arrangement and the other transactions contemplated hereby to holders of the Company Common Shares (the "Company Common Shareholders") and the Court of Queen's Bench of Alberta (the "Court") for approval, and the board of directors of FCE has agreed to submit its approval of the transactions contemplated hereby and by the Plan of Arrangement, including the issuance of the shares of FCE Common Stock issuable in connection with the transactions contemplated by this Agreement and the Plan of Arrangement, to its stockholders for approval; and

            WHEREAS, the parties intend that the acquisition of all of the outstanding common shares of the Company hereunder be structured in a manner that is expected to maximize present and future financial and tax benefits to FCE and the Company.

            NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

GENERAL

1.1.      Plan of Arrangement

            (a)        As promptly as practicable after the United States Securities and Exchange Commission (the "SEC") has informed FCE that it has no further comments with respect to or will not review ("SEC Clearance") the preliminary Joint Proxy Statement, the Company will apply to the Court pursuant to Section 193 of the Business Corporations Act (Alberta) (the "ABCA") for an interim order in form and substance reasonably satisfactory to FCE (the "Interim Order") providing for, among other things, the calling and holding of the Company Shareholders Meeting for the purpose of considering and, if deemed advisable, approving the arrangement (the "Arrangement") under Section 193 of the ABCA and pursuant to this Agreement and the Plan of Arrangement substantially in the form of Exhibit A (the "Plan of Arrangement").  If the Company Common Shareholders approve the Arrangement and all necessary approvals of FCE stockholders have been obtained, the Company and FCE will take the necessary steps to submit the Arrangement to the Court and apply for a final order of the Court approving the Arrangement in such fashion as the Court may direct (the "Final Order").  At 12:01 a.m.  (the "Effective Time") on the date (the "Effective Date") shown on the articles of arrangement filed with the Registrar under the ABCA (which articles of arrangement will not be filed with the Registrar under the ABCA during any 15 Business Day cure period referred to in Section 6.1 (b) or (c) hereof) giving effect to the Arrangement and other transactions set out in Section 2.1 of the Plan of Arrangement, the Arrangement and such other transactions shall occur and shall be deemed to occur in the order set out therein without any further act or formality.

1.2.      Exchange Ratio

            (a)        As used herein, the term "Exchange Ratio" means, in respect of FCE Common Stock and Exchangeable Shares (and the Ancillary Rights), as the case may be, to be delivered upon the transfer of Company Common Shares (but excluding the Company Series 2 Preferred Shares) to FCE pursuant to Section 2.1 of the Plan of Arrangement, a ratio of the number of shares of FCE Common Stock or Exchangeable Shares (and the Ancillary Rights), as the case may be, per Company Common Share.  The Exchange Ratio shall be determined as follows:

Exchange Ratio	=	$2.72
FCE Stock Price

            (b)        The Exchange Ratio as so determined in each case shall be rounded to three decimal places (rounding up if the fourth decimal is five or more and otherwise rounding down).  The "FCE Stock Price" shall mean the Daily Volume Weighted Average Price of the FCE Common Stock over the Measurement Period; provided, however, that if the Daily Volume Weighted Average Price of the FCE Common Stock over the Measurement Period is less than $7.96, then the FCE Stock Price shall be $7.96, and if Daily Volume Weighted Average Price of the FCE Common Stock over the Measurement Period is greater than $9.74, then the FCE Stock Price shall be $9.74.  "Daily Volume Weighted Average Price" shall mean the daily volume weighted average price based on trading on the Nasdaq National Market between 9:30 a.m. and 4:00 p.m.  Eastern Time as reported by Bloomberg Financial L.P.  FCE Stock Price as so determined shall be rounded to three decimal places (rounding up if the fourth decimal is five or more and otherwise rounding down).

            (c)        The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into FCE Common Stock or Company Common Shares), merger, reorganization, recapitalization or other like change with respect to FCE Common Stock or Company Common Shares occurring after the date hereof and prior to the Effective Time.

1.3.      Dissenting Shares

            Holders of Company Common Shares may exercise rights of dissent with respect to such shares in connection with the Arrangement pursuant to and in the manner set forth in Section 191 of the ABCA, as modified by Section 3.1 of the Plan of Arrangement and the Interim Order (such holders referred to as "Dissenters" or as "Dissenting Shareholders" when referring exclusively to Company Common Shareholders).  The Company shall give FCE (a) prompt notice of any written demands for a right of dissent, withdrawals of such demands, and any other instruments served pursuant to the ABCA and received by the Company and (b) the opportunity to participate in all negotiations and proceedings with respect to such rights.  Without the prior written consent of FCE, except as required by applicable law, the Company shall not make any payment with respect to any such rights or offer to settle or settle any such rights.

1.4.      Other Effects of the Arrangement

            At the Effective Time each Company Common Share outstanding immediately prior to the Effective Time will be exchanged as provided in the Plan of Arrangement and the Arrangement will, from and after the Effective Time, have all of the effects provided by applicable law, including the ABCA.

1.5.      Joint Proxy Statement; Registration Statements

            (a)        As promptly as practicable after execution of this Agreement, FCE and the Company shall prepare and FCE shall file with the SEC a preliminary joint management information circular and proxy statement, and one or more supplements for the Company and FCE respectively (the "Joint Proxy Statement"), together with any other documents required by the United States Securities Act of 1933, as amended (the "Securities Act"), or the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the Arrangement and the other transactions contemplated hereby.  The Joint Proxy Statement shall constitute (i) the management information circular of the Company with respect to the special meeting of the Company Common Shareholders to consider and, if deemed advisable, to pass a special resolution approving the Arrangement and the approval of certain matters in connection therewith (the "Company Shareholders Meeting") and (ii) the proxy statement of FCE with respect to the meeting of stockholders of FCE with respect to the matters set forth in Section 7.1(b) in connection with the transactions contemplated by this Agreement and the Plan of Arrangement (the "FCE Stockholders Meeting").  As promptly as practicable after FCE receives SEC Clearance with respect to the preliminary Joint Proxy Statement, FCE and the Company shall cause the Joint Proxy Statement to be mailed to each company's respective securityholders entitled to vote.

            (b)        Each party shall promptly furnish to the other party all information concerning such party and its securityholders as may be reasonably required in connection with any action contemplated by this Section 1.5, including any information requested by the SEC to be included in the Joint Proxy Statement.  The Joint Proxy Statement shall comply in all material respects with all applicable requirements of law.  Each of FCE and the Company will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Joint Proxy Statement or for additional information, and will supply the other with copies of all correspondence with the SEC with respect to the Joint Proxy Statement.  Whenever any event occurs which should be set forth in an amendment or supplement to the Joint Proxy Statement, FCE or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC, and/or mailing to securityholders entitled to vote of FCE and the Company, as the case may be, such amendment or supplement.

            (c)        FCE shall: (i) file, as promptly as practicable after the execution of this Agreement, a registration statement on Form S-3 (or other applicable form) (the "Primary Registration Statement") in order to register under the Securities Act the shares of FCE Common Stock issuable from time to time after the Effective Time upon exchange of the Exchangeable Shares or upon conversion of the Company Series 2 Preferred Shares and shall use its commercially reasonable efforts to cause the Primary Registration Statement to become effective and to maintain the effectiveness of such registration until the date on which no Exchangeable Shares or Company Series 2 Preferred Shares remain outstanding (other than those Exchangeable Shares held by FCE or any of its Affiliates); and (ii) use commercially reasonable efforts to file, as promptly as practicable after the execution of this Agreement, a registration statement on Form S-3 (or other applicable form) (the "Resale Registration Statement") in order to register for resale any shares of FCE Common Stock issued pursuant to the Arrangement to any holder of Company Common Shares (excluding officers or directors of the Company in their individual capacity) who is an Affiliate of the Company immediately prior to the Effective Time (such determination shall be made (A) by FCE in its reasonable judgment or (B) pursuant to an opinion of counsel to any such holder reasonably acceptable to FCE), and FCE shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective and to maintain the effectiveness of the Resale Registration Statement for so long as any shares of such holders are subject to the resale restrictions of Rule 145 under the Securities Act.

            (d)        FCE's obligations to include shares of FCE Common Stock issuable upon conversion of the Company Series 2 Preferred Shares in the Primary Registration Statement and to file the Resale Registration Statement pursuant to this Section 1.5 shall be subject to the condition that each holder of Company Series 2 Preferred Shares and each holder of securities to be included in the Resale Registration Statement shall cooperate with FCE in all respects in connection with the preparation and filing of such registration statements, including (i) timely supplying all information reasonably requested by FCE (which shall include all information regarding such holder and the proposed manner of sale of the FCE Common Stock required to be disclosed in any such registration statement), (ii) executing and returning all documents reasonably requested by FCE in connection with the registration and sale of the shares subject to such registration statement, and (iii) promptly furnishing such additional information as may be requested by the Commission or as required to be disclosed in order to make the information furnished to FCE by such holder not materially misleading.

            (e)        As promptly as practicable after the execution of this Agreement, FCE shall file a registration statement on Form S-8 (the "S-8 Registration Statement" and, collectively with the Primary Registration Statement and the Resale Registration Statement, the "Registration Statements") with the SEC to register the FCE Common Stock to be issued from time to time after the Effective Time upon exercise of Company Options assumed by FCE pursuant to the terms of this Agreement.  FCE will use its reasonable best efforts to maintain the effectiveness of the S-8 Registration Statement for so long as any Company Options remain outstanding or, in each case, until such earlier time as FCE determines to be sufficient on the written advice of its outside counsel.

            (f)         FCE and the Company shall take any action required to be taken under any applicable provincial or state securities laws (including "blue sky" laws) in connection with the issuance of the FCE Common Stock and the Arrangement; provided, however, that with respect to the blue sky and Canadian provincial qualifications, neither FCE nor the Company shall be required to register or qualify as a foreign corporation or reporting issuer where any such entity is not now so registered or qualified except as to matters and transactions arising solely from the offer and sale of the FCE Common Stock or the issuance of the Exchangeable Shares.

1.6.      Support Agreement, Voting and Exchange Trust Agreement

            On the Effective Date and subject to satisfaction or waiver of the conditions herein contained in favour of each party, FCE shall, and shall cause ExchangeCo to, execute and deliver the Support Agreement and the Voting and Exchange Trust Agreement; and FCE shall create and issue to the Trustee the Special Voting Share.

1.7.      Material Adverse Effect; Material Adverse Change

            (a)        In this Agreement, the term "Material Adverse Effect" used with respect to any party means any change, effect, violation, inaccuracy, circumstance, event or occurrence that is, or would reasonably be expected to be, material and adverse to the business, assets, liabilities, financial condition, results of operations or prospects of such party and its subsidiaries taken as a whole.

            (b)        In this Agreement, the term "Material Adverse Change", when used in connection with FCE or the Company, means any change, effect, violation, inaccuracy, circumstance, event or occurrence that is, or would reasonably be expected to be, material and adverse to the business, assets, liabilities, financial condition, results of operations or prospects of such party and its subsidiaries taken as a whole, other than any change, effect, violation, inaccuracy, circumstance, event or occurrence (i) relating to the Canadian or United States economy or securities markets in general, (ii) relating to any change in the trading price of the FCE Common Stock or Company Common Shares, respectively, that arises from the announcement of execution of this Agreement, or (iii) relating to any change in the trading price of the FCE Common Stock or Company Common Shares, respectively, unrelated to any change, effect, violation, inaccuracy, circumstance, event or occurrence that is, or would reasonably be expected to be, material and adverse to the business, assets, liabilities, financial condition, results of operations or prospects of FCE or the Company, as the case may be, and its subsidiaries taken as a whole.

1.8.      Knowledge

            In this Agreement, the phrase "to the knowledge of" means the actual knowledge of any of the executive officers of the Company or FCE, as the case may be, after reasonable inquiry, except where otherwise indicated, and such executive officers shall have made such inquiry as is reasonable in the circumstances.

1.9.      Currency

            Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean United States dollars.

1.10.    ExchangeCo

            (a)        On or prior to the Effective Date, FCE shall incorporate a new corporation under the ABCA ("ExchangeCo") and shall include the following provisions in its articles of incorporation:

(i)         a class of exchangeable shares (the "Exchangeable Shares"), unlimited in number and having the terms and conditions set forth in Exhibit E; and

(ii)        the other provisions set forth in Exhibit E.

(b)        FCE shall cause ExchangeCo to complete the transactions contemplated herein.

1.11.    Appendix and Exhibits

            The following Appendix and Exhibits attached hereto are incorporated herein by reference:

(a)        Appendix-Defined Terms;

(b)        Exhibit A-Plan of Arrangement;

(c)        Exhibit B-Company Affiliates Agreement;

(d)        Exhibit C-Support Agreement;

(e)        Exhibit D - Voting and Exchange Trust Agreement; and

(f)         Exhibits E-1 and E-2 - Share Capital and Other Provisions to be included in the Articles of Incorporation of ExchangeCo.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            Except as otherwise fully and fairly disclosed and set forth in a corresponding paragraph of the Company Disclosure Letter, the Company hereby represents and warrants to, and agrees with, FCE that:

2.1.      Organization and Standing

(a)        Each of the Company and its subsidiaries has been duly organized or formed under all applicable Laws, is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate or other legal power, authority and capacity to own, lease and operate its properties and conduct its businesses as currently conducted.  All of the outstanding shares of capital stock and other ownership interests of the Company and its subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and all such shares and other ownership interests of the Company's subsidiaries are owned directly or indirectly by the Company, free and clear of all material liens, claims or encumbrances and there are no outstanding options, rights, entitlements, understandings or commitments (pre-emptive, contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of its subsidiaries.  The Company and each of its subsidiaries is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect.  The Company has disclosed in the Company Disclosure Letter the names and jurisdictions of incorporation of each of its subsidiaries.

(b)        The Company does not have any subsidiaries which are material in relation to the business and financial condition of the Company on a consolidated basis; for the purposes hereof, a subsidiary and its subsidiaries shall be considered material in relation to the Company if: (i) the investments in and advances to the subsidiary and its subsidiaries by the Company and its other subsidiaries exceed five percent of the total assets of the Company and its subsidiaries on a consolidated basis at December 31, 2002; or (ii) the equity of the Company and its other subsidiaries in the income from continuing operations before income taxes and extraordinary items of the subsidiary and its subsidiaries exceeds five percent of such income of the Company and its subsidiaries on a consolidated basis for the Company's fiscal year ended December 31, 2002.

(c)        The Company does not have any ownership interest in any other Person, which interest is material in relation to the consolidated financial position of the Company.

(d)        The Company has delivered or made available to FCE a true and correct copy of its charter documents and similar governing instruments of each of its subsidiaries, each as amended as of the date hereof, and each such instrument is in full force and effect.  Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its charter documents or equivalent governing instruments.

2.2.      Capitalization

(a)        The authorized capital of the Company consists of an unlimited number of preferred shares issuable in series and an unlimited number of Common Shares (the "Company Common Shares").  As of August 1, 2003, there were 1,000,000 shares of Cumulative Redeemable Convertible Preferred Shares, Series 2 (the "Company Series 2 Preferred Shares" and, together with the Company Common Shares, being collectively referred to herein as the "Company Securities") issued and outstanding and 29,200,850 Company Common Shares issued and outstanding.  As of August 1, 2003, 2,176,500 Company Common Shares were reserved for issuance upon the exercise of stock options (the "Company Options") under the Company's Amended Incentive Stock Option Plan (the "Company Incentive Plan") and for the future grant of Company Options under the Company Incentive Plan.  As of August 1, 2003, 1,308,225 of the Company Options are outstanding, of which 503,700 have vested and are exercisable in accordance with their terms and 804,525 remain unvested.  Except as described in this Section 2.2, there are no options, warrants, conversion privileges, rights plans or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating the Company or any of its subsidiaries to issue or sell any securities of the Company or any of its subsidiaries or obligations of any kind convertible into or exchangeable for any securities of the Company, any of its subsidiaries or any other Person, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of the Company or any of its subsidiaries.  All outstanding Company Securities have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights.  There are no outstanding bonds, debentures or other evidences of indebtedness of the Company or any of its subsidiaries having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of Company Securities on any matter.  There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or with respect to the voting or disposition of any outstanding securities of any of its subsidiaries.  No holder of securities issued by the Company or any of its subsidiaries has any right to compel the Company to register or otherwise qualify such securities for public sale in Canada or the United States.

(b)        The Company's Series 1 10% Cumulative Redeemable Convertible Preferred Shares (the "Company Series 1 Preferred Shares") were redeemed or converted by the Company in July 1999.  There are no Company Series 1 Preferred Shares issued and outstanding.

2.3.      Agreement Authorized and its Effect on Other Obligations

(a)        The Company has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement have been duly authorized by its board of directors, and no other corporate proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby other than, with respect to the completion of the Arrangement, the approval of at least two-thirds of the votes cast by the holders of the Company Common Shares present, in person or by proxy, at the Company Shareholders Meeting.

(b)        This Agreement has been duly executed and delivered by the Company and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors' rights generally, and to general principles of equity.

(c)        The Company's board of directors has: (i) determined in its good faith judgment that the proposed Arrangement is a "Superior Proposal" under the Quantum Combination Agreement; (ii) concluded in good faith (after considering applicable law and receiving the advice of outside counsel) that proceeding with the proposed Arrangement is reasonably necessary for the  board of directors to act in a manner consistent with fiduciary duties under applicable law;  (iii) determined unanimously that the Arrangement is fair to the holders of Company Common Shares and is in the best interests of the Company; (iv) received an opinion from Citigroup Global Markets Inc.  (and has been advised that they will receive a written opinion) that the Exchange Ratio is fair from a financial point of view to the holders of the Company Common Shares; (v) determined to recommend that the Company Common Shareholders vote in favour of the Arrangement and the transactions contemplated hereby; and (vi) has advised the Company and FCE that the members of the Company's board of directors will vote the Company Common Shares held by them in favour of the Agreement, the Arrangement, and the transactions contemplated hereby and the Company will so represent in the Joint Proxy Statement, subject to Section 7.1(b).

(d)        The approval of this Agreement by the Company, the execution and delivery by the Company of this Agreement, and the performance by it of its obligations hereunder and the completion by it of the Arrangement and the transactions contemplated thereby, will not:

(i)         result in a violation or breach of, require any consent to be obtained under or give rise to any material termination rights or material payment obligation under any provision of:

(A)       its, or any of its subsidiaries' certificate of incorporation, articles, bylaws or other charter documents;

(B)       subject to obtaining the Appropriate Regulatory Approvals relating to the Company, any Laws, regulation, order, judgment or decree, applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective properties is bound;

(C)       any Material Contract or material licence, franchise or permit to which the Company, or any of its subsidiaries, is a party or by which it is bound; or

(D)       the provisions of any of the Company Property Permitted Encumbrances;

(ii)        give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available;

(iii)       result in the imposition of any Encumbrance upon any of the Company's or any of its subsidiaries' assets, or restrict, hinder, impair or limit the ability of the Company to carry on the business of the Company as and where it is now being carried on, except as would not, individually or in the aggregate, have a Material Adverse Effect; or

(iv)       result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of the Company or any of its subsidiaries or increase any benefits otherwise payable under the Company Incentive Plan or any Company Employee Plan or result in the acceleration of time of payment or vesting of any such benefits.

(e)        There are no anti-takeover statutes or regulations of any Governmental Entity that are applicable to the Company in connection with the transactions contemplated herein.

2.4.      Governmental and Third Party Consents

(a)        No consent, approval, order or authorization of, or registration, declaration or filing with or notice to, any Governmental Entity or other Person is required to be obtained by the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement by the Company or the consummation by the Company of the transactions contemplated hereby or thereby, other than: (i) the filing with the Commissions and the Court and the mailing to the securityholders of the Company of the Joint Proxy Statement relating to the Company Shareholders Meeting; (ii) any approvals and notices required by the Interim Order; (iii) the Final Order; (iv) such filings, authorizations, decisions, orders and approvals as may be required under state "control share acquisition," "anti-takeover" or other similar statutes, any other applicable federal, provincial or state securities laws and the rules of the TSX; (v) such filings and notifications as may be necessary under the HSR Act; (vi) such notices and filings as may be necessary under the Investment Canada Act and under the Competition Act (Canada); and (vii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent the Company from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect.

(b)        Other than as contemplated by Section 2.4(a), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of the Company's Material Contracts or leases or for the Company to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect.

(c)        The Company and its subsidiaries possesses such consents, licences, certificates, authorizations, approvals, franchises, permits or other rights as are currently necessary to conduct the business now operated by it, except where the failure to possess such consents, licences, certificates, authorizations, approvals, franchises, or permits would not have a Material Adverse Effect.

2.5.      No Defaults

Neither the Company nor any of its subsidiaries is in default under and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under any contract, agreement, licence or franchise to which it is a party which would, if terminated due to such default, cause a Material Adverse Effect.

2.6.      Intellectual Property

(a)        The Company Disclosure Letter lists all Registered Intellectual Property Rights that are owned by, filed in the name of, or applied for by the Company or its subsidiaries, specifying as to each the nature or title of such right, any jurisdiction that has issued a registration with respect thereto or in which an application for such registration is pending, and any applicable registration or application number.  All such Registered Intellectual Property Rights are valid and in full force and were prosecuted in good faith.  All necessary registration, maintenance and renewal fees in connection with each item of such Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States, Canada or other jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights.

(b)        The Company Disclosure Letter sets forth an accurate and complete list of all licences, sublicences and other agreements to which the Company or any of its subsidiaries is a party or is otherwise bound and pursuant to which any Person other than the Company or any of its subsidiaries is authorized to use any material Company Intellectual Property Rights or Company Technology and a true and correct copy of each such agreement has been delivered or made available to FCE.

(c)        Section 2.6(c)(i) of the Company Disclosure Letter sets forth an accurate and complete list of all material licences, sublicences, and other agreements to which the Company or any of its subsidiaries is a party or is otherwise bound and pursuant to which the Company and any of its subsidiaries is authorized to use any Intellectual Property Right or Technology that is held by any Person other than the Company or any of its subsidiaries and a true and correct copy of each such agreement has been delivered or made available to FCE, other than end-user licences granted to the Company or any of its subsidiaries relating to "off the shelf" personal computer software that is generally available from Persons that are unaffiliated with the Company or any of its subsidiaries.  Section 2.6(c)(ii) of the Company Disclosure Letter sets forth an accurate and complete list of all material licences granted to the Company or any of its subsidiaries relating to "off the shelf" personal computer software that is generally available from Persons that are unaffiliated with the Company or any of its subsidiaries and that is incorporated into any product marketed, sold, or licensed by, or used in the provision of any service provided by the Company or any subsidiary of the Company.

(d)        The Company and its subsidiaries either exclusively own or have the valid right to use all Company Intellectual Property Rights and all Third Party Intellectual Property Rights used by the Company or any subsidiary of the Company (and no third party, including any past or present employee or contractor of the Company or any Governmental Entity, owns or has any ownership interest in any Company Intellectual Property Rights that are not Third Party Intellectual Property Rights of the Company).  Upon Closing, all Company Intellectual Property Rights and all Third Party Intellectual Property Rights used by the Company or any subsidiary of the Company will be immediately available for use on terms and conditions substantially identical to those under which the Company and any subsidiaries of the Company presently uses or reasonably contemplates using such rights, without any affirmative act by FCE or any other Person.

(e)        To the knowledge of the Company, there are (and upon Closing, will be) no royalties, honoraria, fees, or other payments payable by the Company, any subsidiary of the Company, or FCE to any Person by reason of the ownership, use, licence, sale or disposition of any Company Intellectual Property Rights or Company Technology.

(f)         To the knowledge of the Company, neither the Company Intellectual Property Rights nor the conduct of the Company business as presently conducted or reasonably currently contemplated to be conducted uses or discloses in an unauthorized manner, infringes, or constitutes a misappropriation of any Intellectual Property Right of any Person.  Neither the Company nor any of its subsidiaries: (i) has any knowledge that any Company Intellectual Property Right is the subject of any interference, reexamination, cancellation, or opposition proceeding, or any currently pending or threatened suit, action, or proceeding arising out of an alleged right of any Person with respect to any Intellectual Property Right; (ii) has received any oral, written, or other communication that the Company or any subsidiary of the Company is using or disclosing in an unauthorized manner, infringing, or misappropriating the alleged right of any Person with respect to any Intellectual Property Right; or (iii) has any knowledge that any of the Company Intellectual Property Rights is being used or disclosed in an unauthorized manner, infringed or misappropriated by any Person.

(g)        None of the Company Intellectual Property Rights are subject to any Proceeding that restricts in any manner the use, transfer or licensing thereof by the Company or that may affect the validity, use or enforceability of the Company Intellectual Property Rights; provided that nothing herein applies to the prosecution (except for any interference or opposition proceeding) of any Company Intellectual Property Rights in the U.S.  Patent and Trademark Office or any other government patent or trademark office.

(h)        To the knowledge of the Company, no party to any licence, sublicence, or agreement listed in the Company Disclosure Letter is (or upon Closing, will be) in material breach or default and no event has occurred (or, upon Closing, will occur) which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder.

(i)         The Company and its subsidiaries have maintained and continue to maintain a system to safeguard and maintain the secrecy and confidentiality of and its proprietary rights in all of the material Company Intellectual Property Rights not otherwise protected by patents, patent applications, or copyright or trademark law.  Without limitation on the generality of the foregoing, to the knowledge of the Company, (i) any disclosures to third parties of trade secrets that are material to the operation of the Company business have been pursuant to executed written confidentiality agreements substantially similar in effect to those included in the forms set forth in the Company Disclosure Letter, (ii) the Company has obtained confidentiality and inventions assignment agreements, in one or more forms, that have protections and conditions substantially similar in effect to those included in the forms set forth in the Company Disclosure Letter, from all of the past and present employees and independent contractors of the Company and subsidiaries of the Company involved in the creation or development of the Company Intellectual Property Rights and Company Technology that are material to the operation of the Company business, (iii) there has been no material breach or violation of any secrecy or confidentiality commitments of any person in respect of any material confidential information of the Company or its subsidiaries, and (iv) the measures taken by the Company and its subsidiaries to protect the proprietary and non-public aspects of the thermo-electric generator and solid oxide fuel cell technology are reasonably designed to adequately prevent third parties from using any such aspects of such technology without the approval of the Company.  No Person who has performed services related to the Company business has (or upon Closing, will have) any right, title or interest in any Company Intellectual Property Rights that are material to the operation of the Company business.

(j)         The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not (i) breach, violate, or conflict with any agreement governing any Company Intellectual Property Rights, (ii) cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company Intellectual Property Rights, or in any way impair the right of FCE to use or bring any action for the unauthorized use or disclosure, infringement, or misappropriation of any Company Intellectual Property Right, (iii) result in FCE granting to any third party any right to, or with respect to, any Intellectual Property Right owned by, or licensed to, FCE, (iv) result in FCE being bound by, or subject to, any non-competition or other restriction on the operation or scope of its businesses, or (v) result in FCE being obligated to pay any royalties or other fees of any kind to any third party.  The Company and its subsidiaries have not entered into any agreements granting any exclusive right to any material Company Intellectual Property Right.

(k)        For purposes of this Section 2.6, "use" includes, without limitation, make, have made, reproduce, display or perform, publicly or otherwise, prepare derivative works based upon, offer for sale, sell, distribute, import, disclose, licence, sublicence, dispose of and otherwise exploit.

2.7.      Securities Reports

(a)        The Company has furnished or made available to FCE true and complete copies of each statement, form, schedule, report, prospectus, proxy statement, or other documents filed with, or furnished to, the Commissions or posted on SEDAR since December 31, 1999, and, prior to the Effective Time, the Company will have furnished FCE with true and complete copies of any additional documents filed with the Commissions or posted on SEDAR by the Company prior to the Effective Time (such forms, reports, schedules, prospectuses, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the "Company Documents").  The Company has furnished to FCE true and complete copies of all written correspondence between the Company and any securities regulatory bodies including the TSX.

(b)        The Company has made available to FCE all exhibits to the Company Documents filed prior to the date hereof, and will promptly make available to FCE all exhibits to any additional Company Documents filed prior to the Effective Time.  All documents required to be filed as exhibits to the Company Documents have been so filed, and all Material Contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither the Company nor any of its subsidiaries is in default thereunder.

(c)        The Company Documents include all forms, reports, schedules, prospectuses, statements or other documents required to be filed by it with the Commissions since December 31, 1999.  The Company has timely filed all Company Documents required to be filed by it with the Commissions since December 31, 1999.  The Company Documents did not, at the time they were filed, or, if amended or updated, as of the date of such amendment or update, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently-filed Company Document.  None of the Company's subsidiaries is required to file any forms, reports, schedules, prospectuses, statements or other documents with the Commissions.  The Company Documents, at the time filed complied in all material respects with the requirements of applicable securities Laws.

(d)        The Company has not filed any confidential material change report with the Commissions or any other securities authority or regulator or any stock exchange or other self-regulatory authority which at the date hereof remains confidential.

(e)        The Company has publicly disclosed in the Company Documents any information regarding any event, circumstance or action taken or failed to be taken by the Company or its subsidiaries which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

2.8.      Financial Statements

(a)        The Company Financial Statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of applicable Governmental Entities and the Commissions with respect thereto as of their respective dates, and have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or in the case of unaudited statements included in quarterly reports to shareholders).  The Company Financial Statements present fairly the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and the absence of notes thereto) and reflect appropriate and adequate reserves in respect of all liabilities, including contingent liabilities, if any, of the Company and its subsidiaries on a consolidated basis.  There has been no change in the Company's accounting policies, except as described in the notes to the Company Financial Statements, since December 31, 2002.

(b)        The  Company has heretofore made available to FCE the consolidated balance sheet of the Company and its consolidated subsidiaries at December 31, 2002 (the "Company Balance Sheet"), as well as the consolidated statements of operations of the Company and its consolidated subsidiaries for the period ended December 31, 2002 (the "Company Statement of Operations") and the consolidated statements of cash flows of the Company and its consolidated subsidiaries for the period ended December 31, 2002 (the "Company Statement of Cash Flows" and, together with the Company Balance Sheet and the Company Statement of Operations, in each case including the notes thereto, being collectively referred to herein as the "Company Financial Statements").  Except as set forth in the Company Financial Statements, neither the Company nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since December 31, 2002 and that would not have a Material Adverse Effect.

2.9.      Absence of Certain Changes and Events

Since December 31, 2002, the Company has conducted its business in the ordinary and regular course consistent with past practice and there has not occurred:

(a)        Any Material Adverse Change with respect to the Company;

(b)        Any acquisition, sale or transfer of any material asset of the Company or any of its subsidiaries other than in the ordinary course of business and consistent with past practice;

(c)        Any change in accounting methods or practices (including any change in depreciation or amortization policies or rates, or capitalized software policies) by the Company or any revaluation by the Company of any of its or any of its subsidiaries' assets;

(d)        Any declaration, setting aside, or payment of a dividend or other distribution with respect to the Company Securities, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its shares of capital stock;

(e)        Any Material Contract entered into by the Company or any of its subsidiaries, or any material amendment or termination of, or default under, any Material Contract to which the Company or any of its subsidiaries is a party or by which it is bound;

(f)         Any change in the capital stock or in the number of shares or classes of the Company's authorized or outstanding capital stock as described in Section 2.2 (other than as a result of exercises of Company Options);

(g)        Any agreement by the Company or any of its subsidiaries to do any of the things described in the preceding clauses (a) through (f) (other than negotiations with FCE and its representatives regarding the transactions contemplated by this Agreement and negotiations with Quantum and its representatives with respect to the Quantum Combination); or

(h)        Any agreement or arrangement to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made.

2.10.    Material Contracts

None of the Company, its subsidiaries, nor, to the knowledge of the Company, any of the other parties thereto is in default or breach of, in any material respect, nor has the Company or its subsidiaries received any notice of material default or termination under, any Material Contract and, to the knowledge of the Company, there exists no state of facts which after notice or lapse of time or both would constitute such a material default or breach.  None of the Company or its subsidiaries is a party to any Material Contract except for those Material Contracts set forth on the Company Disclosure Letter.  True and complete copies of all of the Company's Material Contracts, or where such Contracts are oral, true and complete written summaries of the terms thereof, have been furnished to or made available to FCE.

2.11.    Customers and Suppliers

Since the period ended in the Company Balance Sheet, there has been no termination or cancellation of, and no material modification or change in, the business relationship with any customer or group of customers which singly or in the aggregate provided more than 10% of the consolidated gross revenues of the Company and its subsidiaries for the period ended on the Company Balance Sheet.  The Company has no reason to believe that the benefits of any relationship with any of the customers or suppliers of the Company or its subsidiaries will not continue on the terms identified in the agreements establishing such relationships after the Effective Date in substantially the same manner as prior to the date hereof, assuming the completion on the Effective Date of the Arrangement.  The Company has furnished or made available to FCE the Company's standard form product warranty provided to customers and, except as set forth in the Company Disclosure Letter, no such product warranty relating to a Contract for the sale of goods or services worth more than $500,000 differs from the standard form in any material respect.

2.12.    Insurance

The Company and its subsidiaries are insured by insurers, reasonably believed by the Company to be of recognized financial responsibility and solvency, against such losses and risks and in such amounts as are customary in the businesses in which the Company and its subsidiaries are engaged.  The Company has furnished or made available to FCE accurate particulars of the policies of insurance maintained by the Company and its subsidiaries as of the date hereof, including the name of the insurer, the risks insured against and the amount of coverage, and all such policies will continue in effect without alteration or loss in coverage in connection with the consummation of the Arrangement.  All such policies are in full force and effect.  None of the Company or its subsidiaries or, to the knowledge of the Company, any of the other parties thereto, is in default or breach of, whether as to the payment of premiums or otherwise, nor has the Company or its subsidiaries received any notice of material default or termination under, any such policy and, to the knowledge of the Company, there exists no state of facts which after notice or lapse of time or both would constitute such a material default or breach.  There is no reason to believe that any of the existing insurance policies of the Company and its subsidiaries will not be renewed by the insurer upon the scheduled termination date of the policy or will be renewed by the insurer only on the basis that there will be a material increase in the premiums payable in respect of the policy.  True and complete copies of all the existing insurance policies of the Company and its subsidiaries have been provided to FCE.

2.13.    Books and Records

(a)        The books, records and accounts of the Company and its subsidiaries, in all material respects:

(i)         have been maintained in accordance with good business practices on a basis consistent with prior years;

(ii)        are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of the Company and its subsidiaries; and

(iii)       accurately and fairly reflect the basis for the Company Financial Statements.

(b)        The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that:

(i)         transactions are executed in accordance with management's general or specific authorization; and

(ii)        transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets.

(c)        The Company maintains a system of disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in its reports or other documents filed with or furnished to the Commissions is recorded, processed, summarized and reported within the time periods required by the Commissions' rules and forms, including, without limitation, controls and procedures designed to ensure that such information is accumulated and communicated to the Company's senior management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

2.14.    Litigation; Investigations

            There is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against or relating to the Company or any of its subsidiaries or affecting any of their properties, licences or assets before any court or Governmental Entity or regulatory authority or body that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or prevent or delay consummation of the transactions contemplated by this Agreement or the Arrangement, nor is the Company aware of any basis for any such claim, action, proceeding or investigation.  Neither the Company nor any of its subsidiaries, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect, that involves or may involve, or restricts or may restrict, or requires or may require, the expenditure of a material amount of money as a condition to or a necessity for the right or ability of the Company or any of its material subsidiaries, as the case may be, to conduct its business in any manner in which it has been carried on prior to the date hereof, or prevent or delay consummation of the transactions contemplated by this Agreement or the Arrangement.

2.15.    Environmental Matters

(a)        There are no environmental conditions or circumstances, such as the presence or Release of any Hazardous Substance, existing on, at, under, to or from any property presently or previously owned, operated or leased by the Company or any of its subsidiaries.

(b)        The Company and its subsidiaries have in full force and effect all material environmental permits, licences, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder, and, to the knowledge of the Company, each of such environmental permits, licences, approvals and other authorizations shall continue in full force and effect on and after the Closing.

(c)        The Company's and its subsidiaries' operations and the ownership, operation or use of their assets are currently, and have at all times been, in compliance with all applicable United States, Canadian federal, state, provincial or local law (including common law), statute, ordinance, rule, regulation, code, policy, licence, permit, consent, approval, judgment, notice, order, administrative order or decision, decree or injunction requirement pertaining to (i) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (ii) the environment, including natural resources or any activity which affects the environment or (iii) the generation, treatment, manufacturing, use, storage, handling, recycling, presence, release, disposal, transportation or shipment of any Hazardous Substance (collectively the "Applicable Environmental Laws").

(d)        Neither the Company nor its subsidiaries have arranged for any other Person to handle or Release any Hazardous Substance at, on, under, from or to any other location, except in each case (i) in full compliance with Applicable Environmental Laws, (ii) in a manner that would not reasonably be expected to give rise to any liability under any Applicable Environmental Law and (iii) at a location that is (x) fully permitted for such Handling and Release and (y) is not subject to any investigation or cleanup under any Applicable Environmental Laws.

(e)        No written notice has been served on the Company or any of its subsidiaries from any Governmental Entity or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws.

(f)         The Company does not know of any reason that would preclude it from renewing or obtaining a reissuance of the material permits, licences or other authorizations required pursuant to any Applicable Environmental Laws to own, operate or use any of the Company's or any of its subsidiaries' assets for their current purposes and uses.

(g)        The Company has provided FCE with complete and correct copies of all studies, reports, surveys, assessments (including all environmental site assessments), audits, correspondence, investigations, analysis, laboratory data, tests, soil and groundwater sampling results and other documents (whether in hard copy or electronic form) in the Company's or the Company's counsel's or the Company's consultant's possession or control (excluding documents which are subject to solicitor-client privilege, the nature of which documents are described in the Company Disclosure Letter) or to which the Company has access relating to the presence or alleged presence of Hazardous Substances at, on or affecting any real property currently or formerly owned, leased or operated by the Company or its subsidiaries, or regarding the Company's compliance with any Applicable Environmental Law.

(h)        No environmental circumstance or condition exists, including the presence or Release of any Hazardous Substance at, on, under, from or to any property currently or previously owned, operated or leased by the Company or its subsidiaries which could reasonably be expected to result in loss or liability under Applicable Environmental Laws (including losses, liabilities or other claims for or associated with remedial investigations or cleanup obligations) greater than $1.5 (Cdn.) million.

2.16.    Title to Properties

Except for goods and other property sold, used or otherwise disposed of since December 31, 2002 in the ordinary course of business for fair value, the Company has good, defensible, and marketable title to all its properties, including real property owned or leased, interests in properties and assets, real and personal (the "Company Property"), reflected in the Company Financial Statements, free and clear of any Encumbrance, except: (a) Encumbrances reflected in the Company Balance Sheet, all of which Encumbrances are in good standing; (b) liens for current taxes not yet due and payable; and (c) such imperfections of title, easements and Encumbrances as would not have a Material Adverse Effect (the "Company Property Permitted Encumbrances") and the Company is the sole legal and beneficial owner of the Company Property.  All leases pursuant to which the Company or any of its subsidiaries leases (whether as lessee or lessor) any real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by the tenants under such leases, or by the Company or any of its subsidiaries which, individually or in the aggregate, would have a Material Adverse Effect and in respect to which the Company or any of its subsidiaries has not taken adequate steps to prevent a default from occurring.  The buildings and premises of the Company and each of its subsidiaries that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear.  All major items of operating equipment of the Company and its subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations.

2.17.    Zoning and Other Matters Relating To Real Property

(a)        The buildings and other structures located on the Company Property and the operation and maintenance thereof, as now operated and maintained, comply in all material respects with all applicable Laws, municipal or otherwise; none of such buildings or other structures encroaches upon any land not owned or leased by the Company or its subsidiaries; and there are no restrictive covenants, municipal by-laws or other Laws which in any way restrict or prohibit the use of the Company Property or such buildings or structures for the purposes for which they are presently being used.

(b)        The Company is not aware of any plans, studies, notices of intent or pending bylaws which, if implemented, could change the land use designation of the Company Property.

(c)        There are no expropriation or similar proceedings, actual or threatened, of which the Company or its subsidiaries has received notice against any of the Company Property or any part thereof.

(d)        No buildings or other structures located on the Company Property contain any friable asbestos or any other substance containing asbestos and deemed hazardous by any applicable Environmental Laws.

(e)        There are no options to purchase, rights of first refusal, or other preferential purchase rights or purchase agreements in favour of any third party to purchase the Company Property or any part thereof nor any agreements or arrangements capable of becoming any such option, right or agreement.

(f)         Each and every outstanding development agreement or other agreement with any Governmental Entity in relation to the Company Property, if any, has been fully complied with and satisfied and, subject only to the passing of time, shall be released or discharged without conditions.

(g)        Other than financing against the Company Property disclosed in the Company Balance Sheet, the Company does not have any indebtedness to any person that might by operation of Law or otherwise constitute an Encumbrance against the Company Property or any part thereof or which could affect the right of either party, to own, occupy and obtain the revenue from the Company Property.

(h)        There are no contracts, agreements or employees associated with the Company Property in respect of which the Company will incur any liability whatsoever as a result of the transactions contemplated under this Agreement, other than in connection with the Company Property Permitted Encumbrances.

(i)         There are no work orders, deficiency notices, notices of violation or other written notices from any Governmental Entity, board of fire insurance underwriters or anyone else advising of any violation or breach of any Law or regulation or of any permit, license or approval or stating that any repair, work or change is necessary, recommended or required to the Company Property or any improvements thereon, nor stating that the Company is not entitled to carry out any of the activities carried out on the Company Property or any improvements thereon in the manner that such are currently carried out.

(j)         The Company holds no registered or beneficial interest, directly or indirectly, in any lands adjoining or having a common boundary with any of the Company Property.

(k)        The Company Property or any part thereof is not subject to any designation or pending designation or otherwise restricted in any manner whatsoever pursuant to the Historical Resources Act (Alberta) (such restrictions including, without limitation, designation of the Company Property as a "Heritage Site" thereunder).

(l)         The Company is not a "foreign controlled corporation" nor is the Company Property or any part thereof controlled land as such phrase is defined by the Foreign Ownership of Land Regulations and/or regulations from time to time enacted under the Agricultural and Recreational Land Ownership Act (Alberta).

(m)       The Company is not a "non-resident" of Canada within the meaning and intent of the Tax Act.

(n)        There are no security deposits, damage deposits or prepaid rents outstanding from or owing to any tenants of the Company Property and none of the leases contain provisions pursuant to which tenants may be entitled to occupy the premises demised to them, or any other premises, on a rent-free or rent-reduced basis.

(o)        The leases relating to the Company Property are in full force and effect have not been surrendered and contain the entire and only agreement between the Company or its subsidiaries, and the landlords or tenants, as the case may be, with respect to the premises demised or any other portions of the Company Property.

2.18.    No Hazardous Substances

The property presently or previously owned, operated or leased by the Company or its subsidiaries has not been and is not now used as a landfill or waste disposal site, nor are there any active or out-of-service underground storage tanks or sites from which such tanks have been removed on any property presently or previously owned, operated or leased by the Company or its subsidiaries, nor has any Hazardous Substance been deposited in or disposed of at, on, under, to or from any property presently or previously owned, operated or leased by the Company or its subsidiaries, nor has there been any Release, spill, emission or discharge of any Hazardous Substance at, on, under, to or from any property presently or previously owned, operated or leased by the Company or its subsidiaries or any other location which could reasonably be expected to give rise, directly or indirectly, to any action or claim by a third party or a Governmental Entity alleging any violation of, or liability under, any Applicable Environmental Laws.

2.19.    Taxes

(a)        The Company and each of its subsidiaries have timely filed, or caused to be filed, all Tax Returns required to be filed by them prior to the date hereof (all of which returns were correct and complete in all material respects) and have paid, or caused to be paid, all Taxes, including any installments or prepayments of Taxes, that are due and payable prior to the date hereof and the Company has provided adequate accruals in accordance with generally accepted accounting principles in its most recently published financial statements for any Taxes for the period covered by such financial statements that have not been paid, whether or not shown as being due on any Tax Returns.  The Company and each of its subsidiaries have made adequate provision in their respective books and records for any Taxes accruing in respect of any period subsequent to the period covered by such financial statements.  Since such publication date, no material Tax liability not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business.  The Company and its subsidiaries have withheld from all payments made by them, or otherwise collected, all material amounts in respect of Taxes required to be withheld therefrom or collected by them prior to the date hereof, and have remitted same to the applicable Governmental Entity within the required time periods.  Neither the Company nor any of its subsidiaries has any liability for the Taxes of any other Person.

(b)        Neither the Company nor any subsidiary has received any written notification that any material issues have been raised (and are currently pending) by Canada Customs and Revenue Agency, the United States Internal Revenue Service (the "IRS") or any other taxing authority, including, without limitation, any state, provincial, or local tax authority, in connection with any of the Tax Returns referred to above.  No waivers of statutes of limitations have been given or requested with respect to the Company or any subsidiary, and the relevant statute of limitations with respect to any liability for Taxes is closed with respect to the Tax Returns of the Company and its subsidiaries for all years through 1997.  All Tax liability of the Company and its subsidiaries has been assessed for all fiscal years up to and including the fiscal year ended December 31, 2001.  To the  knowledge of the Company, there are no material proposed (but unassessed) additional Taxes with respect to the Company or any subsidiary and none has been asserted.  No Tax liens have been filed other than for Taxes not yet due and payable.

(c)        Neither the Company nor any subsidiary (i) is or has been a "controlled foreign corporation," "passive foreign investment company" or "foreign personal holding company" for U.S.  federal income tax purposes; (ii) currently has or has had an active trade or business or "permanent establishment" (as defined in an applicable treaty) in the United States for U.S.  federal income tax purposes; (iii) currently has or has had any employees, officers or directors in the United States.

(d)        Neither the Company nor any of its subsidiaries has participated in any transactions with an affiliated United States person, as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the "Code"), other than on terms that are consistent with the principles of Section 482 of the Code and U.S. Treasury Regulations promulgated thereunder.

(e)        The Company and its subsidiaries have filed all reports and have created and/or retained all records required under Section 6038A of the Code with respect to ownership by and transactions with related foreign parties.  Each related foreign person required to maintain records under Section 6038A with respect to transactions between any U.S.  subsidiary of the Company and the related foreign person has maintained such records.  All documents that are required to be created and/or preserved by the related foreign person with respect to transactions with any U.S.  subsidiary of the Company are either maintained in the United States, or the U.S.  subsidiary of the Company is exempt from the record maintenance requirements of Section 6038A with respect to such transactions under U.S.  Treasury Regulation Section 1.6038A-1.  No U.S.  subsidiary of the Company is a party to any record maintenance agreement with the IRS with respect to Section 6038A.  Each related foreign person that has engaged in transactions with a U.S.  subsidiary of the Company has authorized such U.S.  subsidiary to act as its limited agent solely for purposes of Sections 7602, 7603, and 7604 of the Code with respect to any request by the IRS to examine records or produce testimony related to any transaction with the U.S.  subsidiary, and each such authorization remains in full force and effect.

(f)         There is no Contract to which the Company or any of its subsidiaries is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code.

(g)        Neither the Company nor any of its subsidiaries is a party to any tax sharing, tax indemnity or tax allocation agreement or arrangement and neither the Company nor any of its subsidiaries has any liability or obligation under any such tax sharing, tax indemnity or tax allocation agreement.  No liability (or reasonable claim of liability) shall arise under any tax sharing, tax indemnity or tax allocation agreement or arrangement as a result of this transaction.  Neither the Company nor any of its subsidiaries is the subject of an advance income tax ruling.

(h)        For Canadian federal, provincial, territorial or local Tax purposes, the Company has not claimed a reserve in respect of an amount that could be included in income for any period ending after the Effective Date.

(i)         The Company will not be required to include any item of income in, or exclude any item of deduction from, its taxable income for any period ending after the Effective Date as a result of any change in method of accounting for a taxable period beginning prior to the Effective Date, or prepaid amounts received on or prior to the Effective Date.

(j)         Except pursuant to this Agreement, for purposes of any applicable Canadian federal, provincial, state or local statute imposing Taxes, no Person or group of Persons has ever acquired or had the right to acquire control of the Company after 1997.

(k)        None of sections 78, 80, 80.01, 80.02, 80.03 or 80.04 of the Tax Act, or any equivalent provision of the taxation legislation of any applicable province of Canada, have applied to the Company or could apply as a result of transactions that occurred prior to the Effective Date.

(l)         For all transactions between the Company and any non-resident Person with whom the Company does not deal at arm's length (within the reasoning of the Tax Act) during a taxation year commencing after 1998, the Company has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Tax Act.

(m)       The Company is duly registered under subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax, and its registration number is 102120607-RT001.

(n)        The Company Disclosure Letter sets out the estimated tax pools of the Company for Canadian federal, provincial, state or local Tax purposes.

(o)        No claim has ever been made by a Governmental Entity in respect of Taxes in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Tax by that jurisdiction.

2.20.    Non-Arm's Length Transactions

(a)        None of the Company or its subsidiaries has made any payment or loan to, or has borrowed any monies from or is otherwise indebted to, any officer, director, employee or shareholder of such company or any Person not dealing with such officer, director, employee or shareholder at arm's length or any affiliate of any of the foregoing, except as disclosed in the Company Financial Statements or in the Company Disclosure Letter and except for usual compensation paid in the ordinary course of business consistent with past practice.

(b)        None of the Company or its subsidiaries has outstanding any loan or other extension of credit, nor any agreement or commitment to make any loan or extension of credit, in each case in the form of a personal loan, to any director or senior officer of the Company or its subsidiaries.

(c)        Except as disclosed in the Company Disclosure Letter and except for Contracts made solely between the Company and its subsidiaries and except for contracts of employment, options agreements under the Company Incentive Plan, and agreements relating to employee benefits generally available to employees of the Company, none of the Company or its subsidiaries is a party to any Contract with any officer, director, employee or shareholder of such company or any Person not dealing with such officer, director, employee or shareholder at arm's length or any affiliate of any of the foregoing.

2.21.    Employees

            The Company Disclosure Letter lists all employees employed by and all individuals engaged on a contractual basis to provide employment or sales services to the Company or any of its subsidiaries as of the date hereof (the "Company Employees").  For each of the Company Employees, the Company Disclosure Letter lists such employee's name, date of hire, title or classification, rate of salary, commission or bonus entitlements (if any) and any other benefits extended to, or circumstances unique to, each such employee.  Except as described in the Company Disclosure Letter, neither the Company nor any of its subsidiaries is a party to or bound by any Contracts relating to employment, severance, retention, bonus or confidentiality or any consulting Contracts with any Company Employee or former employee of the Company or any of its subsidiaries written or otherwise, as to which unsatisfied obligations of the Company or any of its subsidiaries of greater than $50,000 remain outstanding.

2.22.    Employee Benefit Plans

(a)        The Company Disclosure Letter lists all the employee benefit, health, welfare, supplemental employment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock option or purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices applicable to Company Employees or to former employees of the Company or any of its subsidiaries which are currently maintained or participated in by the Company or its subsidiaries, each loan to a non-officer Company Employee in excess of $40,000, and each loan to an officer or director of the Company (the "Company Employee Plans").

(b)        All of the Company Employee Plans are registered where required by, and are in good standing under, all applicable Laws or other legislative, administrative or judicial promulgations applicable to Company Employee Plans, and there are no actions, claims, proceedings or governmental audits pending (other than routine claims for benefits) relating to the Company.

(c)        All of the Company Employee Plans have been administered and funded in material compliance with their terms and all applicable Laws or other legislative, administrative or judicial promulgations applicable to the Company Employee Plans, there are no unfunded liabilities in respect of the Company Employee Plans, and all required contributions thereunder have been made in accordance with all applicable Laws or other legislative, administrative or judicial promulgations applicable to the Company Employee Plans and the terms of such Company Employee Plan.

(d)        No amendments to any Company Employee Plan have been promised and no amendments to any Company Employee Plan will be made or promised prior to the Effective Date which affect or pertain to the Company Employees.

(e)        True and complete copies of all the Company Employee Plans, as amended and, if available, current plan summaries and employee booklets in respect thereof as are applicable to the Company Employees and all related documents or, where oral, written summaries of the terms thereof, have been made available to FCE; for the purpose of the foregoing, related documents means all current plan documentation and amendments relating thereto, summary plan descriptions and summaries of material modifications, if any, all related trust agreements, funding agreements and similar agreements, the most recent annual reports filed with any Governmental Entity, and the three most recent actuarial reports, if any, related thereto.

(f)         There are no agreements or undertakings by the Company or any of its subsidiaries to provide post-retirement profit sharing, medical, health, life insurance or other benefits to Company Employees or any former employee of the Company or any of its subsidiaries.

(g)        The assets of each Company Employee Plan which is a registered pension plan are at least equal to the liabilities, contingent or otherwise of such plan on a plan termination basis and each such plan is fully funded on a going concern and solvency basis in accordance with its terms, applicable actuarial assumptions and applicable laws.

2.23.    Labour Matters

Neither the Company nor any of its subsidiaries is bound by or a party to any collective bargaining Contracts with any trade union, counsel of trade unions, employee bargaining agent or affiliated bargaining agent (collectively, "labour representatives"), and neither the Company nor any of its subsidiaries has conducted any negotiations with respect to any such future Contracts; no labour representatives hold bargaining rights with respect to any Company Employees; no labour representatives have applied to have the Company or any of its subsidiaries declared a common employer pursuant to the Alberta Labour Relations Code; to the knowledge of the Company there are no current or threatened attempts to organize or establish any trade union or employee association with respect to the Company or any of its subsidiaries; there is no strike, dispute, slowdown, lockout, shutdown, work stoppage, unresolved material labour union grievance, labour arbitration, unfair labour practice, successor rights or common employer proceeding or other concerted action or formal grievance existing against the Company or any of its subsidiaries.

2.24.    Information Supplied

            None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to the securityholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.  The Joint Proxy Statement will comply as to form in all material respects with the provisions of the ABCA and applicable United States and Canadian securities laws and the rules and regulations promulgated thereunder.

2.25.    Compliance with Laws

Each of the Company and its subsidiaries have complied with and are not in violation of any applicable Laws, orders, judgments and decrees, except for such noncompliance that would not cause a Material Adverse Effect.  Without limiting the generality of the foregoing, all securities of the Company (including, without limitation, all options, rights or other convertible or exchangeable securities) have been issued in compliance with all applicable securities Laws and all securities to be issued upon exercise of any such options, rights and other convertible or exchangeable securities will be issued in compliance with all applicable securities Laws.

2.26.    Restrictions on Business Activities

There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted.

2.27.    Disclosure

No representation or warranty made by the Company in this Agreement or the Company Disclosure Letter, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by the Company or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or contained (as of the date made) any untrue statement of a material fact when made, or omits or omitted (as of the date made) to state a material fact necessary to make the statements or facts contained herein or therein not misleading, in any material way, in light of the circumstances under which they were made.

2.28.    The Company Assets and Revenues

The Company is its own Ultimate Parent Entity.  The Company, together with all entities Controlled by the Company, (a) does not for the fiscal year represented in the Company Balance Sheet have aggregate sales in or into the United States of $50 million or more, or (b) as of the period ended in the Company Balance Sheet does not and as of the Effective Time will not hold assets located in the United States having an aggregate total value of $50 million or more, in each case determined in accordance with 16 C.F.R.  § 801.11.  This representation and warranty is made solely for the purpose of determining the applicability of the HSR Act notification requirements to the transactions contemplated by this Agreement.

2.29.    Brokers and Finders

            Other than Citigroup Global Markets Inc. (formerly known as Salomon Smith Barney Inc.) in accordance with the terms of its engagement letter dated November 19, 2002, a copy of which has been provided to FCE, none of the Company or any of its subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

2.30.    Termination of Quantum Combination Agreement.

The Company has terminated the Quantum Combination Agreement pursuant to the terms thereof.

2.31.    Company Net Working Capital; Cash Burn

As of September 30, 2003, the projected Company Net Working Capital shall equal or exceed Cdn. $72,500,000, and a detailed breakdown by each component item contributing to such amount is set forth in detail in Schedule 2.31 of the Company Disclosure Letter.   Solely for the purpose of calculating Company Net Working Capital pursuant to this Section 2.31, Company Net Working Capital shall also include a reasonable estimate of all costs and expenses incurred or that will be incurred by the Company prior to the Effective Time in connection with the Quantum Combination and the transactions contemplated by this Agreement and the Plan of Arrangement.  As of September 30, 2003, the Company Net Cash as set forth in Schedule 2.31 of the Company Disclosure Letter shall equal or exceed Cdn. $67,500,000.  Solely for the purpose of calculating Company Net Cash pursuant to this Section 2.31, Company Net Cash shall also include a reasonable estimate of all costs and expenses incurred or that will be incurred by the Company prior to the Effective Time in connection with the Quantum Combination and the transactions contemplated by this Agreement and the Plan of Arrangement.  For greater certainty, such estimate does not include an estimate of the costs that may become payable pursuant to the Company's change of control agreements with certain of its executive officers in the event of the consummation of the transactions contemplated by this Agreement and the Plan of Arrangement.  On a per diem basis, between September 30, 2003, and the Effective Date, the average amount by which  the Company Net Working Capital will be reduced shall not exceed Cdn. $29,500 and the average amount by which Company Net Cash will be reduced shall not exceedCdn. $22,000 (collectively, the "Company Per Diem Burn Rate").

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF FCE

            Except as otherwise fully and fairly disclosed and set forth in a corresponding paragraph of the FCE Disclosure Letter, FCE hereby represents and warrants to, and agrees with, the Company that:

3.1.      Organization and Standing

(a)        Each of FCE and its subsidiaries has been duly organized or formed under all applicable Laws, is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate or other legal power, authority and capacity to own, lease and operate its properties and conduct its businesses as currently conducted.  All of the outstanding shares of capital stock and other ownership interests of FCE and its subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and all such shares and other ownership interests of FCE's subsidiaries are owned directly or indirectly by FCE, free and clear of all material liens, claims or encumbrances and there are no outstanding options, rights, entitlements, understandings or commitments (pre-emptive, contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of its subsidiaries.  FCE and each of its subsidiaries is duly qualified or licenced to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licenced would not have a Material Adverse Effect.  FCE has disclosed in the FCE Disclosure Letter the names and jurisdictions of incorporation of each of its subsidiaries.

(b)        FCE does not have any subsidiaries which are material in relation to the business and financial condition of FCE on a consolidated basis; for the purposes hereof, a subsidiary and its subsidiaries shall be considered material in relation to FCE if: (i) the investments in and advances to the subsidiary and its subsidiaries by FCE and its other subsidiaries exceed five percent of the total assets of FCE and its subsidiaries on a consolidated basis at April 30, 2003; or (ii) the equity of FCE and its other subsidiaries in the income from continuing operations before income taxes and extraordinary items of the subsidiary and its subsidiaries exceeds five percent of such income of FCE and its subsidiaries on a consolidated basis for FCE's period ended April 30, 2003.

(c)        FCE does not have any ownership interest in any other Person, which interest is material in relation to the consolidated financial position of FCE.

(d)        FCE has delivered or made available to the Company a true and correct copy of its charter documents and similar governing instruments of each of its subsidiaries, each as amended as of the date hereof, and each such instrument is in full force and effect.  Neither FCE nor any of its subsidiaries is in violation of any of the provisions of its charter documents or equivalent governing instruments.

3.2.      Capitalization

            The authorized capital of FCE consists of 150,000,000 shares of Common Stock, $.0001 par value per share (the "FCE Common Stock").  As of July 31, 2003, there were 39,374,633 shares of FCE Common Stock outstanding.  As of July 31, 2003, 7,528,982 shares of FCE Common Stock were reserved for issuance upon the exercise of stock options ("FCE Options") under FCE's 1988 Stock Option Plan ("1988 Stock Option Plan"), Section 423 Stock Purchase Plan (the "FCE Stock Purchase Plan") and FCE's 1998 Equity Incentive Plan (the "FCE Incentive Plan") and for the future grant of FCE Options under the FCE Stock Purchase Plan and the FCE Incentive Plan.  As of July 31, 2003, there were warrants to purchase an aggregate of 2,140,000shares of FCE Common Stock outstanding (the "FCE Warrants").  As of July 31, 2003, 5,368,266 of the FCE Options are outstanding, of which 3,340,390 are vested and are exercisable in accordance with their terms and 2,027,876 remain unvested.  Except as described in this Section 3.2, there are no options, warrants, conversion privileges, rights plans or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating FCE or any of its subsidiaries to issue or sell any securities of FCE or any of its subsidiaries or obligations of any kind convertible into or exchangeable for any securities of FCE, any of its subsidiaries or any other Person, nor are there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of FCE or any of its subsidiaries.  All outstanding shares of FCE Common Stock have been duly authorized and are validly issued and outstanding as fully-paid and non-assessable shares, free of pre-emptive rights.  There are no outstanding bonds, debentures or other evidences of indebtedness of FCE or any of its subsidiaries having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the FCE securityholders on any matter.  There are no outstanding contractual obligations of FCE or any of its subsidiaries to repurchase, redeem or otherwise acquire any of FCE's securities or with respect to the voting or disposition of any outstanding securities of any of its subsidiaries.  No holder of securities issued by FCE or any of its subsidiaries has any right to compel FCE to register or otherwise qualify such securities for public sale in the United States.

3.3.      Agreement Authorized and its Effect on Other Obligations

(a)        FCE has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder.  The execution and delivery of this Agreement by FCE and the consummation of the transactions contemplated by this Agreement have been duly authorized by FCE's board of directors, and no other corporate proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby, other than the requisite approval by the FCE stockholders of this Agreement and the issuance by FCE of the FCE Common Stock issuable pursuant to the Arrangement.

(b)        This Agreement has been duly executed and delivered by FCE and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors' rights generally, and to general principles of equity.

(c)        FCE's board of directors has (i) determined that the Arrangement is fair to the holders of the FCE Common Stock and is in the best interests of FCE, (ii) received an opinion from Lazard Frères & Co.  (and has been advised that they will receive a written opinion) that the Exchange Ratio is fair from a financial point of view to the holders of the FCE Common Stock, (iii) determined to recommend that the holders of the FCE Common Stock vote in favour of the Agreement, and the transactions contemplated hereby, and (iv) has advised FCE and the Company that the members of its board of directors will vote the FCE Common Stock held by them in favour of the Agreement and the transactions contemplated hereby and FCE will so represent in the Joint Proxy Statement, subject to Section 7.1(b).

(d)        The approval of this Agreement by FCE, the execution and delivery by FCE of this Agreement and the performance by it of its obligations hereunder and the completion by it of the Arrangement and the transactions contemplated thereby, will not:

        (i)         result in a violation or breach of, require any consent to be obtained under or give rise to any material termination rights or material payment obligation under any provision of:

            (A)       its or any of its subsidiaries' certificate of incorporation, articles, bylaws or other charter documents;

            (B)       subject to obtaining the Appropriate Regulatory Approvals relating to FCE, any Laws, regulation, order, judgment or decree applicable to FCE or any of its subsidiaries or by which FCE or any of its subsidiaries or any of their respective properties is bound;

            (C)       any Material Contract or material licence, franchise or permit to which FCE, or any of its subsidiaries, is party or by which it is bound; or

            (D)       the provisions of any of the FCE Property Permitted Encumbrances;

        (ii)        give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available;

        (iii)       result in the imposition of any Encumbrance upon any of FCE's or any of its subsidiaries' assets, or restrict, hinder, impair or limit the ability of FCE or any of its subsidiaries to carry on the business of FCE as and where it is now being carried on, except as would not, individually or in the aggregate, have a Material Adverse Effect; or

        (iv)       result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of FCE or any of its subsidiaries or increase any benefits otherwise payable under the FCE Incentive Plan or the FCE Employee Plan or result in the acceleration of time of payment or vesting of any such benefits, including the time of exercise of stock options.

(e)        There are no "fair price," "moratorium," "control share acquisition" or other anti-takeover statutes or regulations of any Governmental Entity that are applicable to FCE in connection with the transactions contemplated herein.

3.4.      Governmental and Third Party Consents

(a)        No consent, approval, order or authorization of, or registration, declaration or filing with or notice to, any Governmental Entity or other Person is required to be obtained by FCE or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the Commissions and the mailing to stockholders of FCE of the Joint Proxy Statement relating to the FCE Stockholders Meeting, (ii) the furnishing to the SEC of the SEC Filings; (iii) approval by the Court of the Arrangement and the filings of the articles of arrangement and other required arrangement or other documents as required by the ABCA; (iv) such filings, authorizations, decisions, orders and approvals as may be required under applicable federal, provincial or state securities laws and the rules of The Nasdaq Stock Market Inc.  ("Nasdaq"); (v) such filings and notifications as may be necessary under the HSR Act; (vi) such notices and filings as may be necessary under the Investment Canada Act and under the Competition Act (Canada); and (vii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent FCE from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect.

(b)        Other than as contemplated by Section 3.4(a), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of FCE's Material Contracts or leases or for FCE to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect.

(c)        FCE and its subsidiaries possesses such consents, licences, certificates, authorizations, approvals, franchises, permits or other rights as are currently necessary to conduct the business now operated by it, except where the failure to posses such consents, licences, certificates, authorizations, approvals, franchises, permits would not have a Material Adverse Effect.

3.5.      No Defaults

            Neither FCE nor any of its subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under any contract, agreement, licence or franchise to which it is a party which would, if terminated due to such default, cause a Material Adverse Effect.

3.6.      Intellectual Property

(a)        The FCE Disclosure Letter sets out an accurate and complete list of all Registered Intellectual Property that is owned by FCE or any of its subsidiaries.

(b)        The FCE Disclosure Letter sets out an accurate and complete list of all material licences, sublicences, consents or other agreements by which FCE or any of its subsidiaries either grant any permission to use any Intellectual Property or Technology that are owned by FCE or any of its subsidiaries to other Persons or are permission from other Persons to use third party Intellectual Property or Technology.

(c)        Except as provided in the FCE Disclosure Letter, no licence, sublicence, consent or other agreement FCE or any of its subsidiaries is a party to or bound by or restricts in any manner the use, transfer or licensing by FCE of any Intellectual Property or Technology that is owned or used by FCE or any of its subsidiaries.

(d)        To the knowledge of FCE, no party to any licence, sublicence, consent or other agreement to which FCE or any of its subsidiaries is a party or by which FCE or any of its subsidiaries is bound is in material breach or default and no event has occurred (or upon Closing will occur) which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder.

(e)        FCE and all of its subsidiaries have and continue to maintain a system to safeguard the secrecy, confidentiality and unauthorized use of any proprietary information or Trade Secrets in its possession or control, including taking adequate measures to legally bind all Persons who may have any access to any such proprietary information or Trade Secrets to maintain the secrecy, confidentiality and not use any such proprietary information or Trade Secrets and there has been no material breach or violation of such safeguards or measures and all such measures and safeguards are enforceable.

(f)         FCE owns or possesses the Intellectual Property and Technology necessary to carry on the business now operated by it, and as proposed to be operated by it, and FCE has not received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or Technology or of any facts or circumstances that would render any Intellectual Property or  Technology invalid, unenforceable or inadequate to protect the interest of FCE therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity, unenforceability, or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

3.7.      Securities Reports

(a)        FCE has furnished or made available to the Company true and complete copies of each statement, form, schedule, report, registration statement (including any prospectus filed pursuant to Rule 424(b) of the 1933 Act), proxy statement and other filing filed with, or furnished to, the SEC by FCE since October 31, 2002, and, prior to the Effective Time, FCE will have furnished the Company with true and complete copies of any additional documents filed with the SEC by FCE prior to the Effective Time (such statements, reports, registration statements, prospectuses, proxy statements, other filings, including schedules included therein, are referred to as the "FCE Documents").  FCE has furnished to the Company true and complete copies of all written correspondence between FCE and any securities regulatory bodies including the SEC and Nasdaq.

(b)        FCE has made available to the Company all exhibits to the FCE Documents filed prior to the date hereof, and will promptly make available to the Company all exhibits to any additional FCE Documents filed prior to the Effective Time.  All documents required to be filed as exhibits to the FCE Documents have been so filed, and all Material Contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither FCE nor any of its subsidiaries is in default thereunder.

(c)        The FCE Documents include all statements, reports, registration statements, and other documents required to be filed by it with the SEC since October 31, 2002.  FCE has timely filed all FCE Documents required to be filed by it with the SEC since October 31, 2002.  The FCE Documents did not, at the time they were filed, or, if amended or updated, as of the date of such amendment or update, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently-filed FCE Document.  None of FCE's subsidiaries is required to file any forms, reports, schedules, prospectuses, statements or other documents with the SEC.  The FCE Documents, at the time they were filed with the SEC, complied in all material respects with the requirements of the Exchange Act, the Securities Act, as applicable, and the rules and regulations promulgated thereunder.

(d)        FCE has publicly disclosed in the FCE Documents any information regarding any event, circumstance or action taken or failed to be taken by FCE or its subsidiaries which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

3.8.      Financial Statements

(a)        The FCE Financial Statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of applicable Governmental Entities and the SEC with respect thereto as of their respective dates, and have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in quarterly reports to shareholders).  The FCE Financial Statements present fairly the consolidated financial position, results of operations and cash flows of FCE and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and the absence of notes thereto) and reflect appropriate and adequate reserves in respect of all liabilities, including contingent liabilities, if any, of FCE and its subsidiaries on a consolidated basis.  There has been no change in FCE's accounting policies, except as described in the notes to the FCE Financial Statements, since April 30, 2003.

(b)        FCE has heretofore made available to the Company the consolidated balance sheet of FCE and its consolidated subsidiaries atOctober 31, 2002 (the "FCE Balance Sheet"), as well as the consolidated statements of operations of FCE and its consolidated subsidiaries for the period ended October 31, 2002 (the "FCE Statement of Operations") and the consolidated statements of cash flows of FCE and its consolidated subsidiaries for the period ended October 31, 2002 (the "FCE Statement of Cash Flows" and, together with the FCE Balance Sheet and the FCE Statement of Operations, in each case including the notes thereto, being collectively referred to herein as the "FCE Financial Statements").  Except as set forth in the FCE Financial Statements, neither FCE nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since October 31, 2002 and that would not have a Material Adverse Effect.

3.9.      Absence of Certain Changes and Events

            Since October 31, 2002, FCE has conducted its business in the ordinary and regular course consistent with past practice and there has not occurred:

(a)        Any Material Adverse Change with respect to FCE;

(b)        Any acquisition, sale or transfer of any material asset of FCE or any of its subsidiaries other than in the ordinary course of business and consistent with past practice;

(c)        Any change in accounting methods or practices (including any change in depreciation or amortization policies or rates, or capitalized software policies) by FCE or any revaluation by FCE of any of its or any of its subsidiaries' assets;

(d)        Any declaration, setting aside, or payment of a dividend or other distribution with respect to the FCE Common Stock, or any direct or indirect redemption, purchase or other acquisition by FCE of any of its shares of capital stock;

(e)        Any Material Contract entered into by FCE or any of its subsidiaries, or any material amendment or termination of, or default under, any Material Contract to which FCE or any of its subsidiaries is a party or by which it is bound;

(f)         Any change in the capital stock or in the number of shares or classes of FCE's authorized or outstanding capital stock as described in Section 3.2 (other than as a result of exercises of FCE Options and the FCE Warrants);

(g)        Any agreement by FCE or any of its subsidiaries to do any of the things described in the preceding clauses (a) through (f) (other than negotiations with the Company, and its representatives regarding the transactions contemplated by this Agreement); or

(h)        Any agreement or arrangement to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made.

3.10.    Material Contracts

            None of FCE, its subsidiaries, nor, to the knowledge of FCE, any of the other parties thereto is in default or breach of, in any material respect, nor has FCE or its subsidiaries received any notice of material default or termination under, any Material Contract and, to the knowledge of FCE, there exists no state of facts which after notice or lapse of time or both would constitute such a material default or breach.  None of FCE or its subsidiaries is a party to any Material Contract except for those Material Contracts set forth on the FCE Disclosure Letter.  True and complete copies of all of FCE's Material Contracts, or where such Contracts are oral, true and complete written summaries of the terms thereof, have been furnished to or made available to the Company.

3.11.    Customers and Suppliers

            Since October 31, 2002, there has been no termination or cancellation of, and no material modification or change in, the business relationship with any customer or group of customers which singly or in the aggregate provided more than 10% of the consolidated gross revenues of FCE and its subsidiaries for the year ended October 31, 2002.  FCE has no reason to believe that the benefits of any relationship with any of the customers or suppliers of FCE or its subsidiaries will not continue on the terms identified in the agreements establishing such relationships after the Effective Date in substantially the same manner as prior to the date hereof, assuming the completion on the Effective Date of the Arrangement.  FCE has furnished or made available to the Company all of FCE's material product warranties provided to customers through May 31, 2003.

3.12.    Insurance

            FCE and its subsidiaries are insured by insurers reasonably believed by FCE to be of recognized financial responsibility and solvency against such losses and risks and in such amounts as are customary in the businesses in which FCE and its subsidiaries are engaged.  FCE has furnished or made available to the Company accurate particulars of the policies of insurance maintained by FCE and its subsidiaries as of the date hereof, including the name of the insurer, the risks insured against and the amount of coverage, and all such policies will continue in effect without alteration or loss in coverage in connection with the consummation of the Arrangement.  All such policies are in full force and effect.  None of FCE or its subsidiaries or, to the knowledge of FCE, any of the other parties thereto, is in material default or breach of, whether as to the payment of premiums or otherwise, nor has FCE or its subsidiaries received any notice of material default or termination under, any such policy and, to the knowledge of FCE, there exists no state of facts which after notice or lapse of time or both would constitute such a default or breach.  There is no reason to believe that any of the existing insurance policies of FCE and its subsidiaries will not be renewed by the insurer upon the scheduled termination date of the policy or will be renewed by the insurer only on the basis that there will be a material increase in the premiums payable in respect of the policy.  True and complete copies of all the existing insurance policies of FCE and its subsidiaries have been provided to the Company.

3.13.    Books and Records

(a)        The books, records and accounts of FCE and its subsidiaries, in all material respects:

        (i)         have been maintained in accordance with good business practices on a basis consistent with prior years;

        (ii)        are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of FCE and its subsidiaries; and

        (iii)       accurately and fairly reflect the basis for the FCE Financial Statements.

(b)        FCE has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that:

        (i)         transactions are executed in accordance with management's general or specific authorization; and

        (ii)        transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with United States generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets.

(c)        FCE maintains a system of disclosure controls and procedures that comply with Rules 13a-14 and 13a-15 of the Exchange Act and that are designed to ensure that information required to be disclosed by FCE in its reports or other documents filed with or furnished to the SEC is recorded, processed, summarized and reported within the time periods required by the SEC's rules and forms, including, without limitation, controls and procedures designed to ensure that such information is accumulated and communicated to FCE's senior management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

3.14.    Litigation; Investigations

            There is no claim, action, proceeding or investigation pending or, to the knowledge of FCE, threatened against or relating to FCE or any of its subsidiaries or affecting any of their properties, licences or assets before any court or Governmental Entity or regulatory authority or body that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or prevent or delay consummation of the transactions contemplated by this Agreement or the Arrangement, nor is FCE aware of any basis for any such claim, action, proceeding or investigation.  Neither FCE nor any of its subsidiaries, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect, that involves or may involve, or restricts or may restrict, or requires or may require, the expenditure of a material amount of money as a condition to or a necessity for the right or ability of FCE or any of its material subsidiaries, as the case may be, to conduct its business in any manner in which it has been carried on prior to the date hereof, or prevent or delay consummation of the transactions contemplated by this Agreement or the Arrangement.

3.15.    Environmental Matters

            (a)        There are no environmental conditions or circumstances, such as the presence or Release of any Hazardous Substance, existing on, at, under, to or from any property presently or previously owned, operated or leased by FCE or any of its subsidiaries.

            (b)        FCE and its subsidiaries have in full force and effect all material environmental permits, licences, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder, and, to the knowledge of FCE, each of such environmental permits, licences, approvals and other authorizations shall continue in full force and effect on and after the Closing.

            (c)        FCE's and its subsidiaries' operations and the ownership, operation or use of their assets are currently, and have at all times been, in compliance with all Applicable Environmental Laws.

            (d)        Neither FCE nor its subsidiaries have arranged for any other Person to handle or Release any Hazardous Substance at, on, under, from or to any other location, except in each case (i) in full compliance with Applicable Environmental Laws, (ii) in a manner that would not reasonably be expected to give rise to a claim for damages under any Applicable Environmental Law and (iii) at a location that is (x) fully permitted for such Handling and Release and (y) is not subject to any investigation or cleanup under any Applicable Environmental Laws.

            (e)        No written notice has been served on FCE or any of its subsidiaries from any Governmental Entity or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws.

            (f)         FCE does not know of any reason that would preclude it from renewing or obtaining a reissuance of the material permits, licences or other authorizations required pursuant to any Applicable Environmental Laws to own, operate or use any of FCE's or any of its subsidiaries' assets for their current purposes and uses.

            (g)        FCE has made available to the Company complete and correct copies of all studies, reports, surveys, assessments (including all Phase I and Phase II environmental site assessments), audits, correspondence, investigations, analysis, laboratory data, tests, soil and groundwater sampling results and other documents (whether in hard copy or electronic form) in FCE's or FCE's counsel's or FCE's consultant's possession or control (excluding documents which are subject to attorney-client privilege, the nature of which documents are described in the FCE Disclosure Letter) or to which FCE has access relating to the presence or alleged presence of Hazardous Substances at, on or affecting any real property currently or formerly owned, leased or operated by FCE or its subsidiaries, or regarding FCE's compliance with any Applicable Environmental Law.

            (h)        No environmental circumstance or condition exists, including the presence or Release of any Hazardous Substance at, on, under, from or to any property currently or previously owned, operated or leased by FCE or its subsidiaries which could reasonably be expected to result in loss or liability under Applicable Environmental Laws (including losses, liabilities or other claims for or associated with remedial investigations or cleanup obligations) greater than $1 million.

3.16.    Title to Properties

            Except for goods and other property sold, used or otherwise disposed of since April 30, 2003 in the ordinary course of business for fair value, FCE has good, defensible, and marketable title to all its properties, including real property owned or leased, interests in properties and assets, real and personal (the "FCE Property"), reflected in the FCE Financial Statements, free and clear of any Encumbrance, except: (a) Encumbrances reflected in the FCE Balance Sheet, all of which Encumbrances are in good standing; (b) liens for current taxes not yet due and payable; and (c) such imperfections of title, easements and Encumbrances as would not have a Material Adverse Effect (the "FCE Property Permitted Encumbrances"), and FCE is the sole legal and beneficial owner of the FCE Property.  All leases pursuant to which FCE or any of its subsidiaries leases (whether as lessee or lessor) any real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by the tenants under such leases, or by FCE or any of its subsidiaries which, individually or in the aggregate, would have a Material Adverse Effect and in respect to which FCE or any of its subsidiaries has not taken adequate steps to prevent a default from occurring.

3.17.    No Hazardous Substances

            The property presently or previously owned, operated, or leased by FCE or its subsidiaries has not been and is not now used as a landfill or waste disposal site, nor are there any active or out-of-service underground storage tanks or sites from which such tanks have been removed on any property presently or previously owned, operated, or leased by FCE or its subsidiaries, nor has any Hazardous Substance been deposited in or disposed of at, on, under, to or from any property presently or previously owned, operated, or leased by FCE or its subsidiaries, nor has there been any Release, spill, emission or discharge of any Hazardous Substance at, on, under, to or from any property presently or previously owned, operated, or leased by FCE or its subsidiaries or any other location which could reasonably be expected to give rise, directly or indirectly, to any action or claim by a third party or a Governmental Entity alleging any violation of, or liability under, any Applicable Environmental Laws.

3.18.    Taxes

            (a)        FCE and each of its subsidiaries have timely filed, or caused to be filed, all Tax Returns required to be filed by them prior to the date hereof (all of which returns were correct and complete in all material respects) and have paid, or caused to be paid, all Taxes, including any installments or prepayments of Taxes, that are due and payable prior to the date hereof and FCE has provided adequate accruals in accordance with generally accepted accounting principles in its most recently published financial statements for any Taxes for the period covered by such financial statements that have not been paid, whether or not shown as being due on any Tax Returns.  FCE and each of its subsidiaries have made adequate provision in their respective books and records for any Taxes accruing in respect of any period subsequent to the period covered by such financial statements.  Since such publication date, no material Tax liability not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business.  FCE and its subsidiaries have withheld from all payments made by them, or otherwise collected, all material amounts in respect of Taxes required to be withheld therefrom or collected by them prior to the date hereof and have remitted same to the applicable Governmental Entity within the required time periods.  Neither FCE nor any of its subsidiaries has any liability for the Taxes of any other Person.

            (b)        Neither FCE nor any subsidiary has received any written notification that any material issues have been raised (and are currently pending) by the IRS, Canada Customs and Revenue Agency or any other taxing authority, including, without limitation, any state, provincial or local tax authority, in connection with any of the Tax Returns referred to above.  No waivers of statutes of limitations have been given or requested with respect to FCE or any subsidiary, and the relevant statute of limitations with respect to any liability for Taxes has not closed with respect to the Tax Returns of FCE and its subsidiaries for all taxable years through the date hereof.  To the knowledge of FCE, there are no material proposed (but unassessed) additional Taxes with respect to FCE or any subsidiary and none has been asserted.  No Tax liens have been filed other than for Taxes not yet due and payable.

            (c)        Neither FCE nor any of its subsidiaries that is a United States person, as defined in Section 7701(a)(30) of the Code, has participated in any transactions with an affiliated person, other than on terms that are consistent with the principles of Section 482 of the Code and U.S.  Treasury Regulations promulgated thereunder.

            (d)        There is no Contract to which FCE or any of its subsidiaries is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of FCE that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code.

            (e)        Neither FCE nor any of its subsidiaries is a party to any tax sharing, tax indemnity or tax allocation agreement or arrangement and neither FCE nor any of its subsidiaries has any liability or obligation under any such tax sharing, tax indemnity or tax allocation agreement.  No liability (or reasonable claim of liability) shall arise under any tax sharing, tax indemnity or tax allocation agreement or arrangement as a result of this transaction.  Neither FCE nor any of its subsidiaries is the subject of an advance income tax ruling.

            (f)         FCE will not be required to include any item of income in, or exclude any item of deduction from, its taxable income for any period ending after the Effective Date as a result of any change in method of accounting for a taxable period beginning prior to the Effective Date, or prepaid amounts received on or prior to the Effective Date.

3.19.    Non-Arm's Length Transactions

            (a)        None of FCE or its subsidiaries has made any payment or loan to, or has borrowed any monies from or is otherwise indebted to, any officer, director, employee or shareholder of such company or any Person not dealing with such officer, director, employee or shareholder at arm's length or any affiliate of any of the foregoing, except as disclosed in the FCE Financial Statements or in the FCE Disclosure Letter and except for usual compensation paid in the ordinary course of business consistent with past practice.

            (b)        None of FCE or its subsidiaries has outstanding any loan or other extension of credit, nor any agreement or commitment to make any loan or extension of credit, in each case in the form of a personal loan, to any director or executive officer of FCE or its subsidiaries.

            (c)        Except as disclosed in the FCE Disclosure Letter and except for Contracts made solely between FCE and its subsidiaries and except for contracts of employment, options agreements under the FCE Incentive Plan, and agreements relating to employee benefits generally available to employees of FCE, none of FCE or its subsidiaries is a party to any Contract with any officer, director, employee or shareholder of such company or any Person not dealing with such officer, director, employee or shareholder at arm's length or any affiliate of any of the foregoing.

3.20.    Employees

            Except as described in the FCE Disclosure Letter, neither FCE nor any of its subsidiaries is a party to or bound by any Contracts relating to employment, severance, retention, bonus or confidentiality or any consulting Contracts with any FCE Employee or former employee of FCE or any of its subsidiaries written or otherwise, as to which unsatisfied obligations of FCE or any of its subsidiaries of greater than $50,000 remain outstanding.

3.21.    Employee Benefit Plans

            (a)        The FCE Disclosure Letter lists, with respect to FCE, any subsidiary of FCE and any trade or business (whether or not incorporated) which is treated as a single employer with FCE (an "ERISA Affiliate") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and (ii) any stock option or stock purchase plans, programs or arrangements (together, the "FCE Employee Plans").

            (b)        FCE has made available or furnished to the Company a copy of all documents creating or evidencing all of the FCE Employee Plans (including trust documents, insurance policies or contracts, summary plan descriptions and to the extent still in its possession, any material employee communications relating thereto) and has with respect to each FCE Employee Plan that is subject to the reporting and disclosure requirements of Title I of ERISA, provided or made available copies of all Forms 5500 required to be filed with any government entity for the preceding two plan years and that have been filed, if applicable.  Each FCE Employee Plan intended to qualify under Section 401(a) of the Code has either been determined by the IRS to so qualify with respect to the Code, has applied or will apply to the IRS for such determination prior to the expiration of the requisite remedial amendment period under applicable Treasury Regulations or official guidance published by the IRS, or is entitled to rely on a notification or opinion letter issued with respect to an IRS-approved master and prototype or volume submitter plan document pursuant to IRS Announcement 2001-77.  FCE has also furnished to the Company the most recent IRS determination, notification, or opinion letter issued with respect to each such FCE Employee Plan subject to the provisions of Section 401(a) of the Code.  To the best knowledge of FCE, nothing has occurred since the date of such letter that could reasonably be expected to cause the loss of the tax-qualified status of any FCE Employee Plan subject to Code Section 401(a).

            (c)        Except as set forth in the FCE Disclosure Letter, (i) none of the FCE Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); (ii) no "prohibited transactions" (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory or administrative exemption is not available and which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each FCE Employee Plan has been administered in compliance with its terms and, to the extent applicable, is in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code) except as would not have, in the aggregate, a Material Adverse Effect, and FCE and each subsidiary or ERISA Affiliate has performed all obligations required to be performed by it under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the FCE Employee Plans, which default or violation could reasonably be expected to have a Material Adverse Effect, (iv) to the best knowledge of FCE, neither FCE nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the FCE Employee Plans which have a Material Adverse Effect on any such parties; (v) all material contributions required to be made by FCE or any subsidiary or ERISA Affiliate to any FCE Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each FCE Employee Plan for the current plan years; and (vi) no FCE Employee Plan is covered by, and neither FCE nor any subsidiary of an ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code.  With respect to each FCE Employee Plan subject to ERISA, FCE has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such FCE Employee Plan.  Except as set forth in the FCE Disclosure Letter, no suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of FCE is threatened, against or with respect to any such FCE Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor.  Neither FCE nor any of its subsidiaries or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.  Except as otherwise required by applicable Law, each FCE Employee Plan can be amended or terminated or otherwise discontinued after the Effective Time without liability to FCE or its subsidiaries.

            (d)        There has been no amendment to, written interpretation or announcement (whether or not written) by FCE, any FCE subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any FCE Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the FCE Financial Statements.

            (e)        There has been no determination by any Governmental Entity that any individual performing services for FCE or any of its ERISA Affiliates and classified as an independent contractor constitutes a common law employee of FCE or any ERISA Affiliates.  The FCE Disclosure Letter lists each employment agreement with respect to each current employee of FCE or an ERISA Affiliate who performs services in the United States whose employment is not "at will" and cannot be terminated by FCE or one of its ERISA Affiliates at any time, other than employment agreements that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.  The FCE Disclosure Letter lists each outstanding loan to officers, directors or non-officer employees other than loans that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

            (f)         Neither FCE nor any of its ERISA Affiliates has violated Sections 306 or 402 of the Sarbanes-Oxley Act of 2002, and, to the knowledge of FCE and assuming the truthfulness of the representation by the Company pursuant to Section 2.20(b), the execution of this Agreement and the consummation of the transactions contemplated hereby will not cause such a violation.

3.22.    Labour Matters

            Neither FCE nor any of its subsidiaries is bound by or a party to any collective bargaining Contracts with any trade union, counsel of trade unions, employee bargaining agent or affiliated bargaining agent (collectively, "labour representatives"), and neither FCE nor any of its subsidiaries has conducted any negotiations with respect to any such future Contracts; no labour representatives hold bargaining rights with respect to any FCE Employees; no labour representatives have applied to have FCE or any of its subsidiaries declared a related employer; to the knowledge of FCE, there are no current or threatened attempts to organize or establish any trade union or employee association with respect to FCE or any of its subsidiaries; there is no strike, dispute, slowdown, lockout, shutdown, work stoppage, unresolved material labour union grievance, labour arbitration, unfair labour practice, successor rights or common employer proceeding or other concerted action or formal grievance existing against FCE or any of its subsidiaries.

3.23.    Information Supplied

            None of the information supplied or to be supplied by FCE for inclusion or incorporation by reference in the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to the stockholders of FCE and at the time of the FCE Stockholders Meeting, contain any untrue statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading.  The Joint Proxy Statement will comply as to form in all material respects with the provisions of the ABCA and applicable United States and Canadian securities laws and the rules and regulations promulgated thereunder.

3.24.    Compliance with Laws

            FCE and its subsidiaries have complied with and are not in violation of any applicable Laws, orders, judgments and decrees, except for such noncompliance that would not cause a Material Adverse Effect.  Without limiting the generality of the foregoing, all securities of FCE (including, without limitation, all options, rights or other convertible or exchangeable securities) have been issued in compliance with all applicable securities Laws and all securities to be issued upon exercise of any such options, rights and other convertible or exchangeable securities will be issued in compliance with all applicable securities Laws.

3.25.    Restrictions on Business Activities

            There is no agreement, judgment, injunction, order or decree binding upon FCE or any of its subsidiaries that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of FCE or any of its subsidiaries, any acquisition of property by FCE or any of its subsidiaries or the conduct of business by FCE or any of its subsidiaries as currently conducted.

3.26.    FCE Common Stock

            The FCE Common Stock to be issued pursuant to this Agreement and the Arrangement, will, in all cases, be duly authorized and validly issued by FCE, fully paid and non-assessable and free of pre-emptive rights, encumbrances, charges and liens on their respective dates of issue.

3.27.    Disclosure

            No representation or warranty made by FCE in this Agreement or the FCE Disclosure Letter, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by FCE or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or contained (as of the date made) any untrue statement of a material fact when made, or omits or omitted (as of the date made) to state a material fact necessary to make the statements or facts contained herein or therein not misleading, in any material way, in light of the circumstances under which they were made.

3.28.    Brokers and Finders

            Other than Lazard Frères & Co. in accordance with the terms of its engagement letter dated February 19, 2003, a copy of which has been provided to the Company, none of FCE or any of its subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

3.29.    FCE Net Working Capital; Cash Burn

As of June 27, 2003, FCE Net Working Capital equaled or exceeded  $183,425,000, and a detailed breakdown by each component item contributing to such amount is set forth in detail in Schedule 3.29 of the FCE Disclosure Letter.  Solely for the purpose of calculating FCE Net Working Capital pursuant to this Section 3.29, FCE Net Working Capital shall also include  a reasonable estimate of all costs and expenses incurred or that will be incurred by FCE  prior to the Effective Time in connection with the Quantum Combination and the transactions contemplated by this Agreement and the Plan of Arrangement.  As of June 27, 2003, the FCE Net Cash as set forth in Schedule 3.29 of the FCE Disclosure Letter equaled or exceeded  $168,641,000.  Solely for the purpose of calculating FCE Net Cash pursuant to this Section 3.29, FCE Net Cash shall also include a reasonable estimate of all costs and expenses incurred or that will be incurred by FCE  prior to the Effective Time in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.  On a per diem basis, between June 27, 2003, and the Effective Date, the average amount by which each of the FCE Net Working Capital and the FCE Net Cash will be reduced shall not exceed$277,000 (the "FCE Per Diem Burn Rate").

3.30.    ExchangeCo and Callco

            ExchangeCo and Callco will each be incorporated solely for the purpose of participating in the transactions contemplated herein and, through the Effective Time, will carry on no other business (except that each of ExchangeCo and Callco may own shares in other indirect Canadian subsidiaries of FCE), and, except as contemplated herein or in any other document related to the transactions contemplated herein, will not have any liabilities or obligations, either accrued, absolute, contingent or otherwise as of the Effective Time.

ARTICLE 4

OBLIGATIONS PENDING EFFECTIVE DATE

4.1.      Agreements of FCE and the Company

            FCE and the Company agree to take the following actions after the date hereof:

            (a)        Each party will promptly execute and file or join in the execution and filing of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity which may be reasonably required, or which the other party may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement.  Each party will use its reasonable best efforts to promptly obtain such authorizations, approvals and consents.  Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, each party shall make any required filings under the HSR Act and shall make such filings as are necessary under the Investment Canada Act and the Competition Act (Canada);

            (b)        Each party will allow the other and its agents reasonable access to the files, books, records, offices and officers of itself and its subsidiaries, including any and all information relating to such party's tax matters, contracts, leases, licences and real, personal and intangible property and financial condition.  Each party will cause its accountants to cooperate with the other in making available to the other party all financial information reasonably requested, including the right to examine all working papers pertaining to tax matters and financial statements prepared or audited by such accountants.  Any information provided pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement.  Notwithstanding the foregoing, except as expressly provided for herein, neither party shall be obligated to make available to the other any of their respective board of directors' materials relating to the assessment or evaluation of the transactions contemplated hereby or any alternative transactions nor any information supplied by any of their respective officers, directors, employees, financial advisors, legal advisors, representatives and agents in connection therewith;

            (c)        FCE and the Company shall cooperate in the preparation and prompt filing by FCE of the Joint Proxy Statement and all amendments thereto, with the SEC;

            (d)        Each of the Company and FCE will promptly notify the other in writing: (i) of any event occurring subsequent to the date of this Agreement which would render any representation and warranty of such party contained in this Agreement untrue or inaccurate in any material respect; (ii) of any event occurring subsequent to the date of this Agreement which would render any representation and warranty of such party contained in Sections 2.9(f) and 2.15(h) (in the case of the Company) or Sections 3.9(f) and 3.15(h) (in the case of FCE), untrue or inaccurate in any respect; (iii) of any Material Adverse Change or any event, change or effect having a Material Adverse Effect on such party; and (iv) of any breach by such party of any material covenant or agreement contained in this Agreement; and

            (e)        During the term of this Agreement, each of FCE and the Company will use its reasonable best efforts to satisfy or cause to be satisfied as soon as reasonably practicable all the conditions precedent that are set forth in Article 5 hereof, and each of FCE and the Company will use its reasonable best efforts to cause the Arrangement and the other transactions contemplated by this Agreement to be consummated as soon as reasonably practicable.

4.2.      Additional Agreements of the Company

            The Company agrees that, except as expressly contemplated by this Agreement or as otherwise agreed to in writing by FCE or as set forth in the Company Disclosure Letter, from the date hereof to the Effective Date it will, and will cause each of its subsidiaries to:

            (a)        Other than as expressly set forth in this Agreement, operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors and others having business dealings with it;

            (b)        Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

            (c)        Maintain its books of account and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

            (d)        Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

            (e)        Not: (i) enter into any indemnification agreements; (ii) enter into any contracts of employment which: (A) cannot be terminated on notice of 30 days or less; or (B) provide for any severance payments or benefits covering a period beyond the termination date of such employment contract, except as may be required by law; (iii) amend any employee benefit plan or stock option plan or agreement, except as may be required for compliance with this Agreement or applicable law; or (iv) accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under any employee benefit plan (including the Company Incentive Plan) or authorize cash payments in exchange for any options granted under any of such plans;

            (f)         Except as forth in Section 4.2(f) of the Company Disclosure Letter or as required by law, not increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or of any subsidiary who are not officers of the Company in the ordinary course of business and in accordance with past practices, or grant any bonus, severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis and payments relating thereto made pursuant to written agreements outstanding on the date hereof as set forth on the Company Disclosure Letter) or other employee of the Company or of any subsidiary thereof;

            (g)        Not incur any borrowings except: (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities; (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future; or (iii) trade payables incurred in the ordinary course of business;

            (h)        Not enter into commitments of a capital expenditure nature or incur any contingent liability which would exceed $1,000,000 individually or on a project basis and in aggregate in accordance with the fiscal year 2003 capital budget of the Company, a true copy of which has been provided to FCE (and the Company shall not amend such budget), except: (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business; (ii) as may be required by law; or (iii) for the payment of any fees owing to Quantum pursuant to the Quantum Combination Agreement;

            (i)         Not sell, dispose of, or encumber, any property or assets, except for sales, dispositions or Encumbrances in the ordinary course of business consistent with prior practice;

            (j)         Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it;

            (k)        Not amend its charter documents or bylaws or other organizational documents, or acquire (by merger, consolidation, or acquisition of stock or assets) any company, corporation, partnership or other business organization or division thereof, or enter into or amend any contract, agreement, commitment or arrangement to effect any such acquisition, or change in any manner the rights of its capital stock or the character of its business;

            (l)         Not issue or sell (except upon the exercise of outstanding options), or issue options (other than options to acquire not more than 2,000 Company Common Shares issued in the ordinary course of business consistent with prior practice to employees at or below the manager level hired after the date hereof) or rights to subscribe to, or enter into any contract or commitment to issue or sell, any shares of its capital stock or combine, subdivide, split or in any way reclassify any shares of its capital stock, reprice any outstanding options or other securities convertible into or exchangeable for its capital stock, or acquire, agree to acquire, or redeem any shares of its capital stock or other securities convertible into or exchangeable for its capital stock;

            (m)       Except as permitted under Section 4.4, not engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into that could reasonably be expected to delay the consummation of, or otherwise adversely affect, any of the transactions contemplated by the Arrangement or this Agreement;

            (n)        Not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of the Company or incurred since the date of such financial statements;

            (o)        Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

            (p)        Deliver to FCE, within 30 days after the end of each fiscal quarter of the Company beginning June 30, 2003, and through the Effective Date, unaudited consolidated balance sheets and related unaudited statements of income and changes in financial position as of the end of each fiscal quarter of the Company, and as of the corresponding fiscal quarter of the previous fiscal year.  The Company hereby represents and warrants that such unaudited consolidated financial statements shall: (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements; (ii) present fairly in all material respects the financial condition of the Company at the dates indicated and the results of operations for the respective periods indicated; (iii) shall have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, except as noted therein; and (iv) shall contain all adjustments which the Company considers necessary for a fair presentation of its results for each respective fiscal period;

            (q)        Take all steps necessary to commence and diligently prosecute the recommendations set forth in the "2002 Phase II Environmental Site Assessment and Remediation Cost Estimate" prepared by Komex International Ltd. and dated February 2003, including the completion of all necessary or appropriate site characterization activities (including soil and groundwater sampling and analysis) and the development of a remedial action plan for the Bassano manufacturing facility that is satisfactory to the applicable Governmental Entity; and

            (r)        Cooperate and assist FCE to cause the Exchangeable Shares to be listed on the TSX or, in the event that a listing on TSX is not available, on another recognized Canadian stock exchange.

4.3.      Additional Agreements of FCE

            FCE agrees that, except as expressly contemplated by this Agreement or otherwise agreed to in writing by the Company or as set forth in the FCE Disclosure Letter, from the date hereof to the Effective Date it will, and will cause each of its subsidiaries to:

            (a)        Other than as expressly set forth in this Agreement, operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors and others having business dealings with it;

            (b)        Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

            (c)        Maintain its books of account and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

            (d)        Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

            (e)        Not make: (i) any capital expenditure which would exceed $10,000,000 individually or on a project basis or not in accordance with the fiscal year 2003 capital budget of FCE, a true copy of which has been provided to the Company (and FCE shall not amend such budget); or (ii) capital expenditures in the aggregate in excess of $25,000,000 or not in accordance with the fiscal year 2003 capital budget of FCE; except: (x) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business; or (y) as may be required by law;

            (f)         Except as forth in Section 4.3(f) of the FCE Disclosure Letter or as required by law, not increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of FCE or of any subsidiary who are not officers of FCE in the ordinary course of business and in accordance with past practices, or grant any bonus, severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis and payments relating thereto made pursuant to written agreements outstanding on the date hereof as set forth on the FCE Disclosure Letter) or other employee of FCE or of any subsidiary thereof except in compliance with FCE's employee handbook;

             (g)       Not incur any borrowings except: (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities; (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future; (iii) trade payables incurred in the ordinary course of business; or (iv) shared cost or similar incentive arrangements in connection with the sale of FCE products or services;

            (h)        Not sell, dispose of, or encumber, any property or assets, except for sales, dispositions or Encumbrances in the ordinary course of business consistent with prior practice;

            (i)         Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it;

            (j)         Not amend its charter documents or bylaws or other organizational documents, or acquire (by merger, consolidation, or acquisition of stock or assets) any company, corporation, partnership or other business organization or division thereof, or enter into or amend any contract, agreement, commitment or arrangement to effect any such acquisition, or change in any manner the rights of its capital stock or the character of its business;

            (k)        Except for issuances of options to employees of FCE issued in the ordinary course of business consistent with prior practice and issuances of warrants in connection with FCE strategic alliances, not issue or sell (except upon the exercise of outstanding options), or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell, any shares of its capital stock or combine, subdivide, split or in any way reclassify any shares of its capital stock, reprice any outstanding options or other securities convertible into or exchangeable for its capital stock, or acquire, agree to acquire, or redeem any shares of its capital stock or other securities convertible into or exchangeable for its capital stock;

            (l)         Except as permitted under Section 4.5, not engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into that could reasonably be expected to delay the consummation of, or otherwise adversely affect, any of the transactions contemplated by the Arrangement or this Agreement;

            (m)       Not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of FCE or incurred since the date of such financial statements;

            (n)        Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

            (o)        Use its reasonable best efforts to cause: (i) the shares of FCE Common Stock to be issued pursuant to the Arrangement to be approved for listing on the Nasdaq National Market upon the Closing; and (ii) with the cooperation and assistance of the Company, the Exchangeable Shares to be listed on the TSX or, in the event that a listing on TSX is not available, on another recognized Canadian stock exchange;

            (p)        Deliver to the Company, within 45 days after the end of each fiscal quarter of FCE beginning July 31, 2003, and through the Effective Date, unaudited consolidated balance sheets and related unaudited statements of income and changes in financial position as of the end of each fiscal quarter of FCE, and as of the corresponding fiscal quarter of the previous fiscal year.  FCE hereby represents and warrants that such unaudited consolidated financial statements shall: (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements; (ii) present fairly in all material respects the financial condition of FCE at the dates indicated and the results of operations for the respective periods indicated; (iii) shall have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, except as noted therein; and (iv) shall contain all adjustments which FCE considers necessary for a fair presentation of its results for each respective fiscal period; and

            (q)        incorporate and organize ExchangeCo and Callco.

4.4.      No Company Solicitation

            The Company shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by the Company, any subsidiary thereof, or their respective officers, directors, employees, financial advisors, representatives and agents ("Representatives") with respect to an Acquisition Proposal in respect of the Company, and the Company shall exercise all rights to require the return of information regarding the Company previously provided to such parties and shall exercise all rights to require the destruction of all materials including or incorporating any information regarding the Company.  >From and after the date hereof, the Company and its subsidiaries will not, and will not authorize or permit any of its Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or participate in or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal in respect of the Company from any person, or engage in any discussion, negotiations or inquiries relating thereto or accept any such Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, the Company may, at any time prior to the time the holders of Company Common Shares shall have voted to approve the Plan of Arrangement and the other transactions contemplated thereby, (i) engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by the Company or any of its subsidiaries or Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning the Company and its business, properties and assets which has previously been provided to FCE if, and only to the extent that: (A) the third party has first made an unsolicited bona fide written Acquisition Proposal that is, in the good faith judgment of the board of directors of the Company, financially superior to the transactions contemplated by this Agreement and has demonstrated that the funds or other consideration necessary for the Acquisition Proposal are available (as determined in good faith in each case by the Company's board of directors after receiving the written advice of its financial advisors) and is subject only to confirmatory due diligence conditions (a "Superior Proposal") and the Company's board of directors has concluded in good faith (after considering applicable law and receiving the advice of outside counsel) that such action is reasonably necessary for the Company's board of directors to act in a manner consistent with fiduciary duties under applicable law; (B) prior to furnishing such information to or entering into discussions or negotiations with such person or entity, the Company provides prompt notice orally and in writing to FCE specifying the identity of such person or entity and that it is furnishing information to or entering into discussions or negotiations with such person or entity in respect of a Superior Proposal and receives from such person or entity an executed confidentiality agreement having confidentiality and standstill terms substantially similar to those contained in the confidentiality agreement executed by the Company and FCE, and the Company shall provide full details forthwith, and in any event within 24 hours, of all material terms and conditions of such Superior Proposal and any amendments thereto and confirming in writing the determination of the Company's board that the Acquisition Proposal constitutes a Superior Proposal; (C) the Company provides notice forthwith and in any event within 24 hours to FCE at such time as it is terminating any such discussions or negotiations with such person or entity; and (D) the Company promptly makes available to FCE any information provided to any such person or entity not previously made available to FCE, (ii) comply with rules under applicable Canadian securities laws relating to the provision of directors' circulars and information circulars, and make appropriate disclosure with respect thereto to the Company's shareholders and (iii) accept, recommend, approve or implement a Superior Proposal from a third party, but only (in the case of this clause (iii)) if prior to such acceptance, recommendation, approval or implementation, the Company's board of directors shall have concluded in good faith, after considering provisions of applicable law and after giving effect to all proposals to adjust the terms and conditions of this Agreement and the Arrangement which may be offered by FCE during the three Business Day notice period set forth below and after receiving the advice of outside counsel, that such action is, in the good faith judgment of the board of directors of the Company, reasonably necessary for the Company to act in a manner consistent with fiduciary duties under applicable law and the Company terminates this Agreement in accordance with Section 6.1 (i) and concurrently therewith has paid the fees payable under Section 6.5.  The Company shall give FCE orally and in writing at least three Business Days' notice prior to any decision by its board of directors to accept, recommend, approve or implement a Superior Proposal which notice shall identify the party making the Superior Proposal and shall provide full details of all material terms and conditions thereof and any amendments thereto.  The Company shall inform FCE of the status (including all terms and conditions thereof) of any discussions and negotiations with such party.  In addition, the Company shall, and shall cause its financial and legal advisors to, negotiate in good faith with FCE to make such adjustments in the terms and conditions of this Agreement and of the Plan of Arrangement as would enable the Company and FCE to proceed with the transactions contemplated hereby.  Prior to executing any agreement to implement a Superior Proposal, the Company shall provide FCE with copies of such final documentation executed by the party making the Superior Proposal.  In the event that FCE proposes to amend this Agreement and the Arrangement, the board of directors of the Company shall consider such proposed amendments and shall not enter into any agreement regarding such Acquisition Proposal unless it has provided FCE with written notice, at least twenty-four (24) hours in advance of entering into such agreement, which notice shall indicate that the board of directors has reconfirmed its view that such Acquisition Proposal remains a Superior Proposal.

4.5.      No FCE Solicitation

            Except as otherwise set forth herein, from and after the date hereof, FCE and its subsidiaries will not, and will not authorize or permit any of its Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or participate in or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal in respect of FCE from any person, or engage in any discussion, negotiations or inquiries relating thereto; provided, however, that notwithstanding any other provision hereof, FCE may engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by FCE or any of its subsidiaries or Representatives after the date hereof) seeks to initiate such discussions or negotiations.  Notwithstanding the foregoing, in the event that FCE receives an unsolicited Acquisition Proposal in respect of FCE, FCE shall be free to, and to authorize or permit any of its Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or participate in or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to one or more Acquisition Proposals from any person, or engage in any discussion, negotiations or inquiries relating thereto.

4.6.      Public Announcements

            Neither FCE nor the Company, nor any of their respective affiliates, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Arrangement or the other transactions contemplated hereby without prior notice to and the opportunity for review and comment by the other party, except with respect to the filing of the Joint Proxy Statement and any current reports on Form 8-K with the SEC and except as may be required by law or by any listing agreement with Nasdaq or any national securities exchange or Canadian stock exchange.

4.7.      Comfort Letters

            (a)        Upon request of FCE, the Company shall use its reasonable best efforts to cause to be delivered to FCE a letter (the "Company Comfort Letter") of PricewaterhouseCoopers LLP, Chartered Accountants, addressed to FCE and dated as of a date within five days before the date the Joint Proxy Statement is first mailed to each company's respective securityholders, in form and substance reasonably satisfactory to FCE and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with proxy statements similar to the Joint Proxy Statement.

            (b)        Upon request of the Company, FCE shall use its reasonable best efforts to cause to be delivered to the Company a letter (the "FCE Comfort Letter") of KPMG LLP, Independent Accountants, addressed to the Company and dated as of a date within five days before the date the Joint Proxy Statement is first mailed to each company's respective securityholders, in form and substance reasonably satisfactory to the Company and customary in scope and substance for "comfort" letters delivered by independent public accountants in connection with proxy statements similar to the Joint Proxy Statement.

4.8.      Board of Directors

            The board of directors of FCE will take action prior to the Effective Time to cause the number of directors comprising the full board of directors of FCE to be increased to not more than twelve voting members, which shall include one (1) individual (the "Company Nominee") approved by the Company from the list of individuals included in the Company Disclosure Letter.  The increase in the number of directors and the election of the Company Nominee shall be subject to the consummation of the Closing.  If, prior to the Effective Time, the Company's designee for director shall decline or be unable to serve as a director of FCE, the Company's board of directors shall designate another person to serve in such person's stead, subject to the approval of a majority of FCE's directors at that time.  The director designated by the Company shall provide FCE with his or her written consent to serve as a director of FCE and to be named as a director in the Joint Proxy Statement.  In addition, FCE may in its sole discretion choose to appoint one (1) additional nominee of the Company to FCE's board of directors in accordance with the foregoing terms and conditions, in which case FCE would increase the number of directors comprising its full board of directors accordingly.

4.9.      Tax Matters

            It is intended by the parties hereto that the transactions contemplated under this Agreement and the Plan of Arrangement shall be implemented in a manner that maximizes the present and future financial and tax benefits to the FCE and the Company.  Accordingly, the Company and FCE agree to consult, confer and consider all steps reasonably necessary and mutually agreeable through and including the Effective Date to ensure that the transactions contemplated under this Agreement and the Plan of Arrangement shall be implemented consistent with that intention as and to the extent that the same shall not prejudice any party or its security holders.  Except as may be necessary to reflect such change(s) in the transaction structure, the terms of this Agreement shall continue to govern.

ARTICLE 5

CONDITIONS PRECEDENT TO OBLIGATIONS

5.1.      Conditions Precedent to Obligations of Each Party

            The obligations of each party to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following conditions:

            (a)        Securityholder Approval.    (i) The Arrangement and the other transactions contemplated hereby shall have been approved and adopted by the Company Common Shareholders in accordance with applicable law and the Company's Articles of Incorporation and bylaws; and (ii) the matters referred to in Section 7.1 shall have been approved by the holders of shares of the FCE Common Stock in accordance with the rules of Nasdaq, applicable law and FCE's Certificate of Incorporation and bylaws;

            (b)        No Legal Action.    No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any Governmental Entity and remain in effect, nor shall any proceeding seeking any of the foregoing be pending. There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Arrangement, which would prohibit or render illegal the transactions contemplated by this Agreement;

            (c)        Court Approval.    The Court shall have issued its Final Order approving the Arrangement in form and substance reasonably satisfactory to FCE and the Company (such approvals not to be unreasonably withheld or delayed by FCE or the Company) and reflecting the terms hereof;

            (d)        Commissions, etc.    All required orders shall have been obtained from the Commissions and other relevant United States and Canadian securities regulatory authorities in connection with the Arrangement.  All waiting periods required by HSR Act, if applicable, and other similar Laws shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained, without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of a material portion of the assets or businesses of the Company or FCE.  FCE and the Company shall each have filed all notices and information (if any) required under Part IX of the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the parties shall have received an Advance Ruling Certificate pursuant to Section 102 of the Competition Act (Canada) setting out that the Director under such Act is satisfied he would not have sufficient grounds on which to apply for an order in respect of the Arrangement.  The Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act, to the extent such allowance or approval is required, on terms and conditions satisfactory to the parties and all notice requirements shall have been complied with;

            (e)        SEC Matters.    On the Closing Date: (i) the Joint Proxy Statement shall not be the subject of any stop-order or proceedings seeking a stop-order, or any similar proceedings, commenced or threatened by the SEC or the Commissions; and (ii) the Primary Registration Statement shall have been declared effective with respect to the FCE Common Stock issuable upon the exchange of the Exchangeable Shares and the S‑8 Registration Statement shall have been declared or become effective under the Securities Act and shall not be the subject of any stop-order or proceedings seeking a stop-order, or any similar proceedings, commenced or threatened by the SEC or the Commissions;

            (f)         Listings and Exchange Approvals

                    (i)         The FCE Common Stock to be issued pursuant to the Arrangement shall have been approved for listing on the Nasdaq National Market, subject only to notice of issuance;

                    (ii)        Nasdaq shall not have objected to the consummation of the transactions contemplated by the Plan of Arrangement and this Agreement; and

                    (iii)       the Exchangeable Shares to be issued pursuant to the Arrangement shall have been listed on the TSX or, in the event that a listing on TSX is not available, on another recognized Canadian stock exchange.

            (g)        Consents of Certain Parties in Privity.    FCE and the Company shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of all their Material Contracts and leases and for them to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect on FCE or the Company, as the case may be;

            (h)        Valid Issuance.    The issuance by FCE of FCE Common Stock pursuant to the terms of this Agreement and the Arrangement shall be exempt from the registration and qualification requirements of the Securities Act and applicable state securities or "blue sky" laws, and FCE shall be reasonably satisfied that all necessary approvals under applicable Laws and other authorizations relating to the issuance by FCE of FCE Common Stock shall have been obtained; and

            (i)         Notice of Dissent.    The Company shall not have received on or prior to the Effective Time notice from the holders of more than 5% of the issued and outstanding Company Common Shares entitled to consent to, or vote on, the matters presented at the Company Shareholders Meeting, in aggregate, of their intention to exercise their rights of dissent hereunder.

5.2.      Conditions Precedent to Obligations of the Company

            The obligations of the Company to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following conditions:

            (a)        Representations and Warranties.    The representations and warranties of FCE contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof, in which case such representations and warranties shall be true and correct as of such date; and except to give effect to the issuance of shares of FCE Common Stock on exercise of outstanding options or warrants) shall also be true and correct on and as of the Effective Date, with the same force and effect as if made on and as of the Effective Date, except, other than the representations and warranties contained in Sections 3.9(f) and 3.15(h), where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect on FCE;

            (b)        Covenants.    FCE shall have (i) performed and complied in all respects with the covenants and agreements set forth in Section 1.5(b), and (ii) performed and complied in all material respects with all other covenants required by this Agreement to be performed or complied with by FCE on or before the Effective Date;

            (c)        Material Adverse Change.    Between the date hereof and the Effective Date, there shall not have occurred, in the reasonable judgment of the Company, a Material Adverse Change to FCE;

            (d)        Certificate.    FCE shall have delivered to the Company a certificate, dated the Effective Date and signed by its chief executive officer and its chief financial officer, to the effect set forth in Sections 5.2 (a), (b) and (c) and stating the FCE Net Working Capital and FCE Net Cash amounts as of the Effective Date, as determined in accordance with the principles reflected in Section 3.29 of the FCE Disclosure Letter;

            (e)        FCE Net Working Capital and Net Cash.  The FCE Net Working Capital and FCE Net Cash amounts set forth in the certificate delivered pursuant to Section 5.2(d) hereof shall equal or exceed the total of the FCE Net Working Capital and FCE Net Cash amounts, respectively, set forth in Section 3.29 hereof minus (i) the product of the FCE Per Diem Burn Rate and the number of days between June 27, 2003, and the Effective Date and (ii) the reasonable costs incurred by FCE in connection with any litigation commenced by the holder of the Company Series 2 Preferred Shares or by Quantum in connection with the termination of the Quantum Combination Agreement; and

            (f)         Payment of FCE's Transaction Costs.  Except for costs and expenses not exceeding $10,000 in the aggregate, FCE shall have paid or otherwise satisfied all costs and expenses incurred by FCE in connection with the transactions contemplated by this Agreement and the Plan of Arrangement.

5.3.      Conditions Precedent to Obligations of FCE

            The obligations of FCE to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following conditions:

            (a)        Representations and Warranties.    The representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof, in which case such representations and warranties shall be true and correct as of such date; and except to give effect to the issuance of the Company Common Shares on exercise of outstanding options) shall also be true and correct on and as of the Effective Date, with the same force and effect as if made on and as of the Effective Date, except, other than the representations and warranties contained in Sections 2.9(f) and 2.15(h), where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect on the Company;

            (b)        Covenants.    The Company shall have (i) performed and complied in all respects with the covenants and agreements set forth in Section 1.5(b) and (ii) performed and complied in all material respects with all other covenants required by this Agreement to be performed or complied with by the Company on or before the Effective Date;

            (c)        Material Adverse Change.    Between the date hereof and the Effective Date, there shall not have occurred, in the reasonable judgment of FCE, a Material Adverse Change to the Company;

            (d)        Certificate.    The Company shall have delivered to FCE a certificate, dated the Effective Date and signed by its chief executive officer and its chief financial officer, to the effect set forth in Sections 5.3 (a), (b) and (c) and stating the Company Net Working Capital and Company Net Cash amounts as of the Effective Date, as determined in accordance with the principles reflected in Section 2.31 of the Company Disclosure Letter;

            (e)        Company Net Working Capital and Net Cash.  The Company Net Working Capital and Company Net Cash amounts set forth in the certificate delivered pursuant to Section 5.3(d) hereof shall equal or exceed the total of the Company Net Working Capital and Company Net Cash amounts, respectively, set forth in Section 2.31 hereof minus (i) the product of the Company Per Diem Burn Rate and the number of days between the date hereof and the Effective Date and (ii) the reasonable costs incurred by the Company in connection with any litigation commenced by the holder of the Company Series 2 Preferred Shares or by Quantum in connection with the termination of the Quantum Combination Agreement;

            (f)         Payment of Fees to Quantum.  The Company shall have paid any and all fees owed to Quantum pursuant to the Quantum Combination Agreement; and

            (g)        Payment of the Company's Transaction Costs.  Except for costs and expenses not exceeding $10,000 in the aggregate, the Company shall have paid or otherwise satisfied all costs and expenses incurred by the Company in connection with the transactions contemplated by this Agreement and the Plan of Arrangement

ARTICLE 6

TERMINATION

6.1.      Termination

            This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the transactions contemplated hereby by the stockholders of FCE or the Company entitled to vote, as follows:

            (a)        by mutual agreement of the Company and FCE;

            (b)        by the Company, if there has been a breach by FCE of any representation, warranty, covenant or agreement set forth in this Agreement on the part of FCE, or if any representation or warranty of FCE shall have become untrue, in either case if the conditions set forth in Sections 5.2(a) or (b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and FCE fails to promptly cure such breach of a covenant or agreement or inaccuracy of any representation or warranty within 15 Business Days after written notice thereof from the Company (except that no cure period shall be provided for a breach by FCE which by its nature cannot be cured and in no event shall such cure period extend beyond the Termination Date);

            (c)        by FCE, if there has been a breach by the Company of any representation, warranty, covenant or agreement set forth in this Agreement on the part of the Company, or if any representation or warranty of the Company shall have become untrue, in either case if the conditions set forth in Sections 5.3(a) or (b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and the Company fails to promptly cure such breach of a covenant or agreement or inaccuracy of any representation or warranty within 15 Business Days after written notice thereof from FCE (except that no cure period shall be provided for a breach by the Company which by its nature cannot be cured and in no event shall such cure period extend beyond the Termination Date);

            (d)        by either party, if all the conditions for Closing the Arrangement for the benefit of such party shall not have been satisfied or waived on or before 5:00 p.m., Calgary, Alberta time on December 31, 2003 (the "Termination Date"), other than as a result of a breach of this Agreement by the terminating party;

            (e)        by either party, on or before 5:00 p.m., Calgary, Alberta time on December 31, 2003, if: (i) the shareholders of the Company entitled to vote at the Company Shareholders Meeting do not approve the Arrangement (and the other matters to be approved at such meeting as provided in Section 7.1(a) hereof) or the Court does not issue a Final Order; or (ii) the stockholders of FCE entitled to vote at the FCE Stockholders Meeting do not approve the matters set forth in Section 7.1(b) hereof;

            (f)         by either party if a final and non-appealable order shall have been entered in any action or proceeding before any Governmental Entity that prevents or makes illegal the consummation of the Arrangement;

            (g)        by FCE if the Company board of directors or any committee of the Company board of directors shall (i) withdraw or modify in any adverse manner its approval or recommendation in respect of the Arrangement and the other transactions contemplated hereby or (ii) fail to reaffirm its approval or recommendation upon request, from time to time, by FCE to do so or upon an Acquisition Proposal in respect of the Company being publicly announced, proposed, offered or made to the Company Common Shareholders or to the Company (such reaffirmation to be made within 10 days of such request being made or such Acquisition Proposal being publicly announced, proposed, offered or made or immediately prior to the meeting of the Company Common Shareholders, whichever occurs first);

            (h)        by the Company if the FCE board of directors or any committee of the FCE board of directors shall (i) withdraw or modify in any adverse manner its approval or recommendation in respect of this Agreement, the Arrangement and the other transactions contemplated hereby or (ii) fail to reaffirm its approval or recommendation upon request, from time to time, by the Company to do so or upon an Acquisition Proposal in respect of FCE being publicly announced, proposed, offered or made to the holders of stock of FCE or to FCE (such reaffirmation to be made within 10 days of such request being made or such Acquisition Proposal being publicly announced, proposed, offered or made or immediately prior to the FCE Stockholders Meeting, whichever occurs first);

            (i)         by the Company, prior to the approval of this Agreement, the Arrangement and the other transactions contemplated hereby by the shareholders of the Company if, as a result of a Superior Proposal by a party other than FCE or any of its Affiliates, the Company's board of directors determines in accordance with Section 4.4 to accept, recommend, approve or implement such Superior Proposal and has otherwise complied with the provisions of Section 4.4 and Section 6.4;

            (j)         by the Company if the FCE Stock Price (calculated in accordance with Section 1.2(b) except using any 15 consecutive trading days as the Measurement Period for such calculation and for this purpose shall be calculated on a rolling basis for each trading day after the date of this Agreement until the Effective Date) is less than $6.65 (subject to adjustment in the manner as is set forth in Section 1.2(c)) (the "Company Walk-Away Price").  Upon the occurrence of any Company Walk-Away Price, then the Company may terminate the Agreement within three days following the end of the relevant Measurement Period, and, if not so terminated within such three day period, the Company shall have waived its right to terminate the Agreement pursuant to this Section 6.1(j) for that occurrence of such Company Walk-Away Price, but without prejudice to any subsequent Company Walk-Away Price that may occur, if such subsequent Company Walk-Away Price should occur.  For greater certainty, no termination fee shall be payable by the Company in the event the Company terminates this Agreement pursuant to this Section 6.1(j);

            (k)        by FCE if the Court orders or requires any Persons, other than the Company Common Shareholders, the right to consent to, approve, or vote in connection with, the Arrangement, as a separate class;

            (l)         by the Company if the condition set forth in Section 5.2(e) is not satisfied;

            (m)       by FCE if the condition set forth in Section 5.3(e) is not satisfied; or

            (n)        by the Company, if FCE announces its intention to acquire (by merger, consolidation, or acquisition of stock or assets) any company, corporation, partnership or other business organization or division thereof for a purchase price in excess of $10,000,000.  For greater certainty, if the Company terminates this Agreement pursuant to this Section 6.1(n), such termination shall not be deemed to be a termination pursuant to Section 6.1(g), and no termination fee, as contemplated by Section 6.5, shall be payable in such case.

6.2.      Termination Date Extension.

           Notwithstanding the provisions of Section 6.1, if, at the Termination Date, Section 5.1(b) is the sole condition remaining to be fulfilled in connection with the Arrangement (other than such conditions the fulfillment of which are dependent on the resolution of or fulfillment of the condition in Section 5.1(b)) and the litigation which prevents the condition in Section 5.1(b) from being fulfilled is litigation initiated by: (i) Quantum in connection with the Quantum Combination Agreement; or (ii) the holder of the Company Series 2 Preferred Shares, then no party may terminate this Agreement pursuant to Section 6.1(d) until the earlier of (i) a final, non-appealable order from the appropriate court resolving such claim, suit or proceeding in a manner which prevents the Arrangement and the transactions contemplated herein from occurring, or (ii) January 31, 2004.

6.3.      Notice of Termination

            Any termination of this Agreement under Section 6.1 above will be effected by the delivery of written notice by the terminating party to the other party hereto.

6.4.      Effect of Termination

            Subject to Section 6.5, in the event of termination of this Agreement by either the Company or FCE pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of FCE or the Company or their respective officers or directors, except that: (i) the provisions of Section 6.5 shall survive such termination; (ii) the provisions of the Confidentiality Agreement shall survive any such termination; and (iii) no party shall be released or relieved from any liability arising from a breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement resulting from willful misconduct or bad faith.

6.5.      Termination Fee

            (a)        If this Agreement is terminated:

                    (i)         by the Company pursuant to Section 6.1(b), then FCE shall pay to the Company a cash termination fee of $900,000 at the time of such termination, it being agreed between the parties that such amount is an estimate of the reasonable out of pocket expenses of the Company, incurred in connection with the transactions contemplated herein;

                    (ii)        by either party pursuant to Section 6.1(e)(ii), then FCE shall pay to the Company a cash termination fee of $900,000 at the time of such termination, it being agreed between the parties that such amount is an estimate of the reasonable out of pocket expenses of the Company, incurred in connection with the transactions contemplated herein; or

            (iii)       by the Company pursuant to Section 6.1(l), then FCE shall pay to the Company a cash termination fee of $900,000 at the time of such termination, it being agreed between the parties that such amount is an estimate of the reasonable out of pocket expenses of the Company, incurred in connection with the transactions contemplated herein; provided, however, that under no circumstances shall FCE be obligated to pay nor shall the Company be entitled to collect any termination fee pursuant to Section 6.5(a)(i) if the Company has received or will receive a termination fee pursuant to this Section 6.5(a)(iii).

    (b)        If this Agreement is terminated:

            (i)         by FCE pursuant to Section 6.1(c) then the Company shall pay to FCE a cash termination fee of $900,000 at the time of such termination, it being agreed between the parties that such amount is an estimate of the reasonable out of pocket expenses of FCE, incurred in connection with the transactions contemplated herein;

            (ii)        by either party pursuant to Section 6.1(e)(i), then the Company shall pay to FCE a cash termination fee of $900,000at the time of such termination, it being agreed between the parties that such amount is an estimate of the reasonable out of pocket expenses of FCE, incurred in connection with the transactions contemplated herein;

            (iii)       by FCE pursuant to Section 6.1(k), then the Company shall pay to FCE a cash termination fee of $900,000 at the time of such termination, it being agreed between the parties that such amount is an estimate of the reasonable out of pocket expenses of FCE, incurred in connection with the transactions contemplated herein; or

            (iv)       by FCE pursuant to Section 6.1(m), then the Company shall pay to FCE a cash termination fee of $900,000 at the time of such termination, it being agreed between the parties that such amount is an estimate of the reasonable out of pocket expenses of FCE, incurred in connection with the transactions contemplated herein; provided, however, that under no circumstances shall the Company be obligated to pay nor shall FCE be entitled to collect any termination fee pursuant to Section 6.5(b)(i) if FCE has received or will receive a termination fee pursuant to this Section 6.5(b)(iv).

    (c)        If a bona fide Acquisition Proposal is publicly announced or is proposed, offered or made to the shareholders of the Company or to the Company and (x) such Acquisition Proposal has not expired or been withdrawn at the time of the Company Shareholders Meeting, (y) the securityholders of the Company do not approve the Arrangement (and the other matters to be approved at such meeting as provided in Section 7.1(a) hereof), and (z) within 12 months following the termination of this Agreement, the Company enters into, directly or indirectly, an agreement, commitment or understanding with respect to such Acquisition Proposal, an amended version thereof, a competing Acquisition Proposal or an Acquisition Proposal solicited in response to the foregoing, or any such Acquisition Proposal is consummated, then the Company shall pay to FCE a cash termination fee of $2 million, payable immediately upon satisfaction of the requirements contained in paragraphs (x), (y) and (z) of this Section 6.5(c).  If the Company pays a cash termination fee to FCE pursuant to this Section 6.5(c), then the Company may set-off such amounts previously paid to FCE pursuant to Section 6.5(b).

        (d)        If this Agreement is terminated by the Company pursuant to Section 6.1(h), then FCE shall pay to the Company upon such termination a cash termination fee of$2 millionat the time of such termination.

        (e)        If this Agreement is terminated by FCE pursuant to Section 6.1(g) or by the Company pursuant to Section 6.1(i), then the Company shall pay to FCE upon such termination a cash termination fee of $2 million at the time of such termination.

        (f)         FCE and the Company each agree that the agreements contained in Sections 6.5(a) through 6.5(e) are an integral part of the transactions contemplated by this Agreement.  If either party fails to promptly pay the other party any fee due under such Sections 6.5(a) through 6.5(e), it shall pay the other party's costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Canadian Imperial Bank of Commerce from the date such fee was first due.

ARTICLE 7

ADDITIONAL AGREEMENTS

            FCE and the Company, as the case may be, agree to take the following actions after the execution of this Agreement.

7.1.      Meetings

            The Company and FCE shall each duly call a meeting of its securityholders entitled to vote to be held as soon as practicable after the SEC has indicated that it has no further comments on the Joint Proxy Statement for the purpose of (a) in the case of the Company, voting upon the Plan of Arrangement and the transactions contemplated hereby and thereby; and (b) in the case of FCE, voting upon proposals to approve (i) this Agreement and the transactions contemplated hereby and by the Plan of Arrangement, and (ii) such other matters relating to this Agreement and the Arrangement, if any, as shall be legally required in the reasonable judgment of FCE.  Each party shall take all reasonable and lawful action to solicit and obtain approval of its securityholders and take all other action necessary or advisable to secure the vote or consent of the securityholders required by applicable Law or applicable stock exchange requirements.  The parties shall also coordinate and cooperate with respect to the timing of such meetings.  Each party may only change its recommendation in the event that the board of directors of such party concludes, in good faith, after receiving the advice of outside counsel that such action is reasonably necessary for the board of directors to act in a manner consistent with its fiduciary duty and, in the event that Section 4.4 is applicable, if such party and its board of directors are in compliance with that Section.  The meetings of securityholders of the Company and FCE will be called for the same day at such times as will result in the completion of the FCE Stockholders Meeting prior to the commencement of the Company Shareholders Meeting.

7.2.      The Closing

            Subject to the termination of this Agreement as provided in Article 6, the Closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of  Stikeman Elliott LLP, 4300 Bankers Hall West, 888--3rd Street, S.W., Calgary, Alberta, T2P 5C5 on a date (the "Closing Date") and at a time to be mutually agreed upon by the parties, which date shall be no later than the first Business Day after all conditions to Closing set forth herein shall have been satisfied or waived, unless another place, time and date is mutually selected by the Company and FCE.  Concurrently with the Closing, the Plan of Arrangement will be filed with the Registrar under the ABCA.

7.3.      Ancillary Documents/Reservation of Shares

            (a)        Provided all other conditions of this Agreement have been satisfied or waived, the Company shall, on the Closing Date, file Articles of Arrangement pursuant to Section 193 of the ABCA to give effect to the Plan of Arrangement.

            (b)        On the Effective Date:

                    (i)         FCE, ExchangeCo and Callco shall execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit C, together with such other terms and conditions as may be reasonably agreed to by the parties hereto; and

                    (ii)        FCE, ExchangeCo and a Canadian trust company to be mutually agreed to by FCE and the Company shall execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit D, together with such other terms and conditions as may be reasonably agreed to by the parties hereto.

            (c)        On or before the Effective Date, FCE will reserve for issuance such number of shares of FCE Common Stock as shall be necessary to give effect to the transactions contemplated by this Agreement.

7.4.      Notice to Holders of Company Options

            As soon as practicable after the Effective Time, FCE shall deliver to each holder of an outstanding Company Option an appropriate notice setting forth such holder's rights pursuant thereto and that such Company Option shall continue in effect on the same terms and conditions as set forth therein, subject to the adjustments and other terms provided for by this Agreement.

7.5.      Indemnification and Related Matters

            (a)        FCE agrees that all rights to indemnification existing in favour of the present or former directors and officers of the Company (as such) or any of the Company's subsidiaries or present or former directors and officers (as such) of the Company or any of its subsidiaries serving or who served at the Company's or any of its subsidiaries' request as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (each such present or former director or officer of the Company or any of its subsidiaries, an "Indemnified Party"), as provided by contract or in the Company's charter or bylaws or similar documents of any of its subsidiaries in effect as of the date hereof with respect to matters occurring prior to the Effective Time, shall survive and shall continue in full force and effect and without modification, to the extent permitted by applicable Laws, so long as the Company is in existence as a corporation, for a period of not less than the statutes of limitations applicable to such matters.

            (b)        From and after the Effective Time, FCE and the Company, jointly and severally, shall and FCE shall cause the Company to indemnify and hold harmless to the fullest extent permitted under the ABCA and applicable Laws, each Indemnified Party against any costs and expenses (including reasonable attorney's fees), judgments, fines, losses, claims and damages and liabilities, and amounts paid in settlement thereof with the consent of the indemnifying party, such consent not to be unreasonably withheld, in connection with any actual or threatened claim, action, suit, proceeding or investigation that is based on, or arises out of, the fact that such person is or was a director or officer of the Company or any of its subsidiaries (including without limitation with respect to any of the transactions contemplated hereby or the Arrangement) or who is serving or who served at the Company's or any of its subsidiaries' request as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.  In the event of any such claim, action, suit, proceeding or investigation, FCE shall cause the Company to pay the reasonable fees and expenses of counsel in advance of the final disposition of any such claim, action, suit, proceeding or investigation to the fullest extent permitted by law subject to the limitations imposed by the ABCA and applicable Laws.  Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties, (i) the Indemnified Parties may retain counsel reasonably satisfactory to FCE and, subject to limitations imposed by the ABCA and applicable Laws, the Company shall (or FCE shall cause the Company to) pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (ii) FCE will use all reasonable efforts to assist in the defense of such matter; provided, however, that neither the Company nor FCE shall be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld.  Any Indemnified Party wishing to claim indemnification under this Section 7.5(b), upon learning of any such claim, action, suit, proceeding or investigation, shall notify FCE (but the failure to so notify shall not relieve a party from any liability which it may have under this Section 7.5 (b) unless such failure results in actual prejudice to such party and then only to the extent of such prejudice).  The Indemnified Parties as a group may retain only one law firm in any jurisdiction to represent them with respect to each such matter unless such counsel determines that there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which event additional counsel may be required to be retained by the Indemnified Parties.

            (c)        Subject to limitations imposed by the ABCA and applicable Laws, provided the Arrangement becomes effective, the Company shall (or FCE shall cause the Company to) pay all expenses, including reasonable attorney's fees, as the same may be incurred by any Indemnified Parties in any action by any Indemnified Party or parties seeking to enforce the indemnity or other obligations provided for in this Section 7.5; provided, however, that the Company will be entitled to reimbursement for any advances made under this Section 7.5 to any Indemnified Party who ultimately proves unsuccessful in enforcing the indemnity as finally determined by a non-appealable judgment in a court of competent jurisdiction, and payment of such expenses in advance of the final disposition of the action shall be made only upon receipt of any undertaking by the Indemnified Party to reimburse all amounts advanced if such action ultimately proves unsuccessful to the extent permitted by applicable Laws.

            (d)        Provided the Arrangement becomes effective, for a period of six years after the Effective Date, FCE shall continue in effect director and officer liability insurance for the benefit of the Indemnified Parties in such amounts, and with such deductibles, retained amounts, coverages and exclusions as the Company provides for its own directors and officers at the date hereof; provided that in no event shall the FCE be required to expend pursuant to this Section 7.5 more than an amount per year equal to 150% of the current annual premium paid by FCE for similar insurance carried by FCE for its own directors and officers.

            (e)        This Section 7.5, which shall survive the consummation of this Agreement and the Arrangement, is intended to benefit each person or entity indemnified hereunder.

7.6.      Affiliate Agreements

            The Company will use its reasonable best efforts to have its Affiliates sign and deliver to FCE the Company Affiliate Agreements in the form of Exhibit B concurrently with the execution hereof.  For purposes of this Agreement, an "Affiliate" shall have the meaning referred to in Rule 145 under the Securities Act.  In the event that the Company does not succeed in getting its respective Affiliates to sign and deliver the Company Affiliate Agreements, such party shall continue to use its reasonable best efforts to have its Affiliates sign and deliver the Company Affiliate Agreements.

7.7.      Consents; Approvals

The Company and FCE shall coordinate and cooperate with one another and shall each use their reasonable best efforts to obtain (and shall each refrain from taking any willful action that would impede obtaining) all consents, waivers, approvals, authorizations or orders (including, without limitation, all rulings, decisions or approvals by any Governmental Entity), and the Company and FCE shall make all filings required in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby, excepting only those filings with foreign jurisdictions for which the failure to file would not have a Material Adverse Effect on the Company or FCE, as the case may be.  The foregoing covenant shall not include any obligation by the Company or FCE to agree to divest, abandon, licence or take similar action with respect to any assets (tangible or intangible) of the Company or FCE, as the case may be.

7.8.      Securities Compliance

            The Company and FCE shall use reasonable best efforts to obtain all orders required from the applicable Canadian Governmental Entities to permit the issuance and first resale of (i) the Exchangeable Shares, and (ii) the shares of FCE Common Stock issuable upon exchange of the Exchangeable Shares from time to time, in each case without qualification with, or approval of, or the filing of any prospectus or similar document, or the taking of any proceeding with, or the obtaining of any further order, ruling or consent from, any Canadian Governmental Entity under any Canadian federal, provincial or territorial securities or other Laws or pursuant to the rules and regulations of any Governmental Entity administering such Laws, or the fulfillment of any other legal requirement in any such jurisdiction (other than, with respect to such first resales, any restrictions on transfer by reason of, among other things, a holder being a "control person" for purposes of Canadian federal, provincial or territorial securities Laws).

ARTICLE 8

MISCELLANEOUS

8.1.      No Survival of Representations and Warranties

            All representations and warranties of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the valid termination of this Agreement or the Closing Date, whereupon such representations and warranties will expire and be of no further force or effect.  All agreements and covenants of the parties shall survive the Closing Date, except as otherwise set forth in this Agreement.

8.2.      Notices

            All notices and other communications required or permitted hereunder shall be in writing and be sent to the parties hereto at the address as set below, or at such other address as such party shall have furnished to the other party in writing in accordance with this Section:

            (a)        if to FCE to: FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, Connecticut 06813, Attention:  Chief Executive Officer, Facsimile No. 203-825-6100, with required copies to Robinson & Cole LLP, Financial Centre, 695 East Main Street, Stamford, Connecticut  06901, Attention:  Richard Krantz, Facsimile No. (203) 462-7599 and to Stikeman Elliott LLP, Suite 5300, Commerce Court West, 199 Bay Street, Toronto, Ontario M5L 189, Attention: Brian Pukier, Facsimile No. (416) 947-0866.

            (b)        if to the Company to: Global Thermoelectric Inc., 4908 52nd Street S.E., Calgary, Alberta, T2B3R2 Attention: Chief Executive Officer, Facsimile No.  (403) 204-6105, with required copies to Bennett Jones LLP, 4500 Bankers Hall East, 855-2nd Street S.W., Calgary, Alberta, T2K 4K7, Attention: John MacNeil, Facsimile No.  (403) 265-7219.

            All notices and other communications shall be deemed effectively given as to the party to whom it is addressed as of the earliest of the following times: (i) when received, (ii) when delivered personally, (iii) one (1) Business Day after being delivered by facsimile (with appropriate confirmation of receipt), (iv) one (1) Business Day after being timely deposited with an overnight courier service with instructions (and the capability) to make delivery on the next day, (v) if sent internationally, five (5) Business Days after being deposited in international mail, first class with postage prepaid, or (vi) if sent domestically, three (3) Business Days after being deposited in U.S.  mail, first class with postage prepaid.

8.3.      Interpretation

            When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated.  The words "include," "includes" and "including" when used therein shall be deemed in each case to be followed by the words "without limitation." Any references in this Agreement to "the date hereof" refers to the date of execution of this Agreement.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The terms and provisions of this Agreement shall not be construed against the drafter or drafters hereof.  All parties hereto agree that the language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the parties hereto.

8.4.      Severability

            If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

8.5.      Counterparts

            This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

8.6.      Miscellaneous

            This Agreement, which includes the Company Disclosure Letter, the FCE Disclosure Letter and the Exhibits hereto and the Confidentiality Agreement, and any other documents referred to herein or contemplated hereby: (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder (except that Section 7.5 is for the benefit of the Company's directors and officers and is intended to confer rights on such persons); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

8.7.      Governing Law

            This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including without limitation validity, construction, effect, performance and remedies.  The Parties attorn to the exclusive jurisdiction of the Alberta Court of Queen's Bench.

8.8.      Amendment and Waivers

            Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby which writing expressly refers to this Agreement and the operation of the provisions of this Section 8.8.  The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.  This Agreement may be amended by the parties hereto at any time before or after approval of the holders of Company Common Shares, or the FCE stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the securityholders of either the Company or FCE without obtaining such further approval.

8.9.      Expenses

            Except as otherwise provided herein, each party will bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.  Notwithstanding the foregoing, the parties shall share equally the costs of (i) printing and filing the Joint Proxy Statement, and (ii) any filings or applications with any Governmental Entity relating to the transactions contemplated by the Plan of Arrangement and this Agreement.

8.10.    Further Assurances

            Each of the parties hereto will from time to time execute and deliver all such further documents and instruments and do all such acts and things as the other parties may reasonably require to effectively carry out or better evidence or perfect the terms and provisions of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY OMITTED]

            IN WITNESS WHEREOF, FCE and the Company have caused this Agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

FUELCELL ENERGY, INC.

By:	/s/ Jerry Leitman

GLOBAL THERMOELECTRIC INC.

Per:	/s/ Peter Garrett

Per:	/s/ Robert B. Snyder

APPENDIX

DEFINED TERMS

            For the purpose of this Agreement:

            "ABCA" shall have the meaning set forth in Section 1.1;

            "Acquisition Proposal" shall mean a proposal or offer (other than by the other party hereto), whether or not subject to a due diligence condition, whether or not in writing, to acquire in any manner, directly or indirectly, beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of more than 20% of the assets of the Company or FCE or any subsidiary thereof or to acquire in any manner, directly or indirectly, more than 9.9% (and for the purposes of Section 6.5(c), 20%) of the outstanding voting shares of the Company or FCE whether by an arrangement, amalgamation, a merger, consolidation or other business combination, by means of a sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction involving the Company or FCE or any subsidiary thereof including without limitation any single or multi-step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership of more than 20% of the assets of the Company or FCE or any subsidiary thereof or to acquire in any manner, directly or indirectly, more than 9.9% (and for the purposes of Section 6.5(c), 20%) of the outstanding voting shares of the Company or FCE (other than the transactions contemplated by this Agreement);

            "Affiliate" shall have the meaning referred to in Rule 144 under the Securities Act;

            "Ancillary Rights" means the interest of a holder of Company Common Shares who elects or is deemed to have elected to receive Exchangeable Shares as a beneficiary of the trust created under the Voting and Exchange Trust Agreement;

 "Applicable Environmental Laws" shall have the meaning set forth in Sections 2.15(c);

            "Appropriate Regulatory Approvals" shall mean those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, regulatory agencies or self-regulatory organizations;

            "Arrangement" shall have the meaning set forth in Section 1.1;

            "Business Day" shall mean any day other than a Saturday, Sunday or a statutory or civic holiday in the United States or Canada;

            "Callco" shall mean a corporation to be organized under the laws of Alberta, Canada;

            "C.F.R." shall mean the United States Code of Federal Regulations;

            "Closing" shall have the meaning set forth in Section 7.2;

            "Closing Date" shall have the meaning set forth in Section 7.2;

            "COBRA" shall have the meaning set forth in Section 3.21;

            "Code" shall have the meaning set forth in Section 2.19(d);

            "Commissions" shall mean the applicable Canadian provincial securities commissions or similar regulatory authorities;

            "Company Affiliate Agreement" shall mean the agreement in the form of Exhibit B attached hereto to be executed and delivered to the Company by the Affiliates of the Company;

            "Company Balance Sheet" shall have the meaning set forth in Section 2.8(b);

            "Company Comfort Letter" shall have the meaning set forth in Section 4.7(a);

            "Company Common Shares" shall have the meaning set forth in Section 2.2;

            "Company Disclosure Letter" shall mean the Company letter dated the date of this Agreement and delivered by the Company to FCE concurrently herewith;

            "Company Documents" shall have the meaning set forth in Section 2.7(a);

            "Company Employee Plan" shall have the meaning set forth in Section 2.22(a);

            "Company Employees" shall have the meaning set forth in Section 2.21;

            "Company Financial Statements" shall have the meaning set forth in Section 2.8(b);

            "Company Incentive Plan" shall have the meaning set forth in Section 2.2;

            "Company Intellectual Property Rights" shall mean all Intellectual Property Rights used or proposed to be used in, or necessary to, the businesses of the Company and its subsidiaries as currently conducted or as currently reasonably contemplated by the Company and its subsidiaries, whether owned or controlled, licenced, or otherwise held by or for the benefit of the Company or its subsidiaries, including without limitation the Registered Intellectual Property Rights;

            "Company Net Cash" shall mean, with respect to the Company and any of its subsidiaries and for any reference date, the aggregate amount of cash, cash equivalents, and short term investments held by the Company and such subsidiaries;

            "Company Net Working Capital" shall mean, with respect to the Company and any of its subsidiaries and for any reference date: (i) current assets, including, without limitation, cash, cash equivalents and short term investments, less (ii) current liabilities, including, without limitation, warranty reserves;

            "Company Options" shall have the meaning set forth in Section 2.2;

            "Company Per Diem Burn Rate" shall have the meaning set forth in Section 2.31;

            "Company Property" shall have the meaning set forth in Section 2.16;

            "Company Property Permitted Encumbrances" shall have the meaning set forth in Section 2.16;

            "Company Securities" shall have the meaning set forth in Section 2.2;

            "Company Series 2 Preferred Shares" shall have the meaning set forth in Section 2.2;

            "Company Shareholders Meeting" shall mean the special meeting of holders of Company Common Shares, including any adjournment thereof, to be called to consider the Arrangement;

            "Company Statement of Cash Flows" shall have the meaning set forth in Section 2.8(b);

            "Company Statement of Operations" shall have the meaning set forth in Section 2.8(b);

            "Company Technology" shall mean all Technology used or proposed to be used in, or necessary to, the businesses of the Company and its subsidiaries as currently conducted or as currently contemplated by the Company and its subsidiaries, whether owned or controlled, licenced or otherwise held by or for the benefit of the Company or its subsidiaries;

            "Confidentiality Agreement" shall mean that certain confidentiality agreement dated as of July 15, 2003, as amended, and entered into by and between the Company and FCE;

            "Contract" shall mean in the case of the Company or FCE, any pending and/or executory contract, agreement, arrangement or understanding to which the Company or FCE, as the case may be, or any of its subsidiaries, is a party or by which the Company or FCE, as the case may be, or any of its subsidiaries, or any of their respective assets is bound or affected;

            "Controlled" shall have the meaning set forth in 16 C.F.R. § 801.1(b);

            "Copyrights" shall mean all copyrights, and all right, title and interest in all copyrights, copyright registrations and applications for copyright registration, certificates of copyright and copyrightable subject matter throughout the world, all right, title and interest in related applications and registrations throughout the world, and all Moral Rights;

            "Court" shall have the meaning set forth in the recitals hereto;

            "Dissenters" shall have the meaning set forth in Section 1.3;

            "Dissenting Shareholders" shall have the meaning set forth in Section 1.3;

            "Effective Date" shall have the meaning set forth in Section 1.1;

            "Effective Time" shall have the meaning set forth in Section 1.1;

            "Encumbrance" shall mean any lien, charge, mortgage, security interest, option, preferential purchase right, lease, easement, right of way, restriction, execution, encumbrance or other right or interest of any other Person;

            "ERISA" shall have the meaning set forth in Section 3.21;

            "ERISA Affiliate" shall have the meaning set forth in Section 3.21;

            "Exchange Act" shall have the meaning set forth in Section 1.5(a);

            "Exchange Ratio" shall have the meaning set forth in Section 1.2(a);

            "Exchangeable Shares" shall have the meaning set forth in Section 1.10;

"ExchangeCo" shall mean a corporation to be incorporated by FCE under the ABCA as a wholly-owned, direct or indirect, subsidiary of FCE;

            "FCE Balance Sheet" shall have the meaning set forth in Section 3.8(b);

            "FCE Comfort Letter" shall have the meaning set forth in Section 4.7(b);

            "FCE Common Stock" shall have the meaning set forth in Section 3.2;

            "FCE Disclosure Letter" shall mean the FCE letter dated the date of this Agreement and delivered by FCE to the Company concurrently herewith;

            "FCE Documents" shall have the meaning set forth in Section 3.7(a);

            "FCE Employee Plans" shall have the meaning set forth in Section 3.21;

            "FCE Financial Statements" shall have the meaning set forth in Section 3.8(b);

            "FCE Incentive Plan" shall have the meaning set forth in Section 3.2;

            "FCE Options" shall have the meaning set forth in Section 3.2;

            "FCE Net Cash" shall mean, with respect to FCE and any of its subsidiaries and for any reference date, the aggregate amount of cash, cash equivalents, and short term investments held by the Company and such subsidiaries;

            "FCE Net Working Capital" shall mean, with respect to FCE and any of its subsidiaries and for any reference date: (i) current assets, including, without limitation, cash, cash equivalents and short term investments, less (ii) current liabilities, including, without limitation, warranty reserves;

            "FCE Per Diem Burn Rate" shall have the meaning set forth in Section 3.29;

            "FCE Property" shall have the meaning set forth in Section 3.16;

            "FCE Property Permitted Encumbrances" shall have the meaning set forth in Section 3.16;

            "FCE Statement of Cash Flows" shall have the meaning set forth in Section 3.8(b);

            "FCE Statement of Operations" shall have the meaning set forth in Section 3.8(b);

            "FCE Stock Price" shall have the meaning set forth in Section 1.2(b);

            "FCE Stockholders Meeting" shall have the meaning set forth in Section 1.5(a);

            "FCE Technology" shall mean all Technology used or proposed to be used in, or necessary to, the businesses of FCE and its subsidiaries as currently conducted or as currently contemplated by FCE and its subsidiaries, whether owned or controlled, licenced or otherwise held by or for the benefit of FCE or its subsidiaries;

            "Final Order" shall have the meaning set forth in Section 1.1;

            "Governmental Entity" shall mean any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

            "Hazardous Substance" means any material, substance, waste, pollutant or contaminant listed, defined, designated or classified as hazardous, toxic, flammable, explosive, reactive, corrosive, infectious, carcinogenic, mutagenic or radioactive or otherwise regulated by any Governmental Entity or under any Applicable Environmental Law, including petroleum or petroleum products (including crude oil) and any derivative or by-products thereof, natural gas, synthetic gas and any mixtures thereof, or any substance that is or contains polychlorinated biphenyls (PCBs), radon gas, urea formaldehyde, asbestos-containing materials (ACMs) or lead;

            "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

            "Indemnified Party" shall have the meaning set forth in Section 7.5(a);

            "Intellectual Property Rights" shall mean, collectively, Patents, Trade Secrets, Copyrights, Trademarks, mask work rights, rights in integrated circuit topographies, industrial design rights, and all other intellectual property rights and proprietary rights, whether arising under the laws of the United States, Canada or any other country or jurisdiction, including (i) all rights received under any licence or other arrangement with respect to the foregoing, (ii) all rights or causes of action for infringement or misappropriation (past, present or future) of any of the foregoing and (iii) all rights to apply for or register any of the foregoing rights;

            "Interim Order" shall have the meaning set forth in Section 1.1;

            "IRS" shall have the meaning set forth in Section 2.19(b);

            "Joint Proxy Statement" shall have the meaning set forth in Section 1.5(a);

            "Laws" shall mean all statutes, regulations, statutory rules, principles of law, orders, published policies and guidelines, and terms and conditions of any grant of approval, permission, authority or licence of any court, Governmental Entity, statutory body (including The Toronto Stock Exchange or the Nasdaq National Market) or self-regulatory authority, and the term "applicable" with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

            "Material Adverse Change" shall have the meaning set forth in Section 1.7(b);

            "Material Adverse Effect" shall have the meaning set forth in Section 1.7(a);

            "Material Contract" shall mean, with respect to FCE or the Company:

            (a)        any contract not made in the ordinary course of business which is material to such person or its subsidiaries, including any such contract to which such person or subsidiary has succeeded by assumption or assignment or in which such person or subsidiary has a beneficial interest;

            (b)        any contract to which such person's directors, officers, promoters, voting trustees, or security holders are parties;

            (c)        any contract upon which the business of such person is substantially dependent, as in the case of continuing contracts to sell the major part of such person's products or services or to purchase the major part of such person's requirements of goods, services or raw materials or any franchise or licence or other agreement to use a patent, formula, trade secret, process or trade name upon which such person's business depends to a material extent;

            (d)        any contract calling for the acquisition or sale of any property, plant or equipment for a consideration exceeding 15 percent of such fixed assets of the person on a consolidated basis;

            (e)        any material lease under which a part of the party's property is held by such person; or

            (f)         any management contract or any compensatory plan, contract or arrangement, including but not limited to plans relating to options, warrants or rights, pension, retirement or deferred compensation or bonus, incentive or profit sharing in which any director or any of the executive officers of the person, participates, except for any compensatory plan, contract or arrangement which pursuant to its terms is available to employees, officers or directors generally and which in operation provides for the same method of allocation of benefits between management and non-management participants;

            "Measurement Period" shall mean the twenty consecutive trading days ending on and including the third trading day next preceding the Company Shareholders Meeting;

            "Moral Rights" shall mean any right to claim authorship of a work, any right to object to any distortion or other modification of a work, and any similar right, existing under the Law of any country or under any treaty;

            "Nasdaq" shall have the meaning set forth in Section 3.4(a);

            "Patents" shall mean all patent rights and all right, title and interest in and to all letters patent or equivalent rights and applications, including any reissue, extension, division, continuation, or continuation in part applications throughout the world and any patents issuing with respect to any such applications;

            "Person" or "Persons" shall mean any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

            "Plan of Arrangement" shall have the meaning set forth in Section 1.1;

            "Quantum Combination" shall have the meaning set forth in the first Recital hereof;

            "Quantum Combination Agreement" shall have the meaning set forth in the first Recital hereof;

            "Registered Intellectual Property Rights" means all (i) Patents; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications or proposed use applications, or other registrations or applications related to Trademarks; (iii) Copyright registrations and applications to register Copyrights; (iv) mask work or integrated circuit topography registrations and applications to register mask works or integrated circuit topographies; and (v) any other Intellectual Property Rights that are the subject of an application certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time;

            "Registrar" shall mean the Registrar appointed pursuant to Section 263 of the ABCA;

            "Release" shall mean any releasing, spilling, leaking, pumping, pouring, placing, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the environment, whether intentional or unintentional, negligent or non-negligent, sudden or non-sudden, accidental or non-accidental;

            "Representatives" shall have the meaning set forth in Section 4.4;

            "SEC" shall have the meaning set forth in Section 1.1;

            "SEC Filings" shall mean reports and information furnished or filed with the SEC under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby;

            "Securities Act" shall have the meaning set forth in Section 1.5(a);

            "SEDAR" shall mean System for Electronic Document Analysis and Retrieval;

            "Special Voting Share" shall mean the share of special voting stock of FCE having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Trust Agreement;

            "Superior Proposal" shall have the meaning set forth in Section 4.4;

            "Support Agreement" shall mean an agreement to be made between FCE, ExchangeCo and Callco, substantially in the form and content of Exhibit C, with such changes as the parties hereto may agree;

            "Tax" and "Taxes" shall mean, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, Ad Valorem taxes, value added taxes, transfer taxes, franchise taxes, licence taxes, withholding taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security premiums, workers' compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing, and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of section 6901 of the Code or any other applicable Laws) of another entity or a member of an affiliated or combined group;

            "Tax Act" shall mean the Income Tax Act (Canada);

            "Tax Returns" shall mean all returns, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax;

            "Technology" shall mean any algorithms, computer software (in source code and object code form), documentation, data and data bases, inventions and discoveries (whether or not patented or patentable), ideas, concepts, techniques, know-how, processes, methods, applications, know-how, content, technical information, engineering, production and other designs, drawings, schematics, specifications, formulas and all other technology or information existing anywhere in the world;

            "Termination Date" shall have the meaning set forth in Section 6.1(d);

            "Third Party Intellectual Property Rights" shall mean, as to any Person, the Intellectual Property Rights and Technology of other Persons that are used in or necessary to the business of such Person;

            "Trade Secrets" shall mean all right, title and interest in all trade secrets and trade secret rights arising under any Law, including common law, state law, federal law or laws of foreign countries;

            "Trademarks" shall mean all trademarks, service marks, trade names, trade designations, trade dress and domain names and associated goodwill and all right, title and interest in or to the foregoing arising under common law, state law, federal law or laws of foreign countries, registrations and applications for registrations thereof, and all right, title and interest in related applications and registrations throughout the world;

            "Trustee" shall mean the trustee to be chosen by FCE, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, being a corporation organized and existing under the laws of Canada and authorized to carry on the business of a trust company in all the provinces of Canada, and any successor trustee appointed under the Voting and Exchange Trust Agreement.

            "TSX" shall mean the Toronto Stock Exchange;

            "Ultimate Parent Entity" shall have the meaning set forth in 16 C.F.R. § 801.1(a)(3); and

            "Voting and Exchange Trust Agreement" shall mean an agreement to be made between FCE, ExchangeCo and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Exhibit D, with such changes thereto as the parties hereto may agree.

EXHIBIT A
PLAN OF ARRANGEMENT
UNDER SECTION 193
OF THE BUSINESS CORPORATIONS ACT (ALBERTA)
INVOLVING AND AFFECTING GLOBAL THERMOELECTRIC INC.
AND THE HOLDERS OF ITS COMMON SHARES

ARTICLE 1
INTERPRETATION

Section 1.1               Definitions

In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

"ABCA" means the Business Corporations Act (Alberta), as amended, consolidated or reenacted from time to time;

"Arrangement" means the arrangement under section 193 of the ABCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made (i) in accordance with Section 8.8 of the Combination Agreement, (ii) in accordance with Section 7.1 hereof or (iii) at the direction of the Court in the Final Order;

"Arrangement Resolution" means the special resolution passed by the Shareholders at the Meeting;

"Business Day" shall mean any day other than a Saturday, Sunday or a statutory or civic holiday in the United States or Canada;

"Callco" means - Alberta Ltd., a corporation organized and existing under the laws of Alberta;

"Combination Agreement" means the agreement made as of the - day of -, 2003, between FCE and the Company, as amended, supplemented and/or restated in accordance therewith prior to the Effective Time, providing for, among other things, this Plan of Arrangement and the Arrangement;

"Company" means Global Thermoelectric Inc., a corporation organized and existing under the ABCA;

"Company Common Shares" means the common shares in the capital of the Company;

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"Company Preferred Shares" means the Cumulative Redeemable Convertible Preferred Shares, Series 2 in the capital of the Company;

"Court" means the Court of Queen's Bench of Alberta;

"Depositary" means Computershare Trust Company of Canada at its principal transfer offices in Calgary, Alberta and Toronto, Ontario;

"Dissent Procedures" has the meaning ascribed thereto in Section 3.1;

"Dissenting Shareholder" means a holder of Company Common Shares who dissents in respect of the Arrangement in strict compliance with the Dissent Procedures;

"Effective Date" means the date shown on the articles of arrangement filed with the Registrar under the ABCA giving effect to the Arrangement;

"Effective Time" means 12:01 a.m. (Calgary time) on the Effective Date;

"Elected Company Common Share" means any Company Common Share which the holder shall have indicated pursuant to the terms of Section 4.7 is to be transferred on the Arrangement to Exchangeco in consideration for Exchangeable Shares;

"Exchange Ratio" has the meaning ascribed thereto in Section 2.1(a);

"Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares substantially in the form and content of Exhibit E annexed to the Combination Agreement;

"Exchangeable Shares" means the Exchangeable Non-Voting Shares in the Capital of Exchangeco;

"Exchangeco" means - Alberta Ltd., a corporation organized and existing under the laws of Alberta;

"FCE" means FuelCell Energy, Inc., a corporation existing under the laws of the State of Delaware and includes any successor corporation or any corporation in which the holders of FCE Common Stock hold securities resulting from the application of Section 2.7 of the Support Agreement;

"FCE Common Stock" means the shares of common stock, $.0001 per value per share in the capital of FCE and any other securities in which such shares may be changed or resulting from the application of Section 2.7 of the Support Agreement;

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"FCE Stock Price" shall have the meaning given to such term in Section 1.2 of the Combination Agreement;

"Final Conversion Price" has the meaning ascribed thereto in Section 6.1(b);

"Final Order" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time and from time to time prior to the Effective Time;

"Interim Order" means the interim order of the Court in the relation to the Arrangement, as such order may be amended by the Court at any time and from time to time;

"ITA" means the Income Tax Act (Canada), as amended;

"Letter of Transmittal" means a letter of transmittal and election form in the form accompanying the Proxy Statement;

"Measurement Period" shall have the meaning given to such term in the Combination Agreement;

"Meeting" means the special meeting of the Shareholders to be held to consider this Plan of Arrangement;

"Nasdaq" means The Nasdaq Stock Market Inc.;

"Options" means all options to purchase Company Common Shares outstanding as at the Effective Date, including all options outstanding under the Company's Amended Incentive Stock Option Plan;

"Optionholders" means the holders of Options;

"Original Articles" has the meaning ascribed thereto in Section 6.1(b);

"Proxy Statement" means the Joint Management Information Circular and Proxy Statement of FCE and the Company prepared in connection with the Arrangement;

"Record Holders" has the meaning ascribed thereto in the Exchangeable Share Provisions;

"Redemption Date" has the meaning ascribed thereto in the Exchangeable Share provisions;

"Shareholders" means holders of Company Common Shares; and

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"Support Agreement" means the agreement among FCE, Callco and Exchangeco substantially in the form and content of Exhibit C annexed to the Combination Agreement, with such changes thereto as the parties to the Combination Agreement, acting reasonably may agree.

Section 1.2               Sections, Headings and Appendixes

The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement.  Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an Appendix refers to the specified section of or Appendix to this Plan of Arrangement.  The Appendices are incorporated herein and are an integral part hereof.

Section 1.3               Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, bodies corporate, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

Section 1.4               Date for any Action

In the event that any date on or by which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day.

Section 1.5               Currency

Unless otherwise expressly stated herein, all references to currency and payments in cash or moneys in this Plan of Arrangement are to United States dollars.

Section 1.6               Statutory References

Any reference in this Plan of Arrangement to a statute includes such statute as amended, consolidated or re-enacted from time to time, all regulations made thereunder, all amendments to such regulations from time to time, and any statute or regulation which supersedes such statute or regulations.

ARTICLE 2
ARRANGEMENT

Section 2.1               Arrangement

At the Effective Time, the following transactions shall occur and shall be deemed to occur in the following order without any further act or formality:

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(a)               Each Elected Company Common Share issued and outstanding immediately prior to the Arrangement (other than Shares held by Dissenting Shareholders) will, without any further action on behalf of the Shareholder, be transferred to Exchangeco in consideration for that number of fully paid and non-assessable Exchangeable Shares as is determined in accordance with the formula in section 1.1 of the Combination Agreement (the "Exchange Ratio").

(b)               Upon the transfer referred to in subsection 2.1(a), Exchangeco shall deliver or cause to be delivered to each such holder, that number of fully paid and non-assessable Exchangeable Shares equal to the Exchange Ratio in exchange for each Company Common Share transferred and each such holder of Elected Company Common Shares shall cease to be such a holder, shall have his name removed from the register of holders of Company Common Shares and shall become a holder of the number of fully paid and non-assessable Exchangeable Shares to which he is entitled as a result of the transfer referred to in subsection 2.1(a) and such holder's name shall be added to the register of holders of Exchangeable Shares accordingly.

(c)                Each Company Common Share issued and outstanding immediately prior to the Arrangement (other than Elected Company Common Shares and Company Common Shares held by Dissenting Shareholders who are ultimately entitled to be paid the fair value of their Company Common Shares) will, without any further action on behalf of such Shareholder, be transferred to FCE in consideration for that number of shares of FCE Common Stock as is determined in accordance with the Exchange Ratio.

(d)              Upon the transfer referred to in subsection 2.1(c), FCE shall deliver or cause to be delivered to each such holder, that number of fully paid and non-assessable shares of FCE Common Stock equal to the Exchange Ratio in exchange for each Company Common Share so transferred and each such holder of Company Common Shares, shall cease to be such a holder, shall have his name removed from the register of holders of Company Common Shares and shall become a holder of the number of shares of FCE Common Stock to which he is entitled as a result of the transfer referred to in subsection 2.1(c) and such holder's name shall be added to the register of holders of FCE Common Stock accordingly.

(e)               The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into FCE Common Stock or Company Common Shares), merger, reorganization, recapitalization or other like change with respect to FCE Common Stock or Company Common Shares occurring after the date of the Combination Agreement and prior to the Effective Date.

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(f)                Shareholders who are residents of Canada for purposes of the ITA and who receive Exchangeable Shares under subsection 2.1(a) shall be entitled to make an income tax election pursuant to subsections 85(1) and 85(2) of the ITA with respect to the transfer of their Company Common Shares to Exchangeco Sub by providing two signed copies of the necessary election forms to Exchangeco within 90 days following the Effective Date, duly completed with the details of the number of shares transferred and the applicable agreed amounts for the purposes of such elections.  Thereafter, subject to the election forms being correct and complete and complying with the provisions of the ITA, the forms will be completed by Exchangeco as to its information signed by Exchangeco and returned to such holders of Company Common Shares for filing with the Canada Customs and Revenue Agency.  Exchangeco will not be responsible for the proper completion of any election form, (other than with respect to its information) and except for the obligation to return duly completed election forms which are received within 90 days following the Effective Date will not be responsible for any taxes, interest or penalties resulting from the failure by a Shareholder to properly complete or file the election forms in the form and manner and within the time prescribed by the ITA.

ARTICLE 3
RIGHTS OF DISSENT

Section 3.1               Rights of Dissent

Record Holders may exercise rights of dissent with respect to their Company Common Shares pursuant to and in the manner set forth in section 191 of the ABCA (as modified by the Interim Order) and this Section 3.1 (the "Dissent Procedures") in connection with the Arrangement, holders who duly exercise such rights of dissent and who:

(a)              are ultimately to be paid fair value for Company Common Shares shall be deemed to have transferred such Company Common Shares to FCE on the Effective Date; or

(b)             are ultimately not entitled, for any reason, to be paid the fair value for Company Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting Shareholder who has not elected, pursuant to Section 4.7, to receive Exchangeable Shares and shall receive FCE Common Stock on the basis determined in accordance with subsection 2.1(c),

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but in no case shall the Company be required to recognize such holders as Shareholders on and after the Effective Date, and the names of such persons shall be deleted from the registers of Shareholders on the Effective Date.

ARTICLE 4
CERTIFICATE AND FRACTIONAL SHARES

Section 4.1               Issuance of Certificates Representing Exchangeable Shares

At or promptly after the Effective Time, Exchangeco shall deposit with the Depositary, for the benefit of the holders of Elected Company Common Shares transferred pursuant to subsection 2.1(a) to Exchangeco, certificates representing the Exchangeable Shares issued pursuant to subsection 2.1(a) in exchange for outstanding Elected Company Common Shares.  Upon surrender to the Depositary of the certificates which immediately prior to the Effective Time represented outstanding Company Common Shares together which such other documents and instruments as are required to effect the transfer of the shares formerly represented by such certificate under the ABCA and the by-laws of the Company and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall forthwith deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of Exchangeable Shares which such holder has the right to receive pursuant to the Arrangement (together with any dividends or distributions with respect thereto pursuant to Section 4.3 and any cash in lieu of fractional shares of Exchangeable Shares pursuant to Section 4.4).  In the event of a transfer of ownership of Company Common Shares which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Exchangeable Shares (together with any dividends or distributions with respect thereto pursuant to Section 4.3 and any cash in lieu of fractional shares of Exchangeable Shares pursuant to Section 4.4) shall be delivered to a transferee if the certificate representing such Company Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer.  Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented outstanding Company Common Shares that were transferred pursuant to subsection 2.1(a) to Exchangeco shall be deemed at any time after the Effective Time, but subject to Section 4.6, to represent only the right to receive upon such surrender (a) the certificate representing Exchangeable Shares as contemplated by this Section 4.1, (b) a cash payment in lieu of any fractional shares of Exchangeable Shares as contemplated by Section 4.4 and (c) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to Exchangeable Shares as contemplated by Section 4.3.

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Section 4.2               Exchange of Certificates for Holders of Company Common Shares

At or promptly after the Effective Time, FCE shall deposit with the Depositary, for the benefit of the holders of Company Common Shares transferred, pursuant to subsection 2.1(c) to FCE, certificates representing the FCE Common Stock issued pursuant to subsection 2.1(c) in exchange for outstanding Company Common Shares.  Upon surrender to the Depositary of the certificates representing such outstanding Company Common Shares together with such other documents and instruments as would have been required to effect the transfer of the shares under the ABCA and the by-laws of the Company and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of shares of FCE Common Stock which such holder has the right to receive (together with any dividends or distributions with respect thereto pursuant to Section 4.3 and any cash in lieu of fractional shares of FCE Common Stock pursuant to Section 4.4).  In the event of a transfer of ownership of Company Common Shares is not registered in the transfer records of the Company, a certificate representing the proper number of shares of FCE Common Stock shall be issued to a transferee if the certificate representing such Company Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer.  Until surrendered as contemplated by this Section 4.2, each certificate which immediately prior to the Effective Date represented outstanding Company Common Shares that were transferred pursuant to subsection 2.1(c) to FCE shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (i) the certificate representing FCE Common Stock as contemplated by this Section 4.2, (ii) a cash payment in lieu of any fractional shares of FCE Common Stock as contemplated by section 4.4 and (iii) any dividends or distributions with a record date after the Effective Date theretofore paid or payable with respect to FCE Common Stock as contemplated by Section 4.3.

Section 4.3               Dividends and Other Distributions

No dividends or other distributions declared or made after the Effective Time with respect to the Exchangeable Shares or FCE Common Stock with a record date after the Effective Time shall be paid to the holder of any formerly outstanding Company Common Shares, that were transferred pursuant to Section 2.1.  No cash payment in lieu of fractional shares shall be paid to any such holder of Company Common Shares pursuant to Section 4.4 (and no interest will be earned and payable thereon), unless and until the certificate representing such Company Common Shares shall be surrendered in accordance with Section 4.1 or 4.2.  Subject to applicable law and to Section 4.5, at the time of such surrender of any such

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certificate (or, in the case of clause (c) below), at the appropriate payment date), there shall be paid to the Record Holder of the certificates representing whole Exchangeable Shares or FCE Common Stock, as the case may be, without interest, (a) the amount of any cash payable in lieu of a fractional Exchangeable Share or FCE Common Stock to which such holder is entitled pursuant to Section 4.4, (b) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Exchangeable Share or FCE Common Stock, as the case may be, and (c) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole Exchangable Share or FCE Common Stock, as the case may be.

Section 4.4               No Fractional Shares

No certificates or scrip representing fractional shares of Exchangeable Shares or FCE Common Stock shall be issued upon the surrender for exchange of certificates pursuant to Section 4.1, and such fractional interests shall not entitle the owner thereof to vote or to possess or exercise any rights as a security holder of the Corporation or FCE.  In lieu of any such fractional interests, each person entitled thereto will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the product (a) such fractional interest, multiplied by (b) the FCE Stock Price, such amount to be provided to the Depositary by FCE upon request.  Any amount calculated under this section will be calculated based on each beneficial holder.

Section 4.5               Lost Certificates

If any certificate which immediately prior to the Effective Time represented outstanding Company Common Shares that were transferred pursuant to Section 2.1 has been lost, stolen or destroyed, upon the making of any affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing Exchangeable Shares or FCE Common Stock (together with any dividends or distribution with respect thereto pursuant to Section 4.3 and any cash in lieu of fractional shares of Exchangeable Shares or FCE Common Stock pursuant to Section 4.4) delivered in respect thereof as determined in accordance with Section 2.1.  When seeking such certificate and payment in exchange for any lost, stolen or destroyed certificate, the person from whom certificates representing Exchangeable Shares or  shares of FCE Common Stock are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to the Corporation, FCE or the Transfer Agent, as the case may be, in such sum as the Corporation, FCE or the Transfer Agent may direct or otherwise indemnify such party in a manner satisfactory to such party against any claim that may be made against such party with respect to the certificate alleged to have been lost, stolen or destroyed.

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Section 4.6               Extinguishment of Rights

Any certificate which immediately prior to the Effective Time represented outstanding Company Common Shares and has not been deposited, with all other instruments required by Section 4.1 or 4.2, on or prior to the sixth anniversary of the Effective Date, shall cease to represent a claim or interest of any kind or nature as a Shareholder or a holder of shares of FCE Common Stock or Exchangeable Shares.  On such date, the shares of FCE Common Stock or Exchangeable Shares (and any dividends or distributions with respect thereto and any cash pursuant to Section 4.3) to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to FCE or Exchangeco, as the case may be, together with all entitlements to dividends, distributions, cash and interest thereon held for such former registered holder, for no consideration and such shares shall thereupon be cancelled and the name of the former registered holder shall be removed from the register of holders of such shares.

Section 4.7               Elections

(a)              Each Record Holder immediately prior to the Effective Time of Company Common Shares will be entitled to elect to receive Exchangeable Shares for all or a portion of such shares (an "Election").  All such elections shall be made on a Letter of Transmittal.  Record Holders of Company Common Shares who hold Company Common Shares as nominees, trustees or in other representative capacities (a "Representative") may submit multiple Letters of Transmittal.

(b)              Elections shall be made by holders of Company Common Shares by mailing a Letter of Transmittal to the Depositary.  To be effective, a Letter of Transmittal must be properly completed, signed and submitted to the Depositary.  FCE will have the discretion, which it may delegate in whole or in part to the Depositary, to determine whether Letters of Transmittal have been properly completed, signed and submitted and to disregard defects therein.  The decision of FCE (or the Depositary) in such matters shall be conclusive and binding.  Neither FCE nor the Depositary will be under any obligation to notify any person of any defect in a Letter of Transmittal submitted to the Depositary.

(c)              For the purposes hereof, a holder of Company Common Shares who does not submit a Letter of Transmittal and Election Form which is received by the Depositary prior to the Election Deadline (as hereinafter defined) will be deemed not to have made an election, and shall receive FCE Common Stock.  If FCE or the Depositary shall determine that any purported election was not properly made, such purported election shall be deemed to be of no force and effect.

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(d)             FCE and the Company shall each use their best efforts to mail the Letter of Transmittal to all persons who become Shareholders during the period between the record date for the Meeting and 10:00 a.m. Calgary time, on the date seven calendar days prior to the anticipated Effective Date and to make the Letter of Transmittal available on www.sedar.com.  A Letter of Transmittal must be received by the Depositary by the close of business on the last Business Day prior to the Effective Date (the "Election Deadline") in order to be effective.  A Letter of Transmittal may not be revoked after receipt thereof by the Depositary.

ARTICLE 5
WITHHOLDING RIGHTS

Section 5.1               Withholding Rights.

FCE, Callco and the Depositary shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Plan of Arrangement to any holder of Company Common Shares or Exchangeable Shares such amounts as FCE or the Depositary is required to deduct and withhold with respect to such payment under the United States Internal Revenue Code of 1986, as amended, the ITA or any provision of state, local, provincial or foreign tax law.  To the extent that amounts are so withheld, such amounts shall be treated for all purposes hereof as having been paid to the holder of shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.  To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, FCE, Callco and the Depositary are hereby authorized to sell or otherwise dispose of at fair market value such portion of such consideration as is necessary to provide sufficient funds to FCE, Callco or the Depositary, as the case may be, in order to enable it to comply with such deduction or withholding requirement and FCE, Callco or the Depositary shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.

ARTICLE 6
ACKNOWLEDGMENTS

Section 6.1               Acknowledgments.

The Company, Callco and FCE acknowledge that:

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(a)             each Option outstanding at the Effective Time will, without any action on the part of any Optionholder, represent an option to purchase the number of shares of FCE Common Stock determined by multiplying the number of Company Common Shares subject to such Option at the Effective Time by the Exchange Ratio (rounded down to the nearest whole number of shares of FCE Common Stock), at an exercise price per share of FCE Common Stock equal to the exercise price per share of such Option immediately prior to the Effective Time divided by the Exchange Ratio (rounded up to the nearest whole cent), expressed in U.S. dollars.  For the purposes of determining the exercise price per share of FCE Common Stock, the exercise price per share of the Company Common Stock Shares subject to such Option shall be adjusted using the Canadian dollar exchange rate based upon the average of the noon buying rate expressed to the fourth decimal place for each of the trading days in the Measurement Period, as reported by the Federal Reserve Bank of New York.  In the foregoing calculation results in an Option being exercisable for a fraction of a share of FCE Common Stock, then the number of shares of FCE Common Stock subject to such Option will be rounded down to the nearest whole number of shares, and the exercise price per whole share of FCE Common Stock will be as determined above.  The obligations of the Company under the Options shall be assumed by FCE and FCE shall be substituted for the Company under, and as sponsor, of the Company's Amended Incentive Stock Option Plan.  Except as provided in this paragraph, the term and all other terms and conditions of the Options in effect immediately prior to giving effect to the Arrangement shall govern the Options; and

(b)             the rights, preferences, privileges and obligations of the Company Preferred Shares, as set forth in the Company's Certificate and Articles of Amendment (the "Original Articles") dated July 30, 2000, shall be unaffected by the Arrangement and will be respected and given effect to following the Effective Time, upon the exercise of any conversion privilege attaching to the Company Preferred Shares, by the issuance by FCE, in full satisfaction of such conversion, of fully-paid non-assessable shares of FCE Common Stock (or Exchangeable Shares if such holder so elects prior to the Election Deadline and at the time of conversion the Exchangeable Shares shall not have been redeemed) to such holder of the Company Preferred Shares based on the Exchange Ratio at the following "Current Conversion Prices":  (i) (Cdn.$30.96/the Exchange Ratio) per share of FCE Common Stock until July 31, 2005; (ii) (Cdn.$33.54/the Exchange Ratio) per share of FCE Common Stock after July 31, 2005 until July 31, 2010; (iii) (Cdn.$36.12/the Exchange Ratio) per share of FCE Common Stock after July 31, 2010 until July 31, 2015; (iv) (Cdn.$38.70/the Exchange Ratio) per share of FCE Common Stock after July 31, 2015 until July 31, 2020; or (v) at any time after July 31, 2020 the price equal to 95% of the Current Market Price (converted to Cdn.$ at the time of such calculation), of shares of FCE Common Stock at the time of conversion (the "Final Conversion Price").  The foregoing "Current Conversion Prices" remain subject to further adjustments as provided in Section 5.5 of Schedule "A" to the Original Articles for any subsequent events.  For the purposes of the Company Preferred Shares conversion privilege, "Common Shares" shall, from and after the Effective Date, mean the shares of FCE Common Stock.

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ARTICLE 7
AMENDMENT

Section 7.1               Amendment

The Company reserves the right to amend, modify and/or supplement this Plan of Arrangement from time to time at any time prior to the Effective Time provided that any such amendment, modification or supplement must be contained in a written document that is (a) agreed to by FCE, (b) filed with the Court and, if made following the Meeting, approved by the Court and (c) communicated to Shareholders in the manner required by the Court (if so required).

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by the Company at any time prior to or at the Meeting (provided that FCE shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meeting shall be effective only (a) if it is consented to by the Company, (b) if it is consented to by FCE and (c) if required by the Court or applicable law, it is consented to by the Shareholders.

Exhibit B

AFFILIATE AGREEMENT

THIS AFFILIATE AGREEMENT (this "Agreement") is made and entered into as of
April ___, 2003 by and between FuelCell Energy, Inc., a Delaware corporation ("FCE"), and the undersigned stockholder (the "Affiliate"), who may be deemed an affiliate of Global Thermoelectric Inc., an Alberta corporation (the "Company"), under applicable law.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Combination Agreement (as defined below).

RECITALS:

WHEREAS, pursuant to that certain Combination Agreement dated as of August ___, 2003 (the "Combination Agreement") by and between FCE and the Company, FCE will acquire all of the outstanding common shares of the Company;

WHEREAS, the Affiliate has been advised that the Affiliate may be deemed to be an "affiliate" of the Company, as the term "affiliate" is used for purposes of Rule 144 and Rule 145 of the rules and regulations of the Securities and Exchange Commission (the "SEC"); and

WHEREAS, the execution and delivery of this Agreement by the Affiliate is a material inducement to, and in consideration of, FCE's willingness to enter into the Combination Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                  Acknowledgments by Affiliate.  The Affiliate understands and hereby acknowledges that the representations, warranties and covenants by the Affiliate set forth herein may be relied upon by FCE, the Company and their respective affiliates and legal counsel.  The Affiliate has carefully read this Agreement and the Combination Agreement and has discussed the requirements of this Agreement with the Affiliate's professional advisors, who are qualified to advise the Affiliate with regard to such matters.

2.                  Compliance with Rule 145 and the Securities Act.

(a)                The Affiliate hereby represents and warrants to FCE that the Affiliate is the sole beneficial owner of the number of common shares of the Company ("Company Common Shares") set forth under the Affiliate's name on the signature page hereto (the "Shares").

(b)               The Affiliate understands and hereby acknowledges that the Affiliate has been advised that (A) the issuance of shares of common stock of FCE and ("FCE Common Stock") in connection with the Arrangement is expected to be effected pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the "Securities Act"), and the resale of such shares will be subject to restrictions set forth in Rule 145 under the Securities Act; and (B) the Affiliate may be deemed to be an "affiliate" of the Company as the term "affiliate" is used for purposes of Rule 144 and Rule 145 of the rules and regulations of the Commission.  Accordingly, the Affiliate hereby agrees not to sell, transfer or otherwise dispose of any FCE Common Stock issued to the Affiliate in the Arrangement unless (i) such sale, transfer or other disposition is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act; (ii) such sale, transfer or other disposition is made pursuant to a registration statement declared or ordered effective under the Securities Act, or an appropriate exemption from the registration and prospectus delivery requirements of the Securities Act; (iii) the Affiliate delivers to FCE a written opinion of legal counsel, reasonably acceptable to FCE in form and substance, that such sale, transfer or other disposition is otherwise exempt from the registration and prospectus delivery requirements of the Securities Act; or (iv) an authorized representative of the Commission shall have rendered written advice to the Affiliate to the effect that the Commission would take no action, or that the staff of the Commission would not recommend that the Commission take any action, with respect to the proposed disposition if consummated.

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(c)                The Affiliate understands and hereby acknowledges that FCE will give stop transfer instructions to its transfer agent with respect to any shares of FCE Common Stock issued to the Affiliate pursuant to the Arrangement, and there shall be placed on the certificates representing such shares of FCE Common Stock a legend stating in substance:

"THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 APPLIES AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145(d) OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER IN FORM AND SUBSTANCE, THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED."

The legend described above shall be removed (by delivery of a substitute certificate without such legend), and FCE shall so instruct its transfer agent, if the Affiliate delivers to FCE (i) satisfactory written evidence that the shares of FCE Common Stock have been sold in compliance with Rule 145 (in which case, the substitute certificate shall be issued in the name of the transferee); or (ii) an opinion of counsel, in form and substance reasonably satisfactory to FCE, to the effect that public sale of such shares by the holder thereof is no longer subject to Rule 145.

                        (c)        The Affiliate understands and hereby acknowledges that FCE is under no obligation to register the sale, transfer or disposition of the shares of FCE Common Stock under the Securities Act.

                        (d)        The Affiliate understands and hereby acknowledges that unless a transfer by the Affiliate is made pursuant to an effective registration statement under the Securities Act or in conformity with the provisons of Rule 145, FCE reserves the right to place a legend in substantially the form that follows on certificates issued to any transferee:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT APPLIES.  THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT."

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3.      Application to Subsequently Acquired Shares.  The Affiliate hereby agrees that all Company Common Shares and all shares of FCE Common Stock acquired by the Affiliate subsequent to the date hereof (including shares of FCE Common Stock acquired pursuant to the Arrangement, upon exercise or conversion of options, warrants or other convertible securities, and/or upon redemption, retraction, or exchange of the Exchangeable Shares) shall be subject to the terms and conditions set forth in this Agreement as if held by the Affiliate as of the date hereof.

4.      Miscellaneous.

(a)                Waiver.  No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by each party hereto.  The waiver of a condition or any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

(b)               Severability.  If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

(c)                Governing Law.  This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the Province of Alberta without giving effect to any choice or conflict of law provision, rule or principle (whether of the Province of Alberta or any other jurisdiction).

(d)               Entire Agreement.  This Agreement, the Combination Agreement and the other agreements referred to in the Combination Agreement set forth the entire agreement and understanding of FCE and the Affiliate with respect to the subject matter hereof and thereof, and supersede all prior discussions, agreements and understandings between FCE and the Affiliate with respect to the subject matter hereof and thereof.

(e)                Notices.  All notices and other communications pursuant to this Agreement shall be in writing and shall be sent to the parties hereto at the address set forth below, or at such other address as such party shall have furnished to the other party in accordance with this section:

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If to FCE:	FuelCell Energy, Inc.
3 Great Pasture Road
Danbury, Connecticut 06813
Attention: Chief Executive Officer
Facsimile No. 203-825-6100

with required copies to:
Robinson & Cole LLP
Financial Centre
695 East Main Street
Stamford, Connecticut 06901
Attention: Richard Krantz
Facsimile No. 203-462-7599

If to the Affiliate:                       To the address for notice set forth on the signature page hereof.

(f)                 Survival.  The representations, warranties, covenants and other terms and provisions set forth in this Agreement shall survive the consummation of the Arrangement.

(g)                Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[Remainder of page intentionally omitted.]

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        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first written above.

FUELCELL ENERGY, INC.                                       AFFILIATE

By:                                                                               By (Signature):

Name:                                                                          Print Name:

Title:                                                                             Affiliate's Address for Notice:

                                                                                    Shares beneficially owned:

____________ shares of Company Common Stock currently held

                                                                                    ____________ shares of Company Common Stock issuable upon the exercise of outstanding options, warrants and other rights

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EXHIBIT C

SUPPORT AGREEMENT

        SUPPORT AGREEMENT ("Agreement") made as of the ___ day of ___, 2003.

BETWEEN:

FUELCELL ENERGY, INC., a corporation existing under the laws of the State of Delaware

(hereinafter referred to as "FCE")

- and -

ALBERTA LTD., a company organized under the laws of Alberta

(hereinafter referred to as "ExchangeCo"),

- and -

 ALBERTA LTD., a company organized under the laws of Alberta
(hereinafter referred to as "Callco")

WHEREAS, in connection with a combination agreement (the "Combination Agreement") made as of ___, 2003 between FCE and Global Thermoelectric Inc., a corporation existing under the laws of Alberta ("Global"), ExchangeCo is to issue exchangeable shares (the "Exchangeable Shares") to certain holders of common shares in the capital of Global pursuant to the plan of arrangement (the "Arrangement") contemplated by the Combination Agreement; and

WHEREAS, pursuant to the Combination Agreement, FCE has agreed to execute a support agreement with ExchangeCo and Callco substantially in the form of this Agreement on the Effective Date (as defined in the Combination Agreement);

NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

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ARTICLE 1
INTERPRETATION

Section 1.1               Defined Terms.

            Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning ascribed thereto in the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares attached as Exhibit E to the Combination Agreement unless the context requires otherwise.

Section 1.2               Interpretation Not Affected by Headings.

            The division of this agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.  Unless otherwise indicated, all references to an "Article" or "Section" followed by a number refer to the specified Article or Section of this Agreement.  The terms "this Agreement," "hereof," "herein" and "hereunder" and similar expressions refer to this agreement and not to any particular Article, Section or other portion hereof.

Section 1.3               Rules of Construction.

            Unless otherwise specifically indicated or the context otherwise requires, (a) all references to "dollars" or "$" mean United States dollars, (b) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (c) "include," "includes" and "including" shall be deemed to be followed by the words "without limitation."

Section 1.4               Date for any Action.

            If the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

ARTICLE 2
COVENANTS OF FCE AND EXCHANGECO

Section 2.1               Covenants Regarding Exchangeable Shares.

            So long as any Exchangeable Shares not owned by FCE or its Affiliates are outstanding, FCE will:

(a)            not declare or pay any dividend on FCE Common Stock unless (i) ExchangeCo shall (w) on the same day declare or pay, as the case may be, an equivalent dividend (as provided for in the Exchangeable Share Provisions) on the Exchangeable Shares (an "Equivalent Dividend") and (x) ExchangeCo shall have sufficient money or other assets or authorized but unissued securities available to enable the due declaration and the due and punctual payment, in accordance with applicable law, of any such Equivalent Dividend, or (ii) ExchangeCo shall (y) subdivide the Exchangeable Shares in lieu of a stock dividend thereon (as provided for in the Exchangeable Share Provisions) (an "Equivalent Stock Subdivision") and (z) have sufficient authorized but unissued securities available to enable the Equivalent Stock Subdivision;

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(b)             advise ExchangeCo sufficiently in advance of the declaration by FCE of any dividend on FCE Common Stock and take all such other actions as are necessary, in cooperation with ExchangeCo, to ensure that (i) the respective declaration date, record date and payment date for an Equivalent Dividend on the Exchangeable Shares shall be the same as the declaration date, record date and payment date for the corresponding dividend on the FCE Common Stock, or (ii) the record date and effective date for an Equivalent Stock Subdivision shall be the same as the record date and payment date for the stock dividend on the FCE Common Stock;

(c)              ensure that the record date for any dividend declared on FCE Common Stock is not less than 10 Business Days after the declaration date of such dividend;

(d)              take all such actions and do all such things as are necessary or desirable to enable and permit ExchangeCo, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price in respect of each issued and outstanding Exchangeable Share (other than Exchangeable Shares owned by FCE or its Affiliates) upon the liquidation, dissolution or winding-up of ExchangeCo or any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding-up its affairs, the delivery of a Retraction Request by a holder of Exchangeable Shares or a redemption of Exchangeable Shares by ExchangeCo, as the case may be, including all such actions and all such things as are necessary or desirable to enable and permit ExchangeCo to cause to be delivered FCE Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5, 6 or 7, as the case may be, of the Exchangeable Share Provisions;

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(e)               take all such actions and do all such things as are necessary or desirable to enable and permit Callco, in accordance with applicable law, to perform its obligations arising upon the exercise by it of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, including all such actions and all such things as are necessary or desirable to enable and permit Callco to cause to be delivered FCE Common Stock to the holders of Exchangeable Shares in accordance with the provisions of the Liquidation Call Right, the Retraction Call Right or the Redemption Call Right, as the case may be;

(f)              not exercise its vote as a direct or indirect shareholder to initiate the voluntary liquidation, dissolution or winding-up of ExchangeCo nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of ExchangeCo; and

(g)             recognize the right of a holder of Exchangeable Shares to exercise its Exchange Put Right in the manner provided for in Article 9 of the Exchangeable Share Provisions.

Section 2.2               Segregation of Funds.

            FCE will cause ExchangeCo to deposit a sufficient amount of funds in a separate account of ExchangeCo and segregate a sufficient amount of such other assets and property as is necessary to enable ExchangeCo to pay dividends when due and to pay or otherwise satisfy its respective obligations under Article 5, 6 or 7 of the Exchangeable Share Provisions, as applicable.

Section 2.3               Reservation of FCE Common Stock.

            FCE hereby represents, warrants and covenants that FCE has either issued to the Trustee or reserved for issuance and will, at all times while any Exchangeable Shares (other than Exchangeable Shares held by FCE or its affiliates) are outstanding, keep available, free from preemptive and other rights, out of its authorized and unissued capital stock such number of shares of FCE Common Stock (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) (a) as is equal to the sum of (i) the number of Exchangeable Shares issued and outstanding from time to time and (ii) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (b) as are now and may hereafter be required to enable and permit ExchangeCo to meet its obligations under the Voting and Exchange Trust Agreement and under any other security or commitment pursuant to the Arrangement with respect to which FCE may now or hereafter be required to issue FCE Common Stock, to enable and permit ExchangeCo to meet its obligations hereunder, under the Voting and Exchange Trust Agreement and under the Exchangeable Share Provisions.

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Section 2.4               Notification of Certain Events.

            In order to assist FCE in compliance with its obligations hereunder and to permit FCE to exercise the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, ExchangeCo will notify FCE and Callco of each of the following events at the times set forth below:

(a)               in the event of any determination by the Board of Directors of ExchangeCo to institute voluntary liquidation, dissolution or winding-up proceedings with respect to ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

(b)               promptly, upon the earlier of receipt by ExchangeCo of notice of and ExchangeCo otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceeding with respect to the involuntary liquidation, dissolution or winding-up of ExchangeCo or to effect any other distribution of the assets of ExchangeCo among its shareholders for the purpose of winding up its affairs;

(c)                promptly, upon receipt by ExchangeCo of a Retraction Request;

(d)               promptly following the date on which notice of redemption is given to holders of Exchangeable Shares, upon the determination of a Redemption Date in accordance with the Exchangeable Share Provisions; and

(e)               promptly upon the issuance by ExchangeCo of any Exchangeable Shares or rights to acquire Exchangeable Shares (other than the issuance of Exchangeable Shares and rights to acquire Exchangeable Shares in exchange for outstanding common shares of Global pursuant to the Arrangement).

Section 2.5               Delivery of FCE Common Stock to ExchangeCo.

            In furtherance of its obligations hereunder, upon notice from ExchangeCo or Callco of any event that requires ExchangeCo or Callco to cause to be delivered FCE Common Stock to any holder of Exchangeable Shares, FCE shall forthwith issue and deliver the requisite number of shares of FCE Common Stock to be received by, and issued to or to the order of, the former holder of the surrendered Exchangeable Shares, as ExchangeCo or Callco shall direct. All such shares of FCE Common Stock shall be duly authorized, validly issued and fully paid and non-assessable and shall be free and clear of any lien, claim or encumbrance.

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Section 2.6               Qualification of FCE Common Stock.

            FCE covenants that if any FCE Common Stock (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be issued and delivered hereunder (including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights (all as defined in the Voting and Exchange Trust Agreement)) require registration or qualification with, or approval of, or the filing of any document, including any prospectus or similar document, the taking of any proceeding with, or the obtaining of any order, ruling or consent from, any governmental or regulatory authority under any Canadian or United States federal, provincial, territorial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority, or the fulfillment of any other United States or Canadian legal requirement (collectively, the "Applicable Laws") before such shares (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) may be issued and delivered by FCE at the direction of ExchangeCo or Callco, if applicable, to the holder of surrendered Exchangeable Shares or in order that such shares (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of FCE for purposes of Canadian provincial securities law or an "affiliate" of FCE for purposes of United States federal or state securities law), FCE will in good faith expeditiously take all such actions and do all such things as are necessary or desirable and within its power to cause such FCE Common Stock (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be.  FCE represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of FCE Common Stock (or other shares or securities into which FCE Common Stock may be reclassified or changed) to be issued and delivered hereunder (including, for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights) to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of FCE for the purposes of Canadian federal and provincial securities law or an "affiliate" of FCE for purposes of United States federal or state securities law). FCE will in good faith expeditiously take all such actions and do all such things as are necessary or desirable and within its power to cause all FCE Common Stock (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) to be delivered hereunder (including, for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights) to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding FCE Common Stock (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by Section 2.7 hereof) are listed and are quoted or posted for trading at such time.

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Section 2.7               Economic Equivalence.

            So long as any Exchangeable Shares not owned by FCE or its Affiliates are outstanding:

(a)     FCE will not, without prior approval of ExchangeCo and the prior approval of the holders of Exchangeable Shares given in accordance with Section 11.2 of the Exchangeable Share Provisions:

(i)    issue or distribute FCE Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FCE Common Stock) to the holders of all or substantially all of the then outstanding shares of FCE Common Stock by way of stock dividend or other distribution, other than an issue of FCE Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FCE Common Stock) to holders of FCE Common Stock who (A) exercise an option to receive dividends in FCE Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FCE Common Stock) in lieu of receiving cash dividends, or (B) pursuant to any dividend reinvestment plan or scrip dividend; or

(ii)  issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of FCE Common Stock entitling them to subscribe for or to purchase FCE Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FCE Common Stock); or

(iii) issue or distribute to the holders of all or substantially all of the then shares of outstanding FCE Common Stock (A) shares or securities of FCE of any class other than FCE Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire FCE Common Stock), (B) rights, options or warrants other than those referred to in Section 2.7(a)(ii) above, (C) evidences of indebtedness of FCE or (D) assets of FCE,

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unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

(b)    FCE will not without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11.2 of the Exchangeable Share Provisions:

(i)   subdivide, redivide or change the then outstanding shares of FCE Common Stock into a greater number of shares of FCE Common Stock; or

(ii)  reduce, combine, consolidate or change the then outstanding shares of FCE Common Stock into a lesser number of shares of FCE Common Stock; or

(iii) reclassify or otherwise change FCE Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of FCE Common Stock,

unless the same or an economically equivalent change is simultaneously made to, or in the rights of the holders of, the Exchangeable Shares.

(c)     FCE will ensure that the record date for any event referred to in Section 2.7(a) or Section 2.7(b) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than five Business Days after the date on which such event is declared or announced by FCE (with contemporaneous notification thereof by FCE to ExchangeCo).

(d)     The Board of Directors of ExchangeCo shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of any event referred to in Section 2.7(a) or Section 2.7(b) above and each such determination shall be conclusive and binding on FCE. In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors of ExchangeCo to be relevant, be considered by the Board of Directors of ExchangeCo:

(i)        in the case of any stock dividend or other distribution payable in FCE Common Stock, the number of such shares issued in proportion to the number of shares of FCE Common Stock previously outstanding;

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(ii)      in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase shares of FCE Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FCE Common Stock), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

(iii)     in the case of the issuance or distribution of any other form of property (including any shares or securities of FCE of any class other than FCE Common Stock, any rights, options or warrants other than those referred to in Section 2.7(d)(ii) above, any evidences of indebtedness of FCE or any assets of FCE), the relationship between the fair market value (as determined by the Board of Directors of ExchangeCo in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of FCE Common Share and the Current Market Price;

(iv)     in the case of any subdivision, redivision or change of the then outstanding shares of FCE Common Stock into a greater number of shares of FCE Common Stock or the reduction, combination, consolidation or change of the then outstanding shares of FCE Common Stock into a lesser number of shares of FCE Common Stock or any amalgamation, merger, reorganization or other transaction affecting FCE Common Stock, the effect thereof upon the then outstanding shares of FCE Common Stock; and

(v)      in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of shares of FCE Common Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

(e)     ExchangeCo agrees that, to the extent required, upon due notice from FCE, ExchangeCo will take or cause to be taken such steps as may be necessary for the purposes of ensuring that appropriate dividends are paid or other distributions are made by ExchangeCo, or subdivisions, redivisions or changes are made to the Exchangeable Shares, in order to implement the required economic equivalent with respect to the FCE Common Stock and Exchangeable Shares as provided for in this Section 2.7.

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Section 2.8               Tender Offers.

            In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to FCE Common Stock (an "Offer") is proposed by FCE or is proposed to FCE or its shareholders and is recommended by the Board of Directors of FCE, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of FCE, and the Exchangeable Shares are not redeemed by ExchangeCo or purchased by Callco pursuant to the Redemption Call Right, FCE shall in good faith take all such actions and do all such things as are necessary or desirable and in its power to enable and permit holders of Exchangeable Shares (other than FCE and its Affiliates) to participate in such Offer to the same extent and on an economically equivalent basis as the holders of FCE Common Stock, without discrimination. Without limiting the generality of the foregoing, FCE will use its good faith efforts expeditiously to (and in the case of a transaction proposed by FCE or where it is a participant in the negotiation thereof it will) ensure that holders of Exchangeable Shares may participate in each such Offer without being required to retract Exchangeable Shares as against ExchangeCo (or, if so required, to ensure that any such retraction, shall be effective only upon, and shall be conditional upon, the closing of such Offer and only to the extent necessary to tender or deposit to the Offer). Nothing herein shall affect the rights of ExchangeCo to redeem (or Callco to purchase pursuant to the Redemption Call Right) Exchangeable Shares, as applicable, in the event of a FCE Control Transaction.

Section 2.9               Ownership of Outstanding Shares.

            Without the prior approval of ExchangeCo and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 of the Exchangeable Share Provisions, FCE covenants and agrees in favour of ExchangeCo that, as long as any outstanding Exchangeable Shares are owned by any Person other than FCE or any of its Affiliates, FCE will be and remain the direct or indirect beneficial owner of all issued and outstanding voting shares in the capital of ExchangeCo and Callco. Notwithstanding the foregoing, FCE shall not be in violation of this section if any person or group of persons acting jointly or in concert acquires all or substantially all of the assets of FCE or the FCE Common Stock pursuant to any merger of FCE pursuant to which FCE was not the surviving corporation.

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Section 2.10           FCE and Affiliates Not to Vote Exchangeable Shares.

            FCE covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to any Exchangeable Shares held by it and its Affiliates for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. FCE further covenants and agrees that it will not, and will cause its Affiliates not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of the ABCA (or any successor or other corporate statute by which ExchangeCo may in the future be governed) with respect to any Exchangeable Shares held by it or by its Affiliates in respect of any matter considered at any meeting of holders of Exchangeable Shares.

Section 2.11           Rule 10b-18 Purchases.

            For greater certainty, nothing contained in this Agreement, including the obligations of FCE contained in Section 2.8 hereof, shall limit the ability of FCE or ExchangeCo to make a "Rule 10b-18 purchase" of FCE Common Stock pursuant to Rule 10b-18 of the United States Securities Exchange Act of 1934, as amended, or any successor rule.

Section 2.12           Stock Exchange Listing.

            FCE covenants and agrees in favour of ExchangeCo that, as long as any outstanding Exchangeable Shares are owned by any Person other than FCE or any of its Affiliates, FCE will use its best efforts to maintain a listing for such Exchangeable Shares on the TSX or, in the event that a listing on TSX is not available, on another recognized Canadian stock exchange.

ARTICLE 3
FCE SUCCESSORS

Section 3.1               Certain Requirements in Respect of Combination, etc.

            FCE shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a)     such other Person or continuing corporation (the "FCE Successor") by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, an agreement supplemental hereto and such other instruments (if any) as are reasonably necessary or advisable to evidence the assumption by the FCE Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such FCE Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of FCE under this Agreement; and

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(b)     such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the other parties hereunder or the holders of Exchangeable Shares.

Section 3.2               Vesting of Powers in Successor.

            Whenever the conditions of Section 3.1 have been duly observed and performed, the parties, if required by Section 3.1, shall execute and deliver the supplemental agreement provided for in Section 3.1(a) and thereupon the FCE Successor shall possess and from time to time may exercise each and every right and power of FCE under this Agreement in the name of FCE or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of FCE or any officers of FCE may be done and performed with like force and effect by the directors or officers of such FCE Successor.

Section 3.3               Wholly-Owned Subsidiaries.

            Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of FCE with or into FCE or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of FCE provided that all of the assets of such subsidiary are transferred to FCE or another wholly-owned direct or indirect subsidiary of FCE and any such transactions are expressly permitted by this Article 3.

ARTICLE 4
GENERAL

Section 4.1               Term.

            This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire Exchangeable Shares) are held by any Person other than FCE and any of its Affiliates.

Section 4.2               Changes in Capital of FCE and ExchangeCo.

            At all times after the occurrence of any event contemplated pursuant to Section 2.7 and Section 2.8 hereof or otherwise, as a result of which either FCE Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be deemed amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which FCE Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

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Section 4.3               Notices to Parties.

            All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or dispatched (postage prepaid) to a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

(a)               If to FCE, at:

3 Great Pasture Road
Danbury, Connecticut
06813

Attention:         Chief Executive Officer
Facsimile No.:  (203) 825-60001

(b)               If to ExchangeCo, at:

__________

Attention:         _______

Facsimile No.:  _______

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

Section 4.4               Assignment.

            No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement or the Arrangement (whether by operation of law or otherwise) except that ExchangeCo may assign in its sole discretion, any or all of its rights, interests and obligations hereunder to any wholly-owned subsidiary of FCE, but any such assignment shall not relieve ExchangeCo of its responsibilities hereunder.

Section 4.5               Binding Effect.

            Subject to Section 4.4, this Agreement and the Arrangement shall be binding upon, enure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

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Section 4.6               Amendments, Modifications.

            This Agreement may not be amended or modified except by an agreement in writing executed by ExchangeCo, Callco and FCE and approved by the holders of the Exchangeable Shares in accordance with Section 11.2 of the Exchangeable Share Provisions.

Section 4.7               Ministerial Amendments.

            Notwithstanding the provisions of Section 4.6, the parties to this Agreement may in writing at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

(a)         adding to the covenants of any or all parties provided that the board of directors of each of ExchangeCo, Callco and FCE shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares;

(b)        making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the board of directors of each of ExchangeCo, Callco and FCE, it may be expedient to make, provided that each such board of directors shall be of the good faith opinion that such amendments or modifications will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares; or

(c)        making such changes or corrections which, on the advice of counsel to ExchangeCo, Callco and FCE, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the board of directors of each of ExchangeCo, Callco and FCE shall be of the good faith opinion that such changes or corrections will not be prejudicial to the rights or interests of the holders of the Exchangeable Shares.

Section 4.8               Meeting to Consider Amendments.

            ExchangeCo, at the request of FCE, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval pursuant to Section 4.6 hereof.  Any such meeting or meetings shall be called and held in accordance with the bylaws of ExchangeCo, the Exchangeable Share Provisions and all applicable laws.

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Section 4.9               Amendments Only in Writing.

            No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto.

Section 4.10           Governing Laws; Consent to Jurisdiction.

            This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as an Alberta contract. Each party hereby irrevocably attorns to the jurisdiction of the courts of the Province of Alberta in respect of all matters arising under or in relation to this Agreement.

Section 4.11           Severability.

            If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 4.12           Counterparts.

            This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

FUELCELL ENERGY, INC.
By:
Name:
Title:
_____ ALBERTA LTD.
By:
Name:
Title:
_____ALBERTA LTD.
By:
Name:
Title:

EXHIBIT D

VOTING AND EXCHANGE TRUST AGREEMENT

            VOTING AND EXCHANGE AGREEMENT ("Agreement") made as of the __________ day of __________, 2003.

BETWEEN:

FUELCELL ENERGY, INC., a corporation existing under the laws of the State of Delaware

(hereinafter referred to as "FCE"),

- and -

__________ ALBERTA LTD., a corporation organized under the laws of Alberta

(hereinafter referred to as "ExchangeCo"),

- and -

__________ TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada

(hereinafter referred to as the "Trustee"),

            WHEREAS, in connection with the Combination Agreement, ExchangeCo is required to issue Exchangeable Shares to certain holders of common shares in the capital of Global pursuant to the Plan of Arrangement contemplated in the Combination Agreement; and

            WHEREAS, pursuant to the Combination Agreement, FCE has agreed to execute a voting and exchange trust agreement with ExchangeCo and the Trustee substantially in the form of this Agreement;

            NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto covenant and agree as follows:

ARTICLE 1
INTERPRETATION

Section 1.1               Definitions.

            In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings respectively:

"ABCA" means the Business Corporations Act (Alberta) as now in effect and as it may be amended, consolidated or reenacted from time to time;

"Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of FCE Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by Record Holders multiplied by (ii) the Equivalent Vote Amount;

"Affiliate" has the meaning ascribed thereto in the Securities Act, unless otherwise expressly stated herein;

"Arrangement" means the arrangement under Section 193 of the ABCA on the terms and subject to the conditions set out in the Plan of Arrangement;

"Articles" means the Articles of Arrangement of ExchangeCo;

"Automatic Exchange Rights" means the benefit of the obligation of FCE to effect the automatic exchange of Exchangeable Shares for FCE Common Stock pursuant to Section 5.12;

"Beneficiaries" means the registered holders from time to time of Exchangeable Shares, other than FCE and its Affiliates;

"Beneficiary Votes" has the meaning ascribed thereto in Section 4.2;

"Business Day" means any day other than a Saturday, Sunday or a statutory or civic holiday in the United States or Canada;

"Callco" means __________, a corporation organized and existing under the laws of Alberta;

"Combination Agreement" means the combination agreement made as of __________, 2003 between FCE and Global, as amended, supplemented and/or restated in accordance therewith prior to the date hereof, providing for, among other things, the Arrangement;

"Court" has the meaning ascribed thereto in the Plan of Arrangement;

"Equivalent Vote Amount" means, with respect any matter, proposition or question on which holders of FCE Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of FCE Common Stock is entitled with respect to such matter, proposition or question;

"Exchange Put Right" has the meaning ascribed thereto in the Exchangeable Share Provisions;

"Exchange Right" has the meaning ascribed thereto in Section 5.1;

"Exchangeable Shares" means the non-voting exchangeable shares in the capital of ExchangeCo, having the rights, privileges, restrictions and conditions set out in Exhibit E to the Combination Agreement;

"Exchangeable Share Consideration" has the meaning ascribed thereto in the Exchangeable Share Provisions;

"Exchangeable Share Price" has the meaning ascribed thereto in the Exchangeable Share Provisions;

"Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

"FCE Common Stock" means the shares of common stock, $0.0001 par value per share, in the capital of FCE and any other securities into which such shares may be changed or resulting form the application of Section 2.7 of the Support Agreement;

"FCE Consent" has the meaning ascribed thereto in Section 4.2;

"FCE Meeting" has the meaning ascribed thereto in Section 4.2;

"FCE Successor" has the meaning ascribed thereto in Section 10.1(a).

"Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the date hereof or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

"Global" means Global Thermoelectric Inc., a corporation existing under the laws of the Province of Alberta;

"Governmental Entity" means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

"Indemnified Parties" has the meaning ascribed thereto in Section 8.1;

"Insolvency Event" means (i) the institution by ExchangeCo of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound up, or the consent of ExchangeCo to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or (ii) the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by ExchangeCo to contest in good faith any such proceedings commenced in respect of ExchangeCo within 15 days of becoming aware thereof, or the consent by ExchangeCo to the filing of any such petition or to the appointment of a receiver, or (iii) the making by ExchangeCo of a general assignment for the benefit of creditors, or the admission in writing by ExchangeCo of its inability to pay its debts generally as they become due, or (iv) ExchangeCo not being permitted, pursuant to solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions;

"Liquidation Call Right" has the meaning ascribed thereto in the Articles;

"Liquidation Event" has the meaning ascribed thereto in Section 5.12(2);

"Liquidation Event Effective Time" has the meaning ascribed thereto in Section 5.12(3);

"List" has the meaning ascribed thereto in Section 4.6;

"Officer's Certificate" means, with respect to FCE or ExchangeCo, as the case may be, a certificate signed by any one of the authorized signatories of FCE or ExchangeCo, as the case may be;

"Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability corporation, unlimited liability corporation, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

"Plan of Arrangement" means the plan of arrangement relating to the arrangement of the Corporation under section 193 of the ABCA contemplated in the Combination Agreement and which Plan of Arrangement is attached to the Combination Agreement as Exhibit A, subject to any amendments or variations thereto made in accordance with Article 7 of the Plan of Arrangement or Section 8.8 of the Combination Agreement or made at the direction of the Court in the Final Order;

"Redemption Call Right" has the meaning ascribed thereto in the Articles;

"Redemption Date" has the meaning ascribed thereto in the Exchangeable Share Provisions;

"Retracted Shares" has the meaning ascribed thereto in Section 5.7;

"Retraction Call Right" has the meaning ascribed thereto in the Exchangeable Share Provisions;

"Securities Act" means the Securities Act (Alberta) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended, consolidated or reanacted from time to time;

"Support Agreement" means that certain support agreement made as of even date herewith between ExchangeCo, Callco and FCE substantially in the form and content of Exhibit C to the Combination Agreement, with such changes thereto as the parties to the Combination Agreement, acting reasonably, may agree;

"Trust" means the trust created by this Agreement;

"Trust Estate" means the Voting Share, any other securities, the Exchange Put Right, the Exchange Right, the Automatic Exchange Rights and any money or other, property which may be held by the Trustee from time to time pursuant to this Agreement;

"Voting Rights" means the voting rights attached to the Voting Share;

"Voting Share" means the share of special voting stock of FCE, $0.001 par value, issued by FCE to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of FCE Common Stock equal to the Aggregate Equivalent Vote Amount.

Section 1.2               Interpretation Not Affected by Headings, etc.

            The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and should not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number refer to the specified Article or Section of this Agreement. The terms "this Agreement," "hereof," "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof.

Section 1.3               Rules of Construction

            Unless otherwise specifically indicated or the context otherwise requires, (a) all references to "dollars" or "$" mean United States dollars, (b)words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (c) "include," "includes" and "including" shall be deemed to be followed by the words "without limitation."

Section 1.4               Date for any Action.

            In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

 ARTICLE 2
PURPOSE OF AGREEMENT

Section 2.1               Establishment of Trust.

            The purpose of this Agreement is to create the Trust for the benefit of the Beneficiaries, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right, the Automatic Exchange Rights and the Exchange Put Right in order to enable the Trustee to exercise such rights as trustee for and on behalf of the Beneficiaries as provided in this Agreement. The Trustee will hold the Voting Share for and on behalf of FCE for all other rights associated with such Voting Share other than the Voting Rights.

ARTICLE 3
VOTING SHARE

Section 3.1               Issue and Ownership of the Voting Share.

            FCE hereby issues to, and deposits with, the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Beneficiaries in accordance with the provisions of this Agreement. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to such Voting Share provided that the Trustee shall:

(a)   hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)   except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share and such Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

Section 3.2               Legended Share Certificates.

        ExchangeCo will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to Beneficiary Votes.

Section 3.3               Safe Keeping of Certificate.

            The physical certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

ARTICLE 4
EXERCISE OF VOTING RIGHTS

Section 4.1               Voting Rights.

The Trustee, as the holder of record of the Voting Share shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share on any matter, question, proposal or proposition whatsoever that may properly come before the shareholders of FCE at a FCE Meeting or in connection with a FCE Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 6.15 hereof:

(a)    the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Beneficiaries entitled to instruct the Trustee as to the voting thereof at the time at which the FCE Meeting is held or a FCE Consent is sought; and

(b)   to the extent that no instructions are received from a Beneficiary with respect to the Voting Rights to which such Beneficiary is entitled, the Trustee shall not exercise or permit the exercise of such Voting Rights.

Section 4.2               Number of Votes.

            With respect to all meetings of shareholders of FCE at which holders of FCE Common Stock are entitled to vote (each, a "FCE Meeting") and with respect to all written consents sought from FCE's shareholders, including the holders of FCE Common Stock (each, a "FCE Consent"), each Beneficiary shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Beneficiary on the record date established by FCE or by applicable law for such FCE Meeting or FCE Consent, as the case may be (collectively, the "Beneficiary Votes"), in respect of each matter, question, proposal or proposition to be voted on at such FCE Meeting or consented to in connection with such FCE Consent.

Section 4.3               Mailings to Shareholders.

(1)    With respect to each FCE Meeting and FCE Consent, the Trustee will use its reasonable efforts promptly to mail or cause to be mailed (or otherwise communicate in the same manner as FCE utilizes in communications to holders of FCE Common Stock subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each of the Beneficiaries named in the List, such mailing or communication to commence on the same day as the mailing or notice (or other communication) with respect thereto is commenced by FCE to its shareholders:

(a)   a copy of such notice, together with any related materials, including any proxy or information statement, to be provided to shareholders of FCE;

(b)   a statement that such Beneficiary is entitled to instruct the Trustee as to the exercise of the Beneficiary Votes with respect to such FCE Meeting or FCE Consent or, pursuant to Section 4.7, to attend such FCE Meeting and to exercise personally thereat the Beneficiary Votes of such Beneficiary;

(c)    a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

(i)     a proxy to such Beneficiary or its designee to exercise personally the Beneficiary Votes; or

(ii)    a proxy to a designated agent or other representative of the management of FCE to exercise such Beneficiary Votes;

(d)   a statement that if no such instructions are received from the Beneficiary, the Beneficiary Votes to which such Beneficiary is entitled will not be exercised;

(e)   a form of direction whereby the Beneficiary may so direct and instruct the Trustee as contemplated herein; and

(f)    a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a FCE Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and of the method for revoking or amending such instructions.

(2)   For the purpose of determining Beneficiary Votes to which a Beneficiary is entitled in respect of any FCE Meeting or FCE Consent, the number of Exchangeable Shares owned of record by the Beneficiary shall be determined at the close of business on the record date established by FCE or by applicable law for purposes of determining shareholders entitled to vote at such FCE Meeting or to give written consent in connection with such FCE Consent. FCE will notify the Trustee of any decision of the Board of Directors of FCE with respect to the calling of any FCE Meeting or the seeking of any FCE Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.3.

(3)   The materials referred to in this Section 4.3 are to be provided to the Trustee by FCE and the materials referred to Section 4.3(1) (b), (c), (d), (e) and (f) shall be subject to reasonable comment by the Trustee in a timely manner. FCE shall ensure that the materials to be provided to the Trustee are provided in sufficient time to permit the Trustee to comment as aforesaid and to send all materials to each Beneficiary at the same time as such materials are first sent to holders of FCE Common Stock. FCE agrees not to communicate with holders of FCE Common Stock with respect to the materials referred to in this Section 4.3 otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. Notwithstanding the foregoing, FCE may at its option exercise the duties of the Trustee to deliver copies of all materials to each Beneficiary as required by this Section 4.3 so long as in each case FCE delivers a certificate to the Trustee stating that FCE has undertaken to perform the obligations set forth in this Section 4.3.

Section 4.4               Copies of Shareholder Information.

            FCE will deliver to the Trustee copies of all proxy materials (including notices of FCE Meetings but excluding proxies to vote FCE Common Stock), information statements, reports (including all interim and annual financial statements) and other written communications that, in each case, are to be distributed from time to time to holders of FCE Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Beneficiary, to the extent possible, at the same time as such materials are first sent to holders of FCE Common Stock. The Trustee will mail or otherwise send to each Beneficiary, at the expense of FCE, copies of all such materials (and all materials specifically directed to the Beneficiaries or to the Trustee for the benefit of the Beneficiaries by FCE) received by the Trustee from FCE, to the extent possible, at the same time as such materials are sent to holders of FCE Common Stock. The Trustee will make copies of all such materials available for inspection by any Beneficiary at the Trustee's principal office in __________. Notwithstanding the foregoing, FCE at its option may exercise the duties of the Trustee to deliver copies of all materials to each Beneficiary as required by this Section 4.4 so long as in each case FCE delivers a certificate to the Trustee stating that FCE has undertaken to perform the obligations set forth in this Section 4.4.

Section 4.5               Other Materials.

            As soon as reasonably practicable after receipt by FCE or holders of FCE Common Stock (if such receipt is known by FCE) of any material sent or given by or on behalf of a third party to holders of FCE Common Stock generally, including dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), FCE shall use its reasonable best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Beneficiaries by such third party) to each Beneficiary as soon as possible. As soon thereafter as is reasonably practicable after receipt thereof, the Trustee will mail or otherwise send to each Beneficiary, at the expense of FCE, copies of all such materials received by the Trustee from FCE. The Trustee will also make available for inspection by any Beneficiary at the Trustee's principal office in __________ copies of all such materials. Notwithstanding the foregoing, FCE at its option may exercise the duties of the Trustee to deliver copies of all such materials to each Beneficiary as required by this Section 4.5 so long as in each case FCE delivers a certificate to the Trustee stating that FCE has undertaken to perform the obligations set forth in this Section 4.5.

Section 4.6               List of Persons Entitled to Vote.

            ExchangeCo shall, (a) prior to each annual and special FCE Meeting or the seeking of any FCE Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a ("List") of the names and addresses of the Beneficiaries arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Beneficiary, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a FCE Meeting or a FCE Consent, at the close of business on the record date established by FCE or pursuant to applicable law for determining the holders of FCE Common Stock entitled to receive notice of and/or to vote at such FCE Meeting or to give consent in connection with such FCE Consent. Each such List shall be delivered to the Trustee promptly after receipt by ExchangeCo of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to permit the Trustee to perform its obligations under this Agreement. FCE agrees to give ExchangeCo notice (with a copy to the Trustee) of the calling of any FCE Meeting or the seeking of any FCE Consent together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable ExchangeCo to perform its obligations under this Section 4.6.

Section 4.7               Entitlement to Direct Votes.

            Any Beneficiary named in a List prepared in connection with any FCE Meeting or FCE Consent will be entitled (a) to instruct the Trustee in the manner described in Section 4.3 with respect to the exercise of the Beneficiary Votes to which such Beneficiary is entitled or (b) to attend such meeting and personally exercise thereat (or to personally exercise with respect to any FCE Consent), as the proxy of the Trustee, the Beneficiary Votes to which such Beneficiary is entitled.

Section 4.8               Voting by Trustee and Attendance of Trustee Representative at Meeting.

(1)   In connection with each FCE Meeting and FCE Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Beneficiary pursuant to Section 4.3, the Beneficiary Votes as to which such Beneficiary is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Beneficiary prior to the time and date fixed by the Trustee for receipt of such instruction in the notice given by the Trustee to the Beneficiary pursuant to Section 4.3.

(2)   The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each FCE Meeting. Upon submission by a Beneficiary (or its designee) of identification satisfactory to the Trustee's representative, and at the Beneficiary's request, such representative shall sign and deliver to such Beneficiary (or its designee) a proxy to exercise personally the Beneficiary Votes as to which such Beneficiary is otherwise entitled hereunder to direct the vote, if such Beneficiary either (i) has not previously given the Trustee instructions pursuant to Section 4.3 in respect of such meeting or (ii) submits to such representative written revocation of any such previous instructions. At such meeting, upon receipt of a proxy from the Trustee's representative, the Beneficiary exercising such Beneficiary Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question, proposal or proposition, to vote by way of ballot at the meeting in respect of any matter, question, proposal or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

Section 4.9               Distribution of Written Materials.

            Any written materials distributed by or on behalf of the Trustee pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as FCE utilizes in communications to holders of FCE Common Stock, subject to applicable regulatory requirements and provided such manner of communications is reasonably available to the Trustee) to each Beneficiary at its address as shown on the books of ExchangeCo. FCE agrees not to communicate with holders of FCE Common Stock with respect to such written material otherwise than by mail unless such method of communication is also reasonably available to the Trustee for communication with the Beneficiaries. ExchangeCo shall provide or cause to be provided to the Trustee for purposes of communication, on a timely basis and without charge or other expense:

(a)    a current List; and

(b)    upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

ExchangeCo's obligations under this Section 4.9 shall be deemed satisfied to the extent FCE exercises its option to perform the duties of the Trustee to deliver copies of materials to each Beneficiary and ExchangeCo provides the required information and materials to FCE.

Section 4.10           Termination of Voting Rights.

            Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Beneficiary with respect to the Beneficiary Votes exercisable in respect of the Exchangeable Shares held by such Beneficiary, including the right to instruct the Trustee as to the voting of or to vote personally such Beneficiary Votes, shall cease and be terminated immediately, before the delivery by such Beneficiary to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Beneficiary of the Exchange Right, the Exchange Put Right or upon the occurrence of the automatic exchange of Exchangeable Shares for FCE Common Stock, as specified in Article 5 (unless, in either case, FCE shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Beneficiaries), or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of ExchangeCo pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof pursuant to the exercise by  (i) Callco of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right or (ii) the holder by the Exchange Put Right.

ARTICLE 5
EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

Section 5.1               Grant and Ownership of the Exchange Right.

            FCE hereby grants to the Trustee, as trustee for, on behalf of, and for the use and benefit of the Beneficiaries, the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require FCE to purchase from each or any Beneficiary, all or any part of the Exchangeable Shares held by such Beneficiary and the Automatic Exchange Rights, all in accordance with the provisions of this Agreement. FCE hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Beneficiaries of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights by FCE to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

(a)   hold the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Beneficiaries in accordance with the provisions of this Agreement; and

(b)   except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which the Trust is created pursuant to this Agreement.

Section 5.2               Legended Share Certificates.

            ExchangeCo will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Beneficiaries of:

(a)   their right to instruct the Trustee with respect to the exercise of the Exchange Put Right and the Exchange Right in respect of the Exchangeable Shares held by a Beneficiary; and

(b)   the Automatic Exchange Rights.

Section 5.3               General Exercise of the Exchange Put Right and the Exchange Right.

            The Exchange Put Right and the Exchange Right shall be and remain vested in and exercisable by the Trustee. Subject to Section 6.15, the Trustee shall exercise the Exchange Put Right and the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Beneficiaries entitled to instruct the Trustee as to the exercise thereof. To the extent that no instructions are received from a Beneficiary with respect to the Exchange Put Right  and the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Put Right and the Exchange Right.

Section 5.4               Purchase Price.

            The purchase price payable by FCE for each Exchangeable Share to be purchased by FCE under the Exchange Put Right or the Exchange Right shall be an amount per share equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, FCE shall provide to the Trustee an Officer's Certificate setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share. The Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by FCE delivering or causing to be delivered to the Trustee, on behalf of the relevant Beneficiary, the Exchangeable Share Consideration representing the total Exchangeable Share Price. Upon payment by FCE of such purchase price to the Trustee for the benefit of the Beneficiary, the relevant Beneficiary shall cease to have any right to be paid any amount in respect of declared and unpaid dividends on each such Exchangeable Share by ExchangeCo.

Section 5.5               Exercise Instructions.

            Subject to the terms and conditions herein set forth, a Beneficiary shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Beneficiary on the books of ExchangeCo. To cause the exercise of the Exchange Right by the Trustee, the Beneficiary shall deliver to the Trustee, in person or by certified or registered mail, at its principal office in __________ or at such other places as the Trustee may from time to time designate by written notice to the Beneficiaries, the certificates representing the Exchangeable Shares which such Beneficiary desires FCE to purchase, duly endorsed in blank for transfer, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of ExchangeCo and such additional documents and instruments as the Trustee, ExchangeCo and FCE may reasonably require together with (a) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (i) that the Beneficiary thereby instructs the Trustee to exercise the Exchange Right so as to require FCE to purchase from the Beneficiary the number of Exchangeable Shares specified therein, (ii) that such Beneficiary has good title to and owns all such Exchangeable Shares to be acquired by FCE free and clear of all liens, claims, security interests and encumbrances, (iii) the names in which the certificates representing shares of FCE Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (iv) the names and addresses of the persons to whom such new certificates should be delivered, and (b) payment (or evidence satisfactory to the Trustee, ExchangeCo and FCE of payment) of the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by FCE under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of ExchangeCo.

Section 5.6               Delivery of Exchangeable Share Consideration; Effect of Exercise.

            Promptly after the receipt by the Trustee of the certificates representing the Exchangeable Shares which the Beneficiary desires FCE to purchase under the Exchange Put Right or the Exchange Right, together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Put Right or the Exchange Right (and payment of taxes, if any payable as contemplated by Section 5.8 or evidence thereof), duly endorsed for transfer to FCE, the Trustee shall notify FCE and ExchangeCo of its receipt of the same, which notice to FCE and ExchangeCo shall constitute exercise of the Exchange Put Right or the Exchange Right by the Trustee on behalf of the Beneficiary in respect of such Exchangeable Shares, and FCE shall promptly thereafter deliver or cause to be delivered to the Trustee, for delivery to the Beneficiary in respect of such Exchangeable Shares (or to such other persons, if any, properly designated by such Beneficiary) the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Put Right or the Exchange Right; provided, however, that no such delivery shall be made unless and until the Beneficiary requesting the same shall have paid (or provided evidence satisfactory to the Trustee, ExchangeCo and FCE of the payment of) the taxes (if any) payable as contemplated by Section 5.8 of this Agreement. Immediately upon the giving of notice by the Trustee to FCE and ExchangeCo of the exercise of the Exchange Put Right or the Exchange Right, as provided in this Section 5.6, (i) the closing of the transaction of purchase and sale contemplated by the Exchange Put Right or the Exchange Right shall be deemed to have occurred, (ii) FCE shall be required to take all action necessary to permit it to occur including delivery to the Trustee of the Exchangeable Share Consideration no later than the close of business on the third Business Day following the receipt by the Trustee of the notice, certificates and other documents as aforesaid, and (iii) the Beneficiary of such Exchangeable Shares shall be deemed to have transferred to FCE all of such Beneficiary's right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by FCE to the Trustee for delivery to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary) by the date specified above, in which case the rights of the Beneficiary shall remain unaffected until such Exchangeable Share Consideration is delivered by FCE and any cheque included therein is paid. Upon delivery of such Exchangeable Share Consideration by FCE to the Trustee, the Trustee shall deliver such Exchangeable Share Consideration to such Beneficiary (or to such other person, if any, properly designated by such Beneficiary). Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the FCE Common Stock delivered to it pursuant to the Exchange Put Right or the Exchange Right.

Section 5.7               Exercise of Exchange Right Subsequent to Retraction.

            In the event that a Beneficiary has exercised its right under Article 6 of the Exchangeable Share Provisions to require ExchangeCo to redeem any or all of the Exchangeable Shares held by the Beneficiary (the "Retracted Shares") and is notified by ExchangeCo pursuant to Section 6.6 of the Exchangeable Share Provisions that ExchangeCo will not be permitted as a result of solvency requirements of applicable law to redeem all such Retracted Shares, and provided that Callco shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Beneficiary has not revoked the retraction request delivered by the Beneficiary to ExchangeCo pursuant to Section 6.7 of the Exchangeable Share Provisions, and provided further that the Trustee has received written notice of same from ExchangeCo or Callco, the retraction request will constitute and will be deemed to constitute notice from the Beneficiary to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares that ExchangeCo is unable to redeem. In any such event, ExchangeCo hereby agrees with the Trustee and in favour of the Beneficiary promptly to notify the Trustee of such prohibition against ExchangeCo redeeming all of the Retracted Shares and promptly to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Beneficiary to ExchangeCo or to the transfer agent of the Exchangeable Shares (including a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that ExchangeCo is not permitted to redeem and will require FCE to purchase such shares in accordance with the provisions of this Article 5.

Section 5.8               Stamp or Other Transfer Taxes.

            Upon any sale of Exchangeable Shares to FCE pursuant to the Exchange Put Right or the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing shares of FCE Common Stock to be delivered in connection with the payment of the purchase price therefor shall be issued in the name of the Beneficiary in respect of the Exchangeable Shares so sold or in such names as such Beneficiary may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold; provided, however, that such Beneficiary (a) shall pay (and none of FCE, ExchangeCo or the Trustee shall be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Beneficiary or (b) shall have evidenced to the satisfaction of the Trustee, FCE and ExchangeCo that such taxes, if any, have been paid.

Section 5.9               Notice of Insolvency Event.

            As soon as practicable following the occurrence of an Insolvency Event or any event that with the giving of notice or the passage of time or both would be an Insolvency Event, ExchangeCo and FCE shall give written notice thereof to the Trustee. As soon as practicable following the receipt of notice from ExchangeCo and FCE of the occurrence of an Insolvency Event, or upon the Trustee becoming aware of an Insolvency Event, the Trustee will mail to each Beneficiary, at the expense of FCE (such funds to be received in advance), a notice of such Insolvency Event in the form provided by FCE, which notice shall contain a brief statement of the rights of the Beneficiaries with respect to the Exchange Right.

Section 5.10           Qualification of FCE Common Stock.

            FCE covenants that if any shares of FCE Common Stock to be issued and delivered pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of any document, including any prospectus or similar document, or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial, territorial or state securities or other law or regulation or pursuant to the rules and regulations of any securities or other regulatory authority or the fulfillment of any other Canadian or United States legal requirement (collectively, the "Applicable Laws") before such shares (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by Section 2.7 of the Support Agreement) may be issued and delivered by FCE to the holder thereof or in order that such shares (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by Section 2.7 of the Support Agreement) may be freely traded thereafter (other than any restrictions of general application on transfer by reason of a holder being a "control person" of FCE for purposes of Canadian provincial securities law or an "affiliate" of FCE for purposes of United States federal or state securities law), FCE will in good faith expeditiously take all such actions and do all such things as are necessary or desirable and within its powers to cause such FCE Common Stock (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by Section 2.7 of the Support Agreement) to be and remain duly registered, qualified or approved under United States and/or Canadian law, as the case may be.  FCE represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of FCE Common Stock (or other shares or securities into which FCE Common Stock may be reclassified or changed) to be issued and delivered hereunder (including, for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights) to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of FCE for the purposes of Canadian federal and provincial securities law or an "affiliate" of FCE for purposes of United States federal or state securities law).  FCE will in good faith expeditiously take all such actions and do all such things as are necessary or desirable and within its power to cause all FCE Common Stock (or other shares or securities into which FCE Common Stock may be reclassified or changed as contemplated by Section 2.7 of the Support Agreement) to be delivered pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding FCE Common Stock are listed, quoted or posted for trading at such time.

Section 5.11           FCE Common Stock.

            FCE hereby represents, warrants and convents that it has duly authorized and irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights and free and clear of any lien, claim or encumbrance, out of its authorized and unissued capital stock such number of shares of FCE Common Stock:

(a)    as is equal to the sum of

(i)     the number of Exchangeable Shares issued and outstanding from time to time; and

(ii)    the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time; and

(b)   as are now and may hereafter be required to enable and permit ExchangeCo to meet its obligations hereunder, under the Certificate of Incorporation of FCE, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which FCE may now or hereafter be required to issue shares of FCE Common Stock.

Section 5.12           Automatic Exchange on Liquidation of FCE.

(1)   FCE will give the Trustee written notice of each of the following events at the time set forth below:

(a)    in the event of any determination by the Board of Directors of FCE to institute voluntary liquidation, dissolution or winding-up proceedings with respect to FCE or to effect any other distribution of assets of FCE among its shareholders for the purpose of winding up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

(b)   promptly following the earlier of (A) receipt by FCE of notice of, and (B) FCE otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of FCE or to effect any other distribution of assets of FCE among its shareholders for the purpose of winding up its affairs, in each case where FCE has failed to contest in good faith any such proceeding commenced in respect of FCE within 30 days of becoming aware thereof.

(2)   Promptly following receipt by the Trustee from FCE of notice of any event (a "Liquidation Event") contemplated by Section 5.12(1) above, the Trustee will give notice or cause such notice to be given thereof to the Beneficiaries. Such notice shall be provided to the Trustee by FCE and shall include a brief description of rights of the Beneficiaries with respect to the Automatic Exchange Rights provided for in Section 5.12(3).

(3)   In order that the Beneficiaries will be able to participate on a pro rata basis with the holders of FCE Common Stock in the distribution of assets of FCE in connection with a Liquidation Event, immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for FCE Common Stock. To effect such automatic exchange, FCE shall be deemed to have purchased each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Beneficiaries, and each Beneficiary shall be deemed to have sold the Exchangeable Shares held by such Beneficiary at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at that time. FCE shall provide the Trustee with an Officer's Certificate in connection with any automatic exchange setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share.

(4)   The closing of the transaction of purchase and sale contemplated by the automatic exchange of Exchangeable Shares for FCE Common Stock shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Beneficiary shall be deemed to have transferred to FCE all of the Beneficiary's right, title and interest in and to such Beneficiary's Exchangeable Shares and the related interest in the Trust Estate. Any right of each such Beneficiary to receive declared and unpaid dividends from ExchangeCo shall be deemed to be satisfied and discharged and each such Beneficiary shall cease to be a holder of such Exchangeable Shares and FCE shall deliver to the Beneficiary the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Beneficiary ceasing to be a holder of Exchangeable Shares, the Beneficiary shall be considered and deemed for all purposes to be the holder of the FCE Common Stock issued pursuant to the automatic exchange of Exchangeable Shares for FCE Common Stock and the certificates held by the Beneficiary previously representing the Exchangeable Shares exchanged by the Beneficiary with FCE pursuant to such automatic exchange shall thereafter be deemed to represent FCE Common Stock issued to the Beneficiary by FCE pursuant to such automatic exchange. Upon the request of a Beneficiary and the surrender by the Beneficiary of Exchangeable Share certificates deemed to represent FCE Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as FCE may reasonably require, FCE shall deliver or cause to be delivered to the Beneficiary certificates representing FCE Common Stock of which the Beneficiary is the holder.

Section 5.13           Withholding Rights.

            FCE, ExchangeCo and the Trustee shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or FCE Common Stock such amounts as FCE, ExchangeCo or the Trustee is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of federal, provincial, state, local or foreign tax law, in each case as amended or succeeded. The Trustee may act on the advice of counsel with respect to such matters. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, FCE, ExchangeCo and the Trustee are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to FCE, ExchangeCo or the Trustee, as the case may be, to enable it to comply with such deduction or withholding requirement and FCE, ExchangeCo or the Trustee shall notify the holder thereof and remit to such holder any unapplied balance of the net proceeds of such sale. FCE represents and warrants that, based upon facts currently known to it, it has no current intention, as at the date of this Agreement, to deduct or withhold from any consideration paid to holders of Exchangeable Shares any amounts under the United States Internal Revenue Code of 1986.

ARTICLE 6
CONCERNING THE TRUSTEE

Section 6.1               Powers and Duties of the Trustee.

(1)   The rights, powers, duties and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

(a)   receipt and deposit of the Voting Share from FCE as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(b)   granting proxies and distributing materials to Beneficiaries as provided in this Agreement;

(c)   casting and exercising the Beneficiary Votes in accordance with the provisions of this Agreement;

(d)   receiving the grant of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights from FCE as trustee for and on behalf of the Beneficiaries in accordance with the provisions of this Agreement;

(e)   exercising the Exchange Put Right, the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Beneficiaries Exchangeable Shares and other requisite documents and distributing to such Beneficiaries FCE Common Stock and cheques, if any, to which such Beneficiaries are entitled upon the exercise of the Exchange Put Right, the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

(f)    holding title to the Trust Estate;

(g)   investing any moneys forming, from time to time, a part of the Trust Estate as provided in this Agreement;

(h)   taking action on its own initiative or at the direction of a Beneficiary or Beneficiaries to enforce the obligations of FCE and ExchangeCo under this Agreement; and

(i)    taking such other actions and doing such other things as are specifically provided in this Agreement.

(2)   In the exercise of such rights, powers, duties and authorities, the Trustee shall have (and is granted) such incidental and additional rights, powers, duties and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers, duties and authorities by the Trustee shall be final, conclusive and binding upon all persons.

(3)   The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith and with a view to the best interests of the Beneficiaries and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

(4)   The Trustee shall not be bound to give notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof, nor shall the Trustee be required to take any notice of, or to do, or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee, and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

Section 6.2               No Conflict of Interest.

            The Trustee represents to FCE and ExchangeCo that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10. If, notwithstanding the foregoing provisions of this Section 6.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 6.2, any interested party may apply to the Court for an order that the Trustee be replaced as trustee hereunder.

Section 6.3               Dealings with Transfer Agents, Registrars, etc.

(1)   FCE and ExchangeCo irrevocably authorize the Trustee, from time to time, to:

(a)   consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and FCE Common Stock; and

(b)   requisition, from time to time, (i) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (ii) from the transfer agent of FCE Common Stock, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Put Right, the Exchange Right and pursuant to the Automatic Exchange Rights.

(2)   FCE and ExchangeCo irrevocably authorize their respective registrars and transfer agents to comply with all such requests. FCE covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights.

Section 6.4               Books and Records.

            The Trustee shall keep available for inspection by FCE and ExchangeCo at the Trustee's principal office in __________ correct and complete books and records of account relating to the Trust created by this Agreement, including all relevant data relating to mailings and instructions to and from Beneficiaries and all transactions pursuant to the Voting Rights, the Exchange Put Right, the Exchange Right and the Automatic Exchange Rights. On or before January 15, 2004, and on or before January 15 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to FCE and ExchangeCo a brief report, dated as of the preceding December 31, with respect to:

(a)   the property and funds comprising the Trust Estate as of that date;

(b)   the number of exercises of the Exchange Put Right and the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Beneficiaries in consideration of the issuance by FCE of FCE Common Stock in connection with the Exchange Put Right and the Exchange Right, during the calendar year ended on such date; and

(c)   any action taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported.

Section 6.5               Income Tax Returns and Reports.

The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded. In connection therewith, the Trustee may obtain the advice and assistance of such experts or advisors as the Trustee reasonably considers necessary or advisable (who may be experts or advisors to FCE or ExchangeCo). If requested by the Trustee, FCE or ExchangeCo shall retain qualified experts or advisors for the purpose of providing such tax advice or assistance.

Section 6.6               Indemnification Prior to Certain Actions by Trustee.

(1)   The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Beneficiary upon such Beneficiary furnishing to the Trustee reasonable funding, security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Beneficiary shall be obligated to furnish to the Trustee any such security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share held by the Trustee pursuant to Article 4, subject to Section 6.15, with respect to the Exchange Put Right and the Exchange Right pursuant to Article 5, subject to Section 6.15, and with respect to the Automatic Exchange Rights pursuant to Article 5, subject to Section 6.15.

(2)   None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties, or authorities unless funded, given security or indemnified as aforesaid.

Section 6.7               Action of Beneficiaries.

            No Beneficiary shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Beneficiary has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security or indemnity referred to in Section 6.6 and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Beneficiary shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Beneficiaries shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or the Voting Rights, the Exchange Put Right, the Exchange Rights or the Automatic Exchange Rights except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Beneficiaries.

Section 6.8               Reliance Upon Declarations.

            The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon statutory declarations, certificates, opinions, Lists, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder if such statutory declarations, certificates, opinions, Lists, reports or other papers or documents comply with the provisions of Section 6.9, if applicable, and with any other applicable provisions of this Agreement.

Section 6.9               Evidence and Authority to Trustee.

(1)   FCE and/or ExchangeCo shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by FCE and/or ExchangeCo or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including in respect of the Voting Rights or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of FCE and/or ExchangeCo promptly if and when:

(a)   such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 6.9; or

(b)   the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives FCE and/or ExchangeCo written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

(2)   Such evidence shall consist of an Officer's Certificate of FCE and/or ExchangeCo or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

(3)   Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Put Right, the Exchange Right or the Automatic Exchange Rights or the taking of any other action to be taken by the Trustee at the request or on the application of FCE and/or ExchangeCo, and except as otherwise specifically provided herein such evidence may consist of a report or opinion of any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him, provided that if such report or opinion is furnished by a director, officer or employee of FCE and/or ExchangeCo it shall be in the form of an Officer's Certificate or a statutory declaration.

(4)   Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

(a)   declaring that such person has read and understands the provisions of this Agreement relating to the condition in question;

(b)   describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, certificate, statement or opinion; and

(c)   declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

Section 6.10           Experts, Advisers and Agents.

            The Trustee may:

(a)   in relation to these presents act and rely on the opinion or advice of or information obtained from any solicitor, attorney, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by FCE and/or ExchangeCo or otherwise, and may retain or employ such assistants as may be necessary to the proper discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

(b)   employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the discharge of its duties hereunder and in the management of the Trust.

Section 6.11           Investment of Moneys Held by Trustee.

            Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee, in trust for the applicable party or parties, in securities in which, under the laws of Canada, trustees are authorized to invest trust moneys, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of FCE. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of FCE, in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any state thereof at the rate of interest then current on similar deposits. Any interest earned or received from moneys held by the trust shall be the property of and distributed to the applicable party or parties upon demand therefore.

Section 6.12           Trustee Not Required to Give Security.

            The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

Section 6.13           Trustee Not Bound to Act on Request.

            Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of FCE and/or ExchangeCo or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

Section 6.14           Authority to Carry on Business.

            The Trustee represents to FCE and ExchangeCo that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in the Province of Alberta but if, notwithstanding the provisions of this Section 6.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Alberta, either become so authorized or resign in the manner and with the effect specified in Article 10.

Section 6.15           Conflicting Claims.

(1)   If conflicting claims or demands are made or asserted with respect to any interest of any Beneficiary in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Beneficiary in any Exchangeable Shares, resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claims or demands. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

(a)    the rights of all adverse claimants with respect to the Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction and all rights of appeal have expired; or

(b)   all differences with respect to the Voting Rights, Exchange Put Right, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement certified to be in full force and effect.

(2)   If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate to fully indemnify it as between all conflicting claims or demands.

Section 6.16           Acceptance of Trust.

            The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Beneficiaries, subject to all the terms and conditions herein set forth.

Section 6.17           Maintenance of Office or Agency.

            FCE will maintain in Calgary an office or agency where certificates representing Exchangeable Shares may be presented or surrendered for exchange by Beneficiaries and where notices and demands to or upon FCE or ExchangeCo in respect of the Exchangeable Shares may be served. FCE will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time FCE shall fail to maintain any such office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be served at the Corporate Trust Office of the Trustee, and FCE and ExchangeCo hereby appoint the Trustee as their agent to receive all such presentations, surrenders, notices and demands. Furthermore, copies of all FCE proxy materials will be made available for inspection by any Beneficiary at such office or agency.

ARTICLE 7
COMPENSATION

Section 7.1               Fees and Expenses of the Trustee.

            FCE and ExchangeCo jointly and severally agree to pay the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including taxes other than taxes based on the net income of the Trustee, fees paid to legal counsel and other experts and advisors and travel expenses)and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its duties under this Agreement; provided that FCE and ExchangeCo shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with gross negligence, recklessness or willful misconduct.

ARTICLE 8
INDEMNIFICATION AND LIMITATION OF LIABILITY

Section 8.1               Indemnification of the Trustee.

(1)   FCE and ExchangeCo jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, reasonable costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, gross negligence, recklessness, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instruction delivered to the Trustee by FCE or ExchangeCo pursuant hereto.

(2)   In no case shall FCE or ExchangeCo be liable under this indemnity for any claim against any of the Indemnified Parties unless FCE and ExchangeCo shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii) below, FCE and ExchangeCo shall be entitled to participate at their own expense in the defense and, if FCE and ExchangeCo so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by FCE or ExchangeCo; or (ii) the named parties to any such suit include both the Trustee and FCE or ExchangeCo and the Trustee shall have been advised by counsel acceptable to FCE or ExchangeCo that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to FCE or ExchangeCo and that, in the judgment of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case FCE and ExchangeCo shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee). This indemnity shall survive the termination of this Agreement and the resignation or removal of the Trustee.

Section 8.2               Limitation of Liability.

            The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, gross negligence, recklessness, willful misconduct or bad faith on the part of the Trustee.

ARTICLE 9
CHANGE OF TRUSTEE

Section 9.1               Resignation.

            The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to FCE and ExchangeCo specifying the date on which it desires to resign, provided that such notice shall not be given less than thirty (30) days before such desired resignation date unless FCE and ExchangeCo otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, FCE and ExchangeCo shall promptly appoint a successor trustee, which shall be a trust company organized and existing under the laws of Canada, by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing the appointment and acceptance of a successor trustee, a successor trustee may be appointed by order of a court of competent jurisdiction upon application of one or more of the parties to this Agreement. If the retiring trustee is the party initiating an application for the appointment of a successor trustee by order of a court of competent jurisdiction, FCE and ExchangeCo shall be jointly and severally liable to reimburse the retiring trustee for its legal costs and expenses in connection with same.

Section 9.2               Removal.

            The Trustee, or any trustee hereafter appointed, may (provided a successor trustee is appointed) be removed at any time on not less than 30 days' prior notice by written instrument executed by FCE and ExchangeCo, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee.

Section 9.3               Successor Trustee.

            Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to FCE and ExchangeCo and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with the like effect as if originally named as trustee in this Agreement. However, on the written request of FCE and ExchangeCo or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, FCE, ExchangeCo and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

Section 9.4               Notice of Successor Trustee.

            Upon acceptance of appointment by a successor trustee as provided herein, FCE and ExchangeCo shall cause to be mailed notice of the succession of such trustee hereunder to each Beneficiary specified in a List. If FCE or ExchangeCo shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of FCE and ExchangeCo.

ARTICLE 10
FCE SUCCESSORS

Section 10.1           Certain Requirements in Respect of Combination, etc.

            FCE shall not consummate any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless, but may do so if:

(a)   such other Person or continuing corporation (herein called the "FCE Successor"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction, a trust agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee, acting reasonably, and in the opinion of legal counsel to the Trustee are reasonably necessary or advisable to evidence the assumption by the FCE Successor of liability for all moneys payable and property deliverable hereunder and the covenant of such FCE Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of FCE under this Agreement; and

(b)   such transaction shall be upon such terms and conditions as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Beneficiaries hereunder.

Section 10.2           Vesting of Powers in Successor.

            Whenever the conditions of Section 10.1 have been duly observed and performed, the Trustee, FCE Successor and ExchangeCo shall, if required by Section 10.1, execute and deliver the supplemental trust agreement provided for in Article 11 and thereupon FCE Successor shall possess and from time to time may exercise each and every right and power of FCE under this Agreement in the name of FCE or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the Board of Directors of FCE or any officers of FCE may be done and performed with like force and effect by the directors or officers of such FCE Successor.

Section 10.3           Wholly-Owned Subsidiaries.

            Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned direct or indirect subsidiary of FCE with or into FCE or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of FCE provided that all of the assets of such subsidiary are transferred to FCE or another wholly-owned direct or indirect subsidiary of FCE and any such transactions are expressly permitted by this Article 10.

ARTICLE 11
AMENDMENTS AND SUPPLEMENTAL TRUST AGREEMENTS

Section 11.1           Amendments, Modifications, etc.

            Subject to Section 11.2 and Section 11.4, this Agreement may not be amended or modified except by an agreement in writing executed by FCE, ExchangeCo and the Trustee and approved by the Beneficiaries in accordance with Section 11.2 of the Exchangeable Share Provisions.

Section 11.2           Ministerial Amendments.

            Notwithstanding the provisions of Section 11.1, the parties to this Agreement may in writing, at any time and from time to time, without the approval of the Beneficiaries, amend or modify this Agreement for the purposes of:

(a)   adding to the covenants of any or all parties hereto for the protection of the Beneficiaries hereunder provided that the Board of Directors of each of ExchangeCo and FCE shall be of the good faith opinion that such additions will not be prejudicial to the rights or interests of the Beneficiaries;

(b)   making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the good faith opinion of the Board of Directors of each of FCE and ExchangeCo and in the opinion of the Trustee, having in mind the best interests of the Beneficiaries it may be expedient to make, provided that such Boards of Directors and the Trustee, acting on the advice of counsel, shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Beneficiaries; or

(c)   making such changes or corrections which, on the advice of counsel to FCE, ExchangeCo and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee, acting on the advice of counsel, and the Board of Directors of each of FCE and ExchangeCo shall be of the opinion that such changes or corrections will not be prejudicial to the rights and interests of the Beneficiaries.

Section 11.3           Meeting to Consider Amendments.

            ExchangeCo, at the request of FCE, shall call a meeting or meetings of the Beneficiaries for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of ExchangeCo, the Exchangeable Share Provisions and all applicable laws.

Section 11.4           Changes in Capital of FCE and ExchangeCo.

            At all times after the occurrence of any event contemplated pursuant to Section 2.7 or 2.8 of the Support Agreement or otherwise, as a result of which either FCE Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be deemed amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which FCE Common Stock or the Exchangeable Shares or both are so changed.

Section 11.5           Execution of Supplemental Trust Agreements.

            No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. >From time to time ExchangeCo, FCE and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, trust agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

(a)   evidencing the succession of FCE Successors and the covenants of and obligations assumed by each such FCE Successor in accordance with the provisions of Article 10 and the successors of any successor trustee in accordance with the provisions of Article 9;

(b)   making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee, will not be prejudicial to the interests of the Beneficiaries or are, in the opinion of counsel to the Trustee, necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to FCE, ExchangeCo, the Trustee or this Agreement; and

(c)    for any other purposes not inconsistent with the provisions of this Agreement, including to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee, the rights of the Trustee and Beneficiaries will not be prejudiced thereby.

ARTICLE 12
TERMINATION

Section 12.1           Term.

            The Trust created by this Agreement shall continue until the earliest to occur of the following events:

(a)   no outstanding Exchangeable Shares are held by a Beneficiary;

(b)   each of FCE and ExchangeCo elects in writing to terminate the Trust and such termination is approved by the Beneficiaries in accordance with Section 10.2 of the Exchangeable Share Provisions; and

(c)   21 years after the death of the last survivor of the descendants of His Majesty King George VI of Canada and the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

Section 12.2           Survival of Agreement.

            This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Beneficiary; provided, however, that the provisions of Articles 7 and 8 shall survive any such termination of this Agreement.

ARTICLE 13
GENERAL

Section 13.1           Severability.

            If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 13.2           Assignment.

            No party hereto may assign this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of law or otherwise) except that ExchangeCo may assign in its sole discretion, any or all of its rights, interests and obligations hereunder to any wholly-owned subsidiary of FCE provided that no such assignment shall relieve ExchangeCo of its responsibilities hereunder.

Section 13.3           Binding Effect.

            Subject to Section 13.2, this Agreement and the Arrangement shall be binding upon, enure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns and to the benefit of the Beneficiaries.

Section 13.4           Notices to Parties.

            All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, telecopied (which is confirmed) or dispatched (postage prepaid) to a nationally recognized overnight courier service with overnight delivery instructions, in each case addressed to the particular party at:

            (a)       If to FCE, at:

3 Great Pasture Road
Danbury, Connecticut
06813

Attention:         Chief Executive Officer
Facsimile No.:  (203) 825-6001

            (b)      If to ExchangeCo, at:

__________

Attention:         __________
Facsimile No.:  __________

            (c)       If to the Trustee, at:

__________

Attention:         __________
Facsimile No.:  __________

or at such other address of which any party may, from time to time, advise the other parties by notice in writing given in accordance with the foregoing.

Section 13.5           Notice to Beneficiaries.

            Any and all notices to be given and any documents to be sent to any Beneficiaries may be given or sent to the address of such Beneficiary shown on the register of holders of Exchangeable Shares in any manner permitted by the by-laws or Exchangeable Share Provisions of ExchangeCo from time to time in force in respect of notices to shareholders and shall be deemed to be received (if given or sent in such manner) at the time specified in such by-laws, or Exchangeable Share Provisions, the provisions of which by-laws or Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Beneficiaries.

Section 13.6           Counterparts.

            This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 13.7           Governing Laws; Consent to Jurisdiction.

            This Agreement shall be governed by and construed in accordance with the laws of Alberta and the federal laws of Canada, applicable therein. Each party hereby irrevocably attorns to the jurisdiction of the courts of Alberta in respect of all matters arising under or in relation to this Agreement and FCE hereby appoints Stikeman Elliott as its registered office in Calgary, Alberta as attorney for service of process.

Section 13.8           United States Tax Characterization.

            The parties hereto recognize and intend that, for United States federal, state and local income, franchise and similar tax purposes, the Trust will be disregarded as an entity separate from FCE pursuant to Treas. Reg. 301.7701-3(b), and no party shall take any position on any tax return or otherwise that is inconsistent with such treatment.

            IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the date first above written.

FUELCELL ENERGY, INC.
By:
Name:
Title:
__________ Alberta Ltd.
By:
Name:
Title:
__________ TRUST COMPANY OF CANADA
By:
Name:
Title:

EXHIBIT E-1

PROVISIONS ATTACHING TO THE
EXCHANGEABLE SHARES OF
ALBERTA LTD.

        The Exchangeable Shares shall have the following rights, privileges, restrictions and conditions:

ARTICLE 1

INTERPRETATION

        1.1              For the purposes of these share provisions:

"ABCA" means the Business Corporations Act (Alberta), as amended, consolidated or reenacted from time to time;

"affiliate" has the meaning ascribed thereto in the Securities Act, unless otherwise expressly stated herein;

"Arrangement" means an arrangement under section 193 of the ABCA on the terms and subject to the conditions set out in the Plan of Arrangement;

"Automatic Exchange Right" has the meaning ascribed thereto in the Voting and Exchange Trust Agreement;

"Board of Directors" means the board of directors of the Corporation;

"Business Day" shall mean any day other than a Saturday, Sunday or a statutory or civic holiday in the United States or Canada;

"Callco" means ______ Alberta Ltd., a corporation organized and existing under the laws of Alberta;

"Callco Call Notice" has the meaning ascribed thereto in Section 6.3 of these share provisions;

"Canadian Dollar Equivalent" means in respect of an amount expressed in a currency other than Canadian dollars (the "Foreign Currency Amount") at any date the product obtained by multiplying:

(a)               the Foreign Currency Amount, by

(b)               the noon spot exchange rate on such date for such foreign currency expressed in Canadian dollars as reported by the Bank of Canada or, in the event such spot exchange rate is not available, such spot exchange rate on such date for such foreign currency expressed in Canadian dollars as may be deemed by the Board of Directors to be appropriate for such purpose;

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"Combination Agreement" means the combination agreement made as of the ____  day of ________, 2003 between FCE and the Company, as amended, supplemented and/or restated in accordance therewith prior to the Effective Time providing for, among other things, the Arrangement;

"Common Shares" mean the common shares of the Corporation;

"Company" means Global Thermoelectric Inc., a corporation organized and existing under the laws of Alberta;

"Corporation" means _____  Alberta Ltd., a corporation organized and existing under the laws of Alberta;

"Court" means the Court of Queen's Bench of Alberta;

"Current Market Price" means, in respect of FCE Common Stock on any date, the Canadian Dollar Equivalent of the average of the closing bid and ask prices (computed and rounded to the third decimal point) of FCE Common Stock during a period of 20 consecutive trading days ending two trading days before such date on Nasdaq, or, if the FCE Common Stock is not then listed on Nasdaq, on such other stock exchange or automated quotation system on which FCE Common Stock is listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of FCE Common Stock during such period does not create a market which reflects the fair market value of FCE Common Stock, then the Current Market Price of the FCE Common Stock shall be determined by the Board of Directors, in good faith and in its sole discretion, but based upon the advice of such qualified independent financial advisors as the Board of Directors may deem appropriate and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding;

"Effective Date" means the date shown on the articles of arrangement filed with the Registrar under the ABCA giving effect to the Arrangement (the "Articles");

"Effective Time" means 12:01 a.m. (Calgary time) on the Effective Date;

"Exchange Put Date" has the meaning ascribed thereto in Section 9.2;

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"Exchange Put Event" means the failure by one or both of the Corporation or Callco, as applicable, to complete any redemption, retraction, distribution on liquidation in respect of, or purchase Exchangeable Shares required to be completed by it as contemplated herein, elsewhere in the Articles or in the Voting and Exchange Trust Agreement;

"Exchange Put Right" has the meaning ascribed thereto in Section 9.1;

"Exchange Right" has the meaning ascribed thereto in the Voting and Exchange Trust Agreement;

"Exchangeable Share Consideration" means, with respect to each Exchangeable Share, for any acquisition of, redemption of or distribution of assets of the Corporation in respect of, or purchase pursuant to, these share provisions, the Plan of Arrangement, the Support Agreement or the Voting and Exchange Trust Agreement:

(a)        the Current Market Price of one share of FCE Common Stock deliverable in connection with such action; plus

(b)       a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of all declared, payable and unpaid, and all undeclared but payable, cash dividends deliverable in connection with such action; plus

(c)        such stock or other property constituting any declared payable and unpaid and all undeclared but payable non-cash dividends deliverable in connection with such action,

provided that (i) the part of the consideration which represents (a) above shall be fully paid and satisfied by the delivery of one share of FCE Common Stock, such share to be duly issued, fully paid and non-assessable, (ii) the part of the consideration which represents (c) above shall be fully paid and satisfied by delivery of such non-cash items, (iii) any such consideration shall be delivered free and clear of any lien, claim, encumbrance, security interest or adverse claim or interests, and (iv) any such consideration shall be paid less any tax required to be deducted and withheld therefrom and without interest;

"Exchangeable Share Price" means, for each Exchangeable Share, an amount equal to the aggregate of:

(a)        the Current Market Price of a share of FCE Common Stock; plus

(b)       an additional amount equal to the full amount of all cash dividends declared, payable and unpaid, on such Exchangeable Share; plus

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(c)        an additional amount equal to the full amount of all dividends declared and payable or paid on FCE Common Stock which have not been declared or paid on Exchangeable Shares in accordance herewith; plus

(d)       an additional amount representing the full amount of all non-cash dividends declared, payable and unpaid, or undeclared but payable on such Exchangeable Share;

"Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation, other than an Exempt Exchangeable Share Voting Event, and, for greater certainty, excludes any matter in respect of which holders of Exchangeable Shares are entitled to vote (or instruct the Trustee to vote) in their capacity as Beneficiaries under (and as that term is defined in) the Voting and Exchange Trust Agreement;

"Exchangeable Shares" means the non-voting exchangeable shares in the capital of the Corporation, having the rights, privileges, restrictions and conditions set forth herein;

"Exempt Exchangeable Share Voting Event" means any matter in respect of which holders of Exchangeable Shares are entitled to vote as shareholders of the Corporation in order to approve or disapprove, as applicable, any change to, or in the rights of the holders of, the Exchangeable Shares, where the approval or disapproval, as applicable, of such change would be required to maintain the economic and legal equivalence of the Exchangeable Shares and the FCE Common Stock;

"FCE" means FuelCell Energy, Inc., a corporation existing under the laws of the State of Delaware and includes any successor corporation or any corporation in which the holders of FCE Common Stock hold securities resulting from the application of Section 2.7 of the Support Agreement;

"FCE Common Stock" means the shares of common stock, $.0001 par value per share, in the capital of FCE and any other securities into which such shares may be changed or resulting from the application of Section 2.7 of the Support Agreement;

"FCE Control Transaction" means any merger, amalgamation, tender offer, material sale of shares or rights or interests therein or thereto or similar transactions involving FCE, or any proposal to carry out the same;

"FCE Dividend Declaration Date" means the date on which the board of directors of FCE declares any dividend on the FCE Common Stock;

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"Final Order" means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time and from time to time prior to the Effective Time;

"Governmental Entity" means any (a) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) subdivision, agent, commission, board, or authority of any of the foregoing, or (c) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

"Liquidation Amount" has the meaning ascribed thereto in Section 5.1(a) of these share provisions;

"Liquidation Call Right" has the meaning ascribed thereto in the Articles;

"Liquidation Date" has the meaning ascribed thereto in Section 5.1(a) of these share provisions;

"Nasdaq" means The Nasdaq Stock Market Inc.;

"Company Common Shares" means the issued and outstanding common shares in the capital of the Corporation immediately prior to the Effective Time;

"Person" includes any individual, firm, partnership, joint venture, venture capital fund, limited liability corporation, unlimited liability corporation, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

"Plan of Arrangement" means the plan of arrangement relating to the arrangement of the Corporation under section 193 of the ABCA contemplated in the Combination Agreement and which Plan of Arrangement is attached to the Combination Agreement as Exhibit A, subject to any amendments or variations thereto made in accordance with Article 7 of the Plan of Arrangement or Section 8.8 of the Combination Agreement or made at the direction of the Court in the Final Order;

"Purchase Price" has the meaning ascribed thereto in Section 6.3 of these share provisions;

"Record Holder" means, when used with reference to the Exchangeable Shares, the holders of Exchangeable Shares shown from time to time in the register maintained by or on behalf of the Corporation in respect of the Exchangeable Shares;

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"Redemption Call Purchase Price" has the meaning ascribed thereto in the Articles;

"Redemption Call Right" has the meaning ascribed thereto in the Articles;

"Redemption Date" means the date, if any, established by the Board of Directors for the redemption by the Corporation of all but not less than all of the outstanding Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be no earlier than the fifth anniversary of the Effective Date, unless:

(i)        if at any time following the date that is 15 calendar months after the Effective Date, there are less than 1,000,000 Exchangeable Shares outstanding (other than Exchangeable Shares held by FCE and its affiliates), as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issue or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares), in which case the Board of Directors may accelerate such redemption date to such date prior to the fifth anniversary of the Effective Date as it may determine, upon at least 60 days' prior written notice to the registered holders of the Exchangeable Shares and the Trustee;

(ii)       a FCE Control Transaction occurs, in which case, provided that the Board of Directors determines, in good faith and in its sole discretion, that it is not reasonably practicable to substantially replicate the terms and conditions of the Exchangeable Shares in connection with such FCE Control Transaction and that the redemption of all but not less than all of the outstanding Exchangeable Shares is necessary to enable the completion of such FCE Control Transaction in accordance with its terms, the Board of Directors may accelerate such redemption date to such date prior to the fifth anniversary of the Effective Date as it may determine, upon such number of days' prior written notice to the Record Holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances;

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(iii)      an Exchangeable Share Voting Event is proposed, in which case, provided that the Board of Directors has determined, in good faith and in its sole discretion, that it is not reasonably practicable to accomplish the business purpose intended by the Exchangeable Share Voting Event in any other commercially reasonable manner that does not result in an Exchangeable Share Voting Event, which business purpose must be bona fide and not for the primary purpose of causing the occurrence of a Redemption Date, the redemption date shall be the Business Day prior to the record date for any meeting or vote of the holders of the Exchangeable Shares to consider the Exchangeable Share Voting Event and the Board of Directors shall give such number of days' prior written notice of such redemption to the registered holders of the Exchangeable Shares and the Trustee as the Board of Directors may determine to be reasonably practicable in such circumstances; or

(iv)      an Exempt Exchangeable Share Voting Event is proposed and the holders of the Exchangeable Shares fail to take the necessary action at a meeting or other vote of holders of Exchangeable Shares, to approve or disapprove, as applicable, the Exempt Exchangeable Share Voting Event, in which case the redemption date shall be the Business Day following the day on which the holders of the Exchangeable Shares fail to take such action, provided, however, that the accidental failure or omission to give any notice of redemption under clauses (i), (ii) or (iii) above to any of such holders of Exchangeable Shares shall not affect the validity of any such redemption;

"Redemption Price" has the meaning ascribed thereto in Section 7.1 of these share provisions;

"Registrar" means the Registrar appointed pursuant to section 263 of the ABCA;

"Retracted Shares" has the meaning ascribed thereto in Section 6.1(a) of these share provisions;

"Retraction Call Right" has the meaning ascribed thereto in Section 6.1(c) of these share provisions;

"Retraction Date" has the meaning ascribed thereto in Section 6.1(b) of these share provisions;

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"Retraction Price" has the meaning ascribed thereto in Section 6.1 of these share provisions;

"Retraction Request" has the meaning ascribed thereto in Section 6.1 of these share provisions;

"Securities Act" means the Securities Act (Alberta) and the rules, regulations and policies made thereunder, as now in effect and as they may be amended, consolidated or reenacted from time to time;

"Subdivision" has the meaning ascribed thereto in Section 3.2;

"Support Agreement" means the agreement made among FCE, Callco and the Corporation substantially in the form and content of Exhibit C annexed to the Combination Agreement, with such changes thereto as the parties to the Combination Agreement, acting reasonably, may agree;

"Transfer Agent" means ___ or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares;

"Trustee" means the trustee to be chosen by FCE and the Corporation, acting reasonably, to act as trustee under the Voting and Exchange Trust Agreement, and any successor trustee appointed under the Voting and Exchange Trust Agreement; and

"Voting and Exchange Trust Agreement" means the agreement made among FCE, the Corporation and the Trustee in connection with the Plan of Arrangement substantially in the form and content of Exhibit D annexed to the Combination Agreement with such changes thereto as the parties to the Combination Agreement, acting reasonably, may agree.

ARTICLE 2

RANKING OF EXCHANGEABLE SHARES

            2.1              The Exchangeable Shares shall be entitled to a preference over the Common Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation, among its shareholders for the purpose of winding-up its affairs.

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ARTICLE 3

DIVIDENDS

            3.1              A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each FCE Dividend Declaration Date, declare a dividend on each Exchangeable Share:

(a)               in the case of a cash dividend declared on the FCE Common Stock, in an amount in cash for each Exchangeable Share in U.S. dollars, or the Canadian Dollar Equivalent thereof on the FCE Dividend Declaration Date, in each case, corresponding to the cash dividend declared on each share of FCE Common Stock;

(b)               in the case of a stock dividend declared on the FCE Common Stock to be paid in FCE Common Stock subject to Section 3.2, by the issue or transfer by the Corporation of such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of FCE Common Stock to be paid on each share of FCE Common Stock; or

(c)                in the case of a dividend declared on the FCE Common Stock in property other than cash or shares of FCE Common Stock, in such type and amount of property for each Exchangeable Share as is the same as or economically equivalent to (to be determined by the Board of Directors as contemplated by Section 3.6) the type and amount of property declared as a dividend on each share of FCE Common Stock.

Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued securities of the Corporation, as applicable.

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            3.2              In the case of a stock dividend declared on the FCE Common Stock to be paid in FCE Common Stock, in lieu of declaring the stock dividend contemplated by Section 3.1(b) on the Exchangeable Shares, the Board of Directors may, in good faith and in its discretion and subject to applicable law and to obtaining all required regulatory approvals, subdivide, redivide or change (the "Subdivision") each issued and unissued Exchangeable Share on the basis that each Exchangeable Share before the subdivision becomes a number of Exchangeable Shares equal to the sum of (i) one share of FCE Common Stock and (ii) the number of shares of FCE Common Stock to be paid as a stock dividend on each share of FCE Common Stock.  In making such Subdivision, the Board of Directors shall consider the effect thereof upon the then outstanding Exchangeable Shares and the general taxation consequences of the Subdivision to the holders of the Exchangeable Shares.  In such instance, and notwithstanding any other provision hereof, such Subdivision shall become effective on the effective date specified in Section 3.4 without any further act or formality on the part of the Board of Directors or of the holders of Exchangeable Shares.

            3.3              Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Section 3.1(a) and the sending of such a cheque to each holder of an Exchangeable Share shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation.  Subject to applicable law, certificates registered in the name of the Record Holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends contemplated by Section 3.1(b) or any Subdivision contemplated by Section 3.2 and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend represented thereby. Such other type and amount of property in respect of any dividends contemplated by Section 3.1(c) shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby. No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was first payable.

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            3.4              The record date for the determination of the Record Holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the FCE Common Stock.  The record date for the determination of the Record Holders of Exchangeable Shares entitled to receive Exchangeable Shares in connection with any Subdivision of the Exchangeable Shares under Section 3.2 and the effective date of such Subdivision shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the FCE Common Stock.

            3.5              If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends.

            3.6              The Board of Directors shall determine, in good faith and in its sole discretion, economic equivalence for the purposes of Sections 3.1 and 3.2, and each such determination shall be conclusive and binding on the Corporation and its shareholders.  In making each such determination, the following factors shall, without excluding other factors determined by the Board of Directors to be relevant, be considered by the Board of Directors:

(a)        in the case of any stock dividend or other distribution payable in FCE Common Stock, the number of such shares issued in proportion to the number of FCE Common Stock previously outstanding;

(b)       in the case of the issuance or distribution of any rights, options or warrants to subscribe for or purchase FCE Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FCE Common Stock), the relationship between the exercise price of each such right, option or warrant and the Current Market Price;

(c)       in the case of the issuance or distribution of any other form of property (including any shares or securities of FCE of any class other than FCE Common Stock, any rights, options or warrants other than those referred to in Section 3.6(b) above, any evidences of indebtedness of FCE or any assets of FCE) the relationship between the fair market value (as determined by the Board of Directors in the manner above contemplated) of such property to be issued or distributed with respect to each outstanding share of FCE Common Stock and the Current Market Price; and

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(d)       in all such cases, the general taxation consequences of the relevant event to holders of Exchangeable Shares to the extent that such consequences may differ from the taxation consequences to holders of FCE Common Stock as a result of differences between taxation laws of Canada and the United States (except for any differing consequences arising as a result of differing marginal taxation rates and without regard to the individual circumstances of holders of Exchangeable Shares).

            3.7              Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.  Notwithstanding any provision of this Article 3 to the contrary, if the Exchangeable Share Price is paid to a holder of an Exchangeable Share by FCE or Callco, as applicable, pursuant to the Retraction Call Right, the Redemption Call Right, the Liquidation Call Right, to the Exchange Right or the Automatic Exchange Right, the holder of the Exchangeable Share shall cease to have any right to be paid any amount by the Corporation in respect of any unpaid dividends on such Exchangeable Shares.

ARTICLE 4

CERTAIN RESTRICTIONS

            4.1              So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section 10.2 of these share provisions:

(a)       pay any dividends on the Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends, other than stock dividends payable in Common Shares or any such other shares ranking junior to the Exchangeable Shares, as the case may be;

(b)       redeem or purchase or make any capital distribution in respect of Common Shares or any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends or on any liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation;

(c)        redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation;

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(d)       issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends to the holders of such Exchangeable Shares; or

(e)       amend the Articles or bylaws of the Corporation in either case in any manner that would adversely effect the rights or privileges of the holders of the Exchangeable Shares.

            The restrictions in Sections 4.1(a), (b), (c) and (d) shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared and paid to date on the FCE Common Stock shall have been declared and paid in full on the Exchangeable Shares.

ARTICLE 5

DISTRIBUTION ON LIQUIDATION

            5.1              In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law and to the exercise by Callco of the Liquidation Call Right, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution, winding-up or distribution of assets, before any distribution of any part of the assets of the Corporation among the holders of the Common Shares or any other shares ranking junior to the Exchangeable Shares, an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Amount").

            5.2              On or promptly after the Liquidation Date, and subject to the exercise by Callco of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares.

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Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the register of the Corporation for the Exchangeable Shares or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Liquidation Amount.  On and after the Liquidation Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof (including any rights under the Voting and Exchange Trust Agreement), other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount to which such holders are entitled shall have been paid to such holders in the manner hereinbefore provided.  The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the Record Holders thereof in a custodial account with any chartered bank or trust company in Canada.  Upon such deposit being made, the rights of the holders of Exchangeable Shares, after such deposit, shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions.  Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be Record Holders of the FCE Common Stock delivered to them or the custodian on their behalf.

            5.3              After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

ARTICLE 6

RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

            6.1              A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by Callco of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "Retraction Price"), which shall be satisfied in full by the Corporation causing to be delivered to such holder the Exchangeable Share Consideration representing the Retraction Price.

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To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the articles and bylaws of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Schedule A hereto or in such other form as may be acceptable to the Corporation:

(a)       specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

(b)       stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than 5 Business Days nor more than 15 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the 15th Business Day after the date on which the Retraction Request is received by the Corporation; and

(c)       acknowledging the overriding right (the "Retraction Call Right") of Callco to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

            6.2             Subject to the exercise by Callco of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in Section 6.1 of a certificate or certificates representing the number of Retracted Shares, together with a Retraction Request and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares in accordance with Section 6.4.  If only a part of the Exchangeable Shares represented by any certificate is redeemed (or purchased by FCE pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

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            6.3             Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify Callco thereof and shall provide to Callco a copy of the Retraction Request. Callco will be deemed to have exercised the Retraction Call Right unless it notifies the Corporation of its determination not to do so (the "Callco Call Notice") within two Business Days of notification to Callco by the Corporation of the receipt by the Corporation of the Retraction Request. If Callco does so notify the Corporation within such two Business Day period, the Corporation will notify the holder as soon as possible thereafter that Callco will not exercise the Retraction Call Right.  If Callco does not deliver the Callco Call Notice within such two Business Day period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell all but not less than all the Retracted Shares to Callco in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and Callco shall purchase from such holder and such holder shall sell to Callco on the Retraction Date all but not less than all the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price, which, as set forth in Section 6.4, shall be fully paid and satisfied by the delivery by or on behalf of Callco, of the Exchangeable Share Consideration representing the total Purchase Price, whereupon the Corporation shall have no obligation to pay the Retraction Price to such holder of Exchangeable Shares so purchased by Callco.  For the purposes of completing a purchase pursuant to the Retraction Call Right, Callco shall deposit with the Transfer Agent, on or before the Retraction Date, the Exchangeable Share Consideration representing the total Purchase Price.  Provided that Callco has complied with Section 6.4, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that Callco does deliver a Callco Call Notice within such two Business Day period or otherwise fails to comply with these Exchangeable Share Provisions in respect thereto, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

            6.4             The Corporation or Callco, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to such holder of Exchangeable Shares, the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, to the extent that the same is represented by such Exchangeable Share Consideration, except as to any cheque included therein which is not paid on due presentation.

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            6.5             On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made as provided in Section 6.4, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by Callco shall thereafter be considered and deemed for all purposes to be the holder of the FCE Common Stock delivered to it.

            6.6           Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that Callco shall not have been deemed to have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to solvency requirements or other provisions of applicable law, the Corporation shall redeem the maximum number of Exchangeable Shares which the Board of Directors determines the Corporation is permitted to redeem as of the Retraction Date on a pro rata basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7 and Callco does not exercise the Retraction Call Right, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 as a result of solvency requirements or other provisions of applicable law shall be deemed by giving the Retraction Request to have instructed the Trustee to require Callco to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by Callco to such holder of the Retraction Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement, and Callco shall make such purchase.

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            6.7              A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request, in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to Callco shall be deemed to have been revoked.

ARTICLE 7

REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

            7.1         Subject to applicable law, and provided Callco has not exercised the Redemption Call Right, the Corporation shall on the Redemption Date redeem all but not less than all of the then outstanding Exchangeable Shares for an amount per share equal to the Exchangeable Share Price applicable on the last Business Day prior to the Redemption Date (the "Redemption Price").

            7.2          In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 55 days before the Redemption Date (other than a Redemption Date established in connection with a FCE Control Transaction, an Exchangeable Share Voting Event, an Exempt Exchangeable Share Voting Event or a Distribution Date), send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by Callco under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. In the case of a Redemption Date established in connection with a FCE Control Transaction, an Exchangeable Share Voting Event, or an Exempt Exchangeable Share Voting Event, the written notice of redemption by the Corporation or the purchase by Callco under the Redemption Call Right will be sent on or before the Redemption Date, on as many days prior written notice as may be determined by the Board of Directors to be reasonably practicable in the circumstances. In any such case, such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Redemption Date and, if applicable, particulars of the Redemption Call Right.  In the case of any notice given in connection with a possible Redemption Date, such notice will be given contingently and will be withdrawn if the contingency does not occur.

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            7.3           On or after the Redemption Date and subject to the exercise by Callco of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed, the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in the notice described in Section 7.2 of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the articles and by-laws of the Corporation and such additional documents and instruments as the Transfer Agent and the Corporation may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Redemption Price.  On and after the Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account with any chartered bank or trust company in Canada named in such notice.  Upon the later of such deposit being made and the Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the FCE Common Stock delivered to them or the custodian on their behalf regardless of when such payment or deposit of such Exchangeable Share Consideration is made.

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ARTICLE 8

PURCHASE FOR CANCELLATION

            8.1              Subject to applicable law and the articles of the Corporation and notwithstanding Section 8.2, the Corporation may at any time and from time to time purchase for cancellation all or any part of the Exchangeable Shares by private agreement with any holder of Exchangeable Shares.

            8.2              Subject to applicable law and the articles of the Corporation, the Corporation may at any time and from time to time purchase for cancellation all or any part of the outstanding Exchangeable Shares by tender to all the holders of record of Exchangeable Shares then outstanding or through the facilities of any stock exchange on which the Exchangeable Shares are listed or quoted at any price per share together with an amount equal to all declared and unpaid dividends thereon for which the record date has occurred prior to the date of purchase.  If in response to an invitation for tenders under the provisions of this Section 8.2, more Exchangeable Shares are tendered at a price or prices acceptable to the Corporation than the Corporation is prepared to purchase, the Exchangeable Shares to be purchased by the Corporation shall be purchased as nearly as may be pro rata according to the number of shares tendered by each holder who submits a tender to the Corporation, provided that when shares are tendered at different prices, the pro rating shall be effected (disregarding fractions) only with respect to the shares tendered at the price at which more shares were tendered than the Corporation is prepared to purchase after the Corporation has purchased all the shares tendered at lower prices.  If only part of the Exchangeable Shares represented by any certificate shall be purchased, a new certificate for the balance of such shares shall be issued at the expense of the Corporation.

ARTICLE 9

EXCHANGE PUT RIGHT

            9.1       Upon and subject to the terms and conditions contained in these share provisions:

(a)        a holder of Exchangeable Shares shall have the right (the "Exchange Put Right") upon the occurrence of an Exchange Put Event to require FCE to purchase all or any part of the Exchangeable Shares of the holder; and

(b)       upon the exercise by the holder of the Exchange Put Right and provided that, at the time of purchase, the Exchangeable Shares are listed on a recognized Canadian stock exchange, the holder shall be required to sell to FCE, and FCE shall be required to purchase from the holder, that number of Exchangeable Shares in respect of which the Exchange Put Right is exercised, in consideration of the payment by FCE of the Exchangeable Share Price applicable thereto (which shall be the Exchangeable Share Price applicable on the last Business Day prior to receipt of notice required under Section 9.2) and delivery by or on behalf of FCE of the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price.

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            9.2       The Exchange Put Right may be exercised upon the occurrence of an Exchange Put Event by notice in writing given by the holder to and received by the Trustee (the date of such receipt, the "Exchange Put Date") and accompanied by presentation and surrender of the certificates representing such Exchangeable Shares, together with such documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of the Corporation and such additional documents and instruments as the Trustee may reasonably require, at the principle transfer offices in  ____ of the Trustee, or such other office or offices of the Trustee or of the other persons designated by the Trustee for that purpose as may from time to time be maintained by the Trustee for that purpose.  Such notice may be (i) in the form of the panel, if any, on the certificates representing Exchangeable Shares, (ii) in such other form satisfactory to the Trustee (or such other persons aforesaid), shall stipulate the number of Exchangeable Shares in respect of which the right is exercised (which may not exceed the number of shares represented by certificates surrendered to the Trustee), shall be irrevocable unless the exchange is not completed in accordance herewith and shall constitute the holder's authorization to the Trustee (and such other persons aforesaid) to effect the exchange on behalf of the holder.

            9.3       The completion of the sale and purchase referred to in Section 9.2 shall be required to occur, and FCE shall be required to take all actions on its part necessary to permit it to occur, not later than the close of business on the third Business Day following the Exchange Put Date.

            9.4       The surrender by the holder of Exchangeable Shares under Section 9.3 shall constitute the representation, warranty and covenant of the holder that Exchangeable Shares so purchased are sold free and clear of any lien, encumbrances, security interest or adverse claim or interest.

            9.5       If a part only of the Exchangeable Shares represented by any certificate are to be sold and purchased pursuant to the exercise of the Exchange Put Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

            9.6       Upon receipt by the Trustee of the notice, certificates and other documents or instruments required by Section 9.2, the Trustee shall deliver or cause to be delivered, on behalf of FCE and subject to receipt by the Trustee from FCE of the applicable Exchangeable Share Consideration, to the relevant holder at the address of the holder specified in the notice or by holding for pick-up by the holder at the registered office of the Corporation or at any office of the Trustee (or other persons aforesaid) maintained for that purpose, the Exchangeable Share Consideration representing the total applicable Exchangeable Share Price, within the time stipulated in Section 9.4.  Delivery by FCE to the Trustee of such Exchangeable Share Consideration shall be deemed to be payment of and shall satisfy and discharge all liability for the total applicable Exchangeable Share Price, except as to any cheque included therein which is not paid on due presentation.

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            9.7       On and after the close of business on the Exchange Put Date, the holder of the Exchangeable Shares in respect of which the Exchange Put Right is exercised shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive the total applicable Exchangeable Share Price, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the Exchangeable Share Consideration shall not be made, in which case the rights of such holder shall remain unaffected until such payment has been made.  On and after the close of business on the Exchange Put Date provided that provided that presentation and surrender of certificates and payments of the Exchangeable Share Consideration has been made in accordance with the foregoing provisions, the holder of the Exchangeable Shares so purchased by FCE shall thereafter be considered and deemed for all purposes to be a holder of the FCE Common Stock delivered to it.

ARTICLE 10

VOTING RIGHTS

            10.1          Except as required by applicable law and by Article 11, Section 12.1 and Section 13.2, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

ARTICLE 11

AMENDMENT AND APPROVAL

            11.1          The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

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            11.2          Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than 66 2/3% of the votes cast on such resolution by holders represented in person or by proxy at a meeting of holders of Exchangeable Shares (excluding Exchangeable Shares beneficially owned by FCE or its affiliates) duly called and held at which the holders of at least 25% of the outstanding Exchangeable Shares at that time are present or represented by proxy; provided that if at any such meeting the holders of at least 25% of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting, then the meeting shall be adjourned to such date not less than five days thereafter and to such time and place as may be designated by the Chair of such meeting. At such adjourned meeting, the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast on such resolution by holders represented in person or by proxy at such meeting (excluding Exchangeable Shares beneficially owned by FCE or its affiliates) shall constitute the approval or consent of the holders of the Exchangeable Shares.  For purposes of this section, any spoiled votes, illegible votes, defective votes and abstentions shall be deemed to be votes not cast.

ARTICLE 12

RECIPROCAL CHANGES, ETC. IN RESPECT OF
FCE COMMON STOCK

            12.1          Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that FCE will not, without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11.2 of these share provisions:

(a)        issue or distribute FCE Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FCE Common Stock) to the holders of all or substantially all of the then outstanding shares of FCE Common Stock by way of stock dividend or other distribution, other than an issue of FCE Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FCE Common Stock) to holders of FCE Common Stock who (i) exercise an option to receive dividends in FCE Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FCE Common Stock) in lieu of receiving cash dividends, or (ii) pursuant to any dividend reinvestment plan or scrip dividend;

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(b)       issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of FCE Common Stock entitling them to subscribe for or to purchase FCE Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire FCE Common Stock); or

(c)       issue or distribute to the holders of all or substantially all of the then outstanding shares of FCE Common Stock:

(i)        shares or securities of FCE of any class other than FCE Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire FCE Common Stock);

(ii)        rights, options or warrants other than those referred to in Section 12.1(b) above;

(iii)       evidences of indebtedness of FCE; or

(iv)       assets of FCE,

unless the economic equivalent on a per share basis of such rights, options, warrants, securities, shares, evidences of indebtedness or other assets is issued or distributed simultaneously to holders of the Exchangeable Shares.

            12.2          Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that FCE will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 11.2:

(a)       subdivide, redivide or change the then outstanding shares of FCE Common Stock into a greater number of shares of FCE Common Stock;

(b)       reduce, combine, consolidate or change the then outstanding shares of FCE Common Stock into a lesser number of shares of FCE Common Stock; or

(c)       reclassify or otherwise change the shares of FCE Common Stock or effect an amalgamation, merger, reorganization or other transaction involving or affecting the shares of FCE Common Stock,

unless the same or an economically equivalent change shall simultaneously be made to, or in the rights of the holders of, the Exchangeable Shares and such change is permitted under applicable law.  The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 11.2.

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ARTICLE 13

ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

            13.1          The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by FCE, Callco and the Corporation with all provisions of the Support Agreement and the Voting Trust and Exchange Agreement and FCE's Certificate of Incorporation applicable to FCE, Callco and the Corporation, respectively, in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

            13.2          The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement or the Voting Trust and Exchange Agreement or FCE's Certificate of Incorporation without the approval of the holders of the Exchangeable Shares given in accordance with Section 10.2 other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

(a)        adding to the covenants of the other parties to such agreement for the protection of the Corporation or the holders of the Exchangeable Shares thereunder;

(b)       making such provisions or modifications not inconsistent with such agreement or certificate as may be necessary or desirable with respect to matters or questions arising thereunder which, in the good faith opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

(c)       making such changes in or corrections to such agreement or certificate which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the good faith opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

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ARTICLE 14

LEGEND; CALL RIGHTS; WITHHOLDING RIGHTS

            14.1          The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right, the Retraction Call Right, the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

            14.2          Each holder of an Exchangeable Share, whether of record or beneficial, by virtue of becoming and being such a holder shall be deemed to acknowledge each of the Liquidation Call Right, the Retraction Call Right and the Redemption Call Right, in each case, in favour of Callco, and the overriding nature thereof in connection with the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, or the retraction or redemption of Exchangeable Shares, as the case may be, and to be bound thereby in favour of Callco as therein provided.

            14.3          The Corporation, FCE, Callco and the Transfer Agent shall be entitled to deduct and withhold from any dividend or consideration otherwise payable to any holder of Exchangeable Shares such amounts as the Corporation, FCE, Callco or the Transfer Agent is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, territorial, local or foreign tax law, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Exchangeable Shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required to be deducted or withheld from any payment to a holder exceeds the cash portion of the consideration otherwise payable to the holder, the Corporation, Callco, FCE and the Transfer Agent are hereby authorized to sell or otherwise dispose of such portion of the consideration as is necessary to provide sufficient funds to the Corporation, Callco, FCE or the Transfer Agent, as the case may be, to enable it to comply with such deduction or withholding requirement and the Corporation, Callco, FCE or the Transfer Agent shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale.

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ARTICLE 15

GENERAL

            15.1          Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the Secretary of the Corporation. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

            15.2          Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case, addressed to the attention of the Secretary of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

            15.3          Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last address of such holder known to the Corporation. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the third Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding intended to be taken by the Corporation pursuant thereto.

            15.4          Subject to the requirements of National Instrument 54-101 and any successor policy statement or rule of the Canadian Securities Administrators or other applicable law, for greater certainty, the Corporation shall not be required for any purpose under these share provisions to recognize or take account of Persons who are not recorded as such in the securities register for the Exchangeable Shares.

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            15.5          If the Corporation determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice to the holders of Exchangeable Shares hereunder, the Corporation shall, notwithstanding the provisions hereof, give such notice by means of publication in The Globe and Mail; national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and in a French language daily newspaper of general circulation in the Province of Quebec, once in each of two successive weeks, and notice so published shall be deemed to have been given on the latest date on which the first publication has taken place.  If, by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Corporation would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally to the Corporation in accordance with Section 15.1 or 15.2, as the case may be.

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SCHEDULE A

RETRACTION REQUEST

[TO BE PRINTED ON EXCHANGEABLE SHARE CERTIFICATES]

To:    ___  Alberta Ltd. (the "Corporation")

            This notice is given pursuant to Article 6 of the rights, privileges, restrictions and conditions (the "Share Provisions") attaching to the Exchangeable Shares of the Corporation represented by this certificate and all capitalized words and expressions used in this notice that are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

            The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

ڤ         all share(s) represented by this certificate; or

ڤ         _________ share(s) only represented by this certificate.

            The undersigned hereby notifies the Corporation that the Retraction Date shall be ___________________________.

NOTE:      The Retraction Date must be a Business Day and must not be less than 5 Business Days nor more than 15 Business Days after the date upon which this notice is received by the Corporation.  If no such Business Day is specified above, the Retraction Date shall be deemed to be the 15th Business Day after the date on which this notice is received by the Corporation.

            The undersigned acknowledges the overriding Retraction Call Right of Alberta Ltd. ("Callco") to purchase all but not less than all the Retracted Shares from the undersigned and that this notice is and shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Callco in accordance with the Retraction Call Right on the Retraction Date for the Purchase Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. This Retraction Request, and this offer to sell the Retracted Shares to Callco, may be revoked and withdrawn by the undersigned only by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

            The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require FuelCell Energy Inc. ("FCE") to purchase the unredeemed Retracted Shares.

            The undersigned hereby represents and warrants to Callco, FCE and the Corporation that the undersigned:

ڤ         is

                    (select one)

ڤ         is not

a resident in Canada for purposes of the Income Tax Act (Canada). The undersigned acknowledges that in the absence of an indication that the undersigned is a resident in Canada, withholding on account of Canadian tax may be made from amounts payable to the undersigned on the redemption or purchase of the Retracted Shares.

            The undersigned hereby represents and warrants to Callco, FCE and the Corporation that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Callco, FCE or the Corporation, as the case may be, free and clear of all liens, claims and encumbrances.

_______          _____________________________________          _______________________
(Date)              (Signature of Shareholder)                                              (Guarantee of Signature)

ڤ       Please check box if the securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder from the Transfer Agent, failing which the securities and any cheque(s) or other non-cash assets will be delivered to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent. The securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and any cheque(s) or other non-cash assets resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

Date:__________________

Name of Person in Whose Name Securities
or Cheque(s) Are to be Registered, Issued or
Delivered (please print):

Street Address or P.O. Box:

Signature of Shareholder:

City, Province and Postal Code:

Signature Guaranteed by:

NOTE:   If this Retraction Request is for less than all of the shares represented by this certificate, a certificate representing the remaining share(s) of the Corporation represented by this certificate will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such share(s).

EXHIBIT E-2

ARTICLES OF ARRANGEMENT
OTHER PROVISIONS

Section 1.1               Definitions

            Capitalized terms used herein which are defined in the Exchangeable Share Provisions shall have the meanings ascribed thereto in the Exchangeable Share Provisions.  In addition, unless there is something in the subject matter or context inconsistent therewith, in this Schedule the following terms have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

"Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

"Exchangeable Shares" means the Exchangeable Shares in the capital of the Corporation;

"Liquidation Call Right" has the meaning ascribed thereto in Section 1.2;

"Redemption Call Right" has the meaning ascribed thereto in Section 1.3; and

"Transfer Agent" means _____ or such other Person as may from time to time be appointed by the Corporation as the registrar and transfer agent for the Exchangeable Shares.

Section 1.2     Liquidation Call Right

(a)   Callco shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than FCE or any of its Affiliates) on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco to each holder of an amount per share equal to the Liquidation Amount.  In the event of the exercise of the Liquidation Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Liquidation Date on payment by Callco to the holder of the Liquidation Amount for each such share.

(b)    Callco will be deemed to have exercised the Liquidation Call Right unless Callco notifies the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and the Corporation of Callco's intention not to exercise such right at least 55 days before the Liquidation Date, in the case of a voluntary liquidation, dissolution or winding up of the Corporation and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of the Corporation.  The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not Callco has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by Callco.  If Callco exercises the Liquidation Call Right, on the Liquidation Date Callco will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Amount in accordance with the procedures in Section 5.2 of the Exchangeable Share Provisions.

(c)     For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Callco shall deposit with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration in payment of the total Liquidation Amount.  Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Amount payable by Callco upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the shares of FCE Common Stock to be delivered to it.  Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder the Exchangeable Share Consideration.  If Callco does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by the Corporation in connection with the liquidation, dissolution or winding-up of the Corporation pursuant to Article 5 of the Exchangeable Share Provisions.

Section 1.3     Redemption Call Right

(a)    Callco shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of Exchangeable Shares by the Corporation pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares (other than FCE or any of its Affiliates) to be redeemed on the Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by Callco to the holder of the Redemption Call Purchase Price as determined in accordance with Section 1.3(c).  In the event of the exercise of the Redemption Call Right by Callco, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to Callco on the Redemption Date on payment by Callco to the holder of the Redemption Call Purchase Price for each such share.

(b)   Callco will be deemed to have exercised the Redemption Call Right unless Callco notifies the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and the Corporation of Callco's intention not to exercise such right at least 35 days before the Redemption Date.  The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not Callco has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by Callco.  If Callco exercises the Redemption Call Right, on the Redemption Date Callco will purchase and the holders will sell all of the Exchangeable Shares to be redeemed for a price per share equal to the Redemption Call Purchase Price.

(c)     For the purposes of completing the purchase of Exchangeable Shares pursuant to the Redemption Call Right, Callco shall deposit with the Transfer Agent, on or before the Redemption Date, the Exchangeable Share Consideration representing the Redemption Call Purchase Price.  Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Redemption Date the rights of each holder of Exchangeable Shares so purchased will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by Callco upon representation and surrender by the holder of certificates representing the Exchangeable Shares purchased by Callco from such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the Shares of FCE Common Stock delivered to such holder.

Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the ABCA and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of Callco shall deliver to such holder, the Exchangeable Share Consideration.  If Callco does not exercise the Redemption Call Right in the manner described above, on the Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by the Corporation in connection with the redemption of Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions.

Section 1.4     Exchange Put Right

            Upon and subject to the terms and conditions contained in the Exchangeable Share Provisions and the Voting and Exchange Trust Agreement, a holder of Exchangeable Shares shall have the Exchange Put Right.